   As filed with the Securities and Exchange Commission on January 14, 1994
                                                      Registration No. 33-______
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             --------------------

                            COMPASS BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                       6711                 63-0593897
(State or other jurisdiction of     (Primary Standard      (I.R.S. Employer
incorporation or organization)         Industrial          Identification No.)
                                    Classification Code
                                         Number)

                              15 South 20th Street
                           Birmingham, Alabama 35233
                                 (205) 933-3000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                             --------------------

                           Jerry W. Powell, Esquire
                                General Counsel
                           Compass Bancshares, Inc.
                             15 South 20th Street
                           Birmingham, Alabama 35233
                                (205) 933-3960

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             --------------------

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable following the effective date of this Registration
                                   Statement

                             --------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /


                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                     Proposed           Proposed
      Title of each class             Amount          maximum           maximum         Amount of
         of securities                to be       offering price       aggregate       registration
        to be registered          registered (1)     per share     offering price (3)      fee
- -------------------------------------------------------------------------------------------------------
Common Stock, $2.00 par value         700,000            (2)          $5,788,958           $1,997
=======================================================================================================

(1) Based upon the maximum number of shares anticipated to be issued pursuant to an Agreement and Plan of Merger dated November 19, 1993 between the Registrant and Security Bank, National Association. The actual number of shares to be issued will vary depending on the closing sales prices of Compass Bancshares, Inc. common stock over a specified period.
(2)  Not applicable.
(3) Computed in accordance with Rule 457(f) under the Securities Act of 1933, as amended, based on the book value as of September 30, 1993 of the securities to be received by the Registrant in exchange for the securities registered hereby.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                            COMPASS BANCSHARES, INC.

                      ------------------------------------

                             CROSS REFERENCE SHEET

                   (Pursuant to Item 501(b) of Regulation S-K
                       and Item 1 of Part I of Form S-4)

            S-4 Item Number and Heading                 Location of Proxy Statement/Prospectus Heading
- --------------------------------------------------------------------------------------------------------------------
A. Information About the Transaction
   ---------------------------------
   1.  Forepart of Registration Statement and          Forepart of Registration Statement; Outside Front Cover Page
       Outside Front Cover Page of Prospectus          of Prospectus

   2.  Inside Front and Outside Back Cover Pages of    Table of Contents; Available Information; Incorporation of
       Prospectus                                      Certain Documents by Reference; Introduction

   3.  Risk Factors, Ratio of Earnings to Fixed        Introduction; Summary; Risk Factors; Selected Financial Data;
       Charges and Other Information                   Market Prices; The Merger; Supervision and Regulation; Index to
                                                       Consolidated Financial Statements of Security

   4.  Terms of the Transaction                        Forepart of Registration Statement; Introduction; Summary;
                                                       The Merger; Description of Compass Common and Preferred Stock;
                                                       Comparison of Rights of Shareholders of Security and Compass;
                                                       Information About Compass; Appendix I and Appendix II

   5.  Pro Forma Financial Information                 Selected Financial Data

   6.  Material Contacts with the Company Being        Summary; Recommendation of Board of Directors; The Merger;
       Acquired                                        Information About Security

   7.  Additional Information Required for Reoffer-    Not Applicable
       ing by Persons and Parties Deemed to be
       Underwriters

   8.  Interests of Named Experts and Counsel          Relationships with Independent Accountants; Experts; Legal
                                                       Opinions

   9.  Disclosure of Commission Position on            Indemnification
       Indemnification for Securities Act
       Liabilities

B. Information About the Registrant
   --------------------------------
   10. Information With Respect to S-3 Registrants     Available Information; Incorporation of Certain Documents by
                                                       Reference; Summary; Selected Financial Data; Market Prices;
                                                       Information About Compass

   11. Incorporation of Certain Information by         Incorporation of Certain Documents by Reference; Information
       Reference                                       About Compass

   12. Information With Respect to S-2 or S-3          Not Applicable
       Registrants

   13. Incorporation of Certain Information by         Not Applicable
       Reference

   14. Information With Respect to Registrants         Not Applicable
       Other Than S-2 or S-3 Registrants

C. Information About the Company Being Acquired
   --------------------------------------------
   15. Information With Respect to S-3 Companies       Not Applicable

   16. Information With Respect to S-2 or S-3          Not Applicable
       Companies

   17. Information With Respect to Companies Other     Introduction; Summary; The Merger; Selected Financial Data;
       Than S-2 or S-3 Companies                       Market Prices; Information About Security; Comparison of
                                                       Rights of Stockholders of Security and Compass; Index to
                                                       Financial Statements of Security

D. Voting and Management Information
   ---------------------------------
   18. Information if Proxies, Consents or             The Proxy Card; Incorporation of Certain Documents by
       Authorizations Are to be Solicited              Reference; Introduction; Summary; The Merger; Information
                                                       About Compass; Information About Security; Relationships
                                                       with Independent Accountants; Experts; Appendix II

   19. Information if Proxies, Consents or             Not Applicable
       Authorizations Are Not to be Solicited,
       or in an Exchange Offer

    SECURITY BANK, NATIONAL                       COMPASS BANCSHARES, INC.
      ASSOCIATION

                          PROXY STATEMENT/PROSPECTUS

     Compass Bancshares, Inc., a Delaware corporation formerly named Central Bancshares of the South, Inc. ("Compass"), has filed this Proxy Statement/Prospectus with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Compass $2.00 par value common stock ("Compass Common Stock") to be issued in the proposed merger (the "Merger") of Security Bank, National Association, a national banking association ("Security"), with and into Compass Security Interim Bank ("Interim"), a Texas state interim bank and wholly owned subsidiary of Compass being formed for the purpose of effecting the Merger.

     This Proxy Statement/Prospectus constitutes the proxy statement of Security relating to the solicitation of proxies for use at the special meeting of shareholders of Security (the "Meeting") scheduled to be held on ________, _________, 1994 at ____ P.M., Houston time, at Security's office located at
__________________ in Houston, Texas, and any adjournments thereof. At the Meeting, the shareholders of Security will consider and vote upon a proposal to approve, ratify, confirm and adopt an Agreement and Plan of Merger dated as of November 19, 1993, by and between Compass and Security (the "Merger Agreement"), providing for, among other things, the merger of Security with and into Interim and, in connection therewith, the receipt by Security shareholders of Compass Common Stock.

     The Merger Agreement provides for the holders of Security common stock, par value $5.00 per share ("Security Common Stock"), Security class A preferred stock, par value $12.25 per share ("Security Class A Preferred Stock"), Security class B preferred stock, par value $12.25 per share ("Security Class B Preferred Stock") (the Security Class A Preferred Stock and Security Class B Preferred Stock are collectively referred to as the "Security Preferred Stock", and the Security Common Stock and Security Preferred Stock are collectively referred to as the "Security Stock") at the effective time of the Merger (the "Effective Time"), other than dissenting shareholders, to receive aggregate merger consideration (the "Merger Consideration") equal to that number of shares of Compass Common Stock (as adjusted due to the exercise of dissenter's rights) which is equal to $11,250,000 divided by the average closing sales price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 trading days preceding the tenth business day prior to the later of (i) the receipt of required regulatory approvals and the expiration of any applicable waiting periods with respect thereto and (ii) the approval of the Merger by Security's shareholders (the "Compass Share Determination Market Value"). If, however, the Compass Share Determination Market Value over such period is less than $22.00 per share, then unless the number of shares of Compass Common Stock is increased as set forth below, the number of shares of Compass Common Stock to be issued in the Merger shall be equal to the quotient of $11,250,000 divided by $22.00 per share. If, over specified periods of time, the average market value of Compass Common Stock is less than $20.00 per share or if the Compass Share Determination Market Value is less than $22.00 per share, Security has the option, but is not obligated, to require that the Merger Agreement be terminated unless Compass agrees to issue a number of shares of Compass Common Stock equal to $11,250,000 divided by such average market value. Unless Compass agrees to issue additional shares pursuant to the preceding sentence, Compass is not obligated to issue more than 511,363 shares of Compass Common Stock as the Merger Consideration. The decision of the Board of Directors of Security regarding whether to terminate the Merger Agreement will be made in its sole discretion and could result in either (i) Security shareholders receiving Merger Consideration with an aggregate market value of less than $11,250,000, (ii) the termination of the Merger Agreement, or (iii) Compass agreeing to increase the number of shares of Compass Common Stock constituting the Merger Consideration. If the Board of Directors of Security elects to terminate the Merger Agreement, there can be no assurance that Compass will agree to increase the number of shares of Compass Common Stock and that the Merger Agreement will not terminate, in which event Security shareholders would not receive any Merger Consideration but would retain their Security Stock.

     Holders of Security Common Stock shall receive for each share of Security Common Stock held at the Effective Time a number of shares of Compass Common Stock equal to (i) the aggregate number of shares of Compass Common Stock to be issued to the holders of Security Stock as set forth in the preceding paragraph divided by (ii) the sum of (x) the number of shares of Security Common Stock outstanding immediately prior to the Effective Time and (y) the number of shares of Security Common Stock into which the shares of Security Class A

Preferred Stock and Security Class B Common Stock outstanding immediately prior to the Effective Time are convertible (the "Per Share Merger Consideration").

     Holders of Security Class A Preferred Stock and Security Class B Preferred Stock shall receive for each share of Security Class A Preferred Stock and Security Class B Preferred Stock held at the Effective Time a number of shares of Compass Common Stock equal to (i) the Per Share Merger Consideration, multiplied by (ii) the number of shares of Security Common Stock into which each such share of Security Class A Preferred Stock and Security Class B Preferred Stock so held is convertible.

     Compass will not issue fractional shares of Compass Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. Such cash payment shall be based on the Per Share Merger Consideration.

     SEE "SUMMARY--THE MERGER"; "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER--GENERAL"; "THE MERGER--DISSENTERS' RIGHTS"; APPENDIX I; AND APPENDIX II.

     Consummation of the Merger is subject to the receipt of required governmental approvals, the approval of the holders of two-thirds of the outstanding Security Common Stock, holders of two-thirds of the outstanding Security Class A Preferred Stock and holders of two-thirds of the outstanding Security Class B Preferred Stock and certain other conditions, all as more fully described in this Proxy Statement/Prospectus. SEE "SUMMARY--SHAREHOLDER VOTES REQUIRED; CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

     This Proxy Statement/Prospectus also constitutes the prospectus of Compass with respect to the shares of Compass Common Stock to be issued to the holders of Security Stock in the Merger; however, it does not cover resales of shares of Compass Common Stock upon consummation of the proposed reorganization, and no person is authorized to use this Proxy Statement/Prospectus in connection with any such resale. SEE "RESALE OF COMPASS STOCK".

     This Proxy Statement/Prospectus is first being mailed or delivered to Security shareholders on or about _________, 1994.

     Compass Common Stock is publicly traded in the over-the-counter market and quoted on the NASDAQ National Market System. On __________, 1994, the last reported sale price per share of Compass Common Stock was $____. No active public trading market exists for the Security Stock.

     THE SECURITIES OF COMPASS BANCSHARES, INC. OFFERED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     All information concerning Compass and Interim has been furnished by Compass, and all information regarding Security has been furnished by Security.

     SECURITY SHAREHOLDERS ARE URGED TO REVIEW AND CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER "RISK FACTORS".

     The date of this Proxy Statement/Prospectus is ___________, 1994.

                           PROXY STATEMENT/PROSPECTUS
                               TABLE OF CONTENTS

AVAILABLE INFORMATION....................................................   4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................   4

INTRODUCTION.............................................................   6

SUMMARY..................................................................   9
   PARTIES TO THE MERGER.................................................   9
   THE MERGER............................................................  10
   REASONS FOR THE MERGER; RECOMMENDATION OF BOARDS OF DIRECTORS.........  12
   THE MEETING...........................................................  12
   RECORD DATE...........................................................  12
   SHAREHOLDER VOTES REQUIRED............................................  12
   DISSENTERS' RIGHTS....................................................  13
   CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION......  13
   FEDERAL INCOME TAX CONSEQUENCES.......................................  14
   ACCOUNTING TREATMENT..................................................  14

RISK FACTORS.............................................................  15

SELECTED FINANCIAL DATA..................................................  17

MARKET PRICES............................................................  19

THE MERGER...............................................................  20
   GENERAL...............................................................  20
   BACKGROUND AND REASONS FOR THE MERGER.................................  22
   OPINION OF FINANCIAL ADVISOR..........................................  23
   OPERATIONS AFTER THE MERGER...........................................  23
   OTHER TERMS AND CONDITIONS............................................  23
   ADDITIONAL AGREEMENTS.................................................  25
   BUSINESS PENDING EFFECTIVE TIME.......................................  25
   AMENDMENT; TERMINATION................................................  25
   EXCHANGE OF SHARES....................................................  26
   DISSENTERS' RIGHTS....................................................  27
   FEDERAL INCOME TAX CONSEQUENCES.......................................  28
   GOVERNMENT APPROVALS..................................................  29
   ACCOUNTING TREATMENT..................................................  29

SUPERVISION AND REGULATION...............................................  30
   GENERAL...............................................................  30
   COMPASS AND COMPASS OF TEXAS..........................................  30
   THE SUBSIDIARY BANKS..................................................  32
   IMPLICATIONS OF BEING A SAVINGS AND LOAN HOLDING COMPANY..............  33
   OTHER.................................................................  34

DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK........................  35
   COMPASS COMMON STOCK..................................................  35
     DIVIDENDS...........................................................  35
     PREEMPTIVE RIGHTS...................................................  36
     VOTING RIGHTS.......................................................  36
     LIQUIDATION.........................................................  36
   COMPASS PREFERRED STOCK...............................................  36

COMPARISON OF RIGHTS OF SHAREHOLDERS OF SECURITY AND COMPASS.............  37
   CHARTER AND BY-LAW PROVISIONS AFFECTING COMPASS STOCK.................  37
   CERTAIN DIFFERENCES BETWEEN THE CORPORATION LAW OF DELAWARE AND THE
     NATIONAL BANK ACT AND CORRESPONDING CHARTER AND BY-LAW PROVISIONS...  37
     NOTICE TO SHAREHOLDERS AND RECORD DATE..............................  37
     SPECIAL MEETINGS OF SHAREHOLDERS....................................  37
     INSPECTION OF SHAREHOLDER LIST......................................  38
     CUMULATIVE VOTING FOR DIRECTORS.....................................  38
     CLASSIFICATION AND REMOVAL OF BOARD OF DIRECTORS....................  38
     LIMITATION OF LIABILITY OF DIRECTORS................................  38
     ACTION BY WRITTEN CONSENT...........................................  39
     DIVIDENDS...........................................................  39
     VOLUNTARY DISSOLUTION...............................................  40
     DISSENTERS' RIGHTS..................................................  40
     CERTAIN BUSINESS COMBINATIONS.......................................  41
     AMENDMENT OF CHARTERS...............................................  41

RESALE OF COMPASS STOCK..................................................  42

INFORMATION ABOUT COMPASS................................................  42
     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................  42
     INTERESTS OF CERTAIN PERSONS........................................  42

INFORMATION ABOUT SECURITY...............................................  42
     SERVICES, EMPLOYEES AND PROPERTIES..................................  42
     COMPETITION.........................................................  43
     LEGAL PROCEEDINGS...................................................  43
     REGULATORY COMMITMENTS..............................................  43
     MARKET PRICE AND DIVIDENDS..........................................  44
     BENEFICIAL OWNERSHIP OF SECURITY COMMON STOCK BY SECURITY
      MANAGEMENT AND PRINCIPAL SHAREHOLDERS..............................  44

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS OF SECURITY BANK, NATIONAL ASSOCIATION....................  47
     GENERAL.............................................................  47
     NET INTEREST INCOME.................................................  47
     PROVISION FOR LOAN LOSSES...........................................  51
     NON-INTEREST INCOME.................................................  51
     OPERATING EXPENSES..................................................  52

CAPITAL RESOURCES, LIQUIDITY AND FINANCIAL CONDITION.....................  52
     CAPITAL RESOURCES...................................................  52
     LIQUIDITY...........................................................  53
     INTEREST RATE SENSITIVITY...........................................  54
     INVESTMENTS.........................................................  56
     DEPOSITS............................................................  57
     LOANS...............................................................  58
     ALLOWANCE FOR LOAN LOSSES AND RISK ELEMENTS.........................  58
     NONACCRUAL, PAST DUE AND RESTRUCTURED LOANS.........................  60

RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS...............................  61

EXPERTS..................................................................  61

LEGAL OPINIONS...........................................................  62

INDEMNIFICATION..........................................................  62

OTHER MATTERS............................................................  62

                             AVAILABLE INFORMATION

     Compass has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act for the registration of the Compass Common Stock proposed to be issued and exchanged in the Merger. This Proxy Statement/Prospectus was filed as a part of the Registration Statement.

     This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, as certain parts are permitted to be omitted by the rules and regulations of the Commission. For further information pertaining to Compass, the Compass Common Stock, and related matters, reference is made to the Registration Statement, including the exhibits filed as a part thereof, which may be inspected at, and copies of which may be obtained by mail from, the Public Reference Branch of the Commission referred to below.

     Compass is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the public reference facilities in the New York Regional Office, 13th Floor, Seven World Trade Center, New York, New York 10048, and the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE
     WHICH ARE NOT INCLUDED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS CONCERNING COMPASS (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE TO EACH BENEFICIAL OWNER OF SECURITY COMMON STOCK, WITHOUT CHARGE AND UPON REQUEST, FROM THE CONTROLLER OF COMPASS AT 701 SOUTH 32ND STREET, BIRMINGHAM, ALABAMA 35233 (TELEPHONE NO. (205) 558-5740). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY ____________, 1994.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by Compass with the Commission are incorporated herein by reference:

     (i) Compass' Annual Report on Form 10-K for the year ended December 31, 1992 (File No. 0-6032);

     (ii) Compass' Quarterly Report on Form 10-Q for the quarter ended March 31, 1993 (File No. 0-6032);

     (iii) Compass' Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 (File No. 0-6032);

     (iv) Compass' Quarterly Report on Form 10-Q for the quarter ended September 30, 1993 (File No. 0-6032);

     (v) Compass' Proxy Statement dated March 24, 1993, relating to its annual meeting of shareholders held on April 26, 1993
           (File No. 0-6032);

     (vi) The description of Compass Common Stock contained in its Proxy Statement dated April 16, 1982, relating to its Annual Meeting held May 17, 1982 (File No. 0-6032); and

     (vii) Compass' Form 8-K and Form 10-C, each dated November 9, 1993, relating to the change of corporate name from Central Bancshares of the South, Inc. to Compass Bancshares, Inc.

     All documents filed by Compass pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting are incorporated herein by reference, and shall be deemed a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Proxy Statement/Prospectus, shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus, except as so modified or superseded.

     No person has been authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Compass, Interim, Security or their respective affiliates. This Proxy Statement/Prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, any securities other than the Compass Common Stock offered hereby, nor does it constitute an offer to exchange or sell or a solicitation of an offer to exchange or purchase such securities in any state or other jurisdiction to any person to whom such an offer or solicitation would be unlawful.

     Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Compass, Interim, Security or their respective affiliates since the date of this Proxy Statement/Prospectus.

                           PROXY STATEMENT/PROSPECTUS

                                  INTRODUCTION

     This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of Security Bank, National Association, a national banking association ("Security"), for use at the special meeting of Security shareholders to be held at the time and place set forth in the foregoing notice and at any adjournments thereof (the "Meeting"). This Proxy Statement/Prospectus is also a prospectus for the shares of Compass Bancshares, Inc. ("Compass") $2.00 par value common stock ("Compass Common Stock") to be issued in connection with the merger ("Merger") of Security with and into Compass Security Interim Bank ("Interim"), a Texas state interim bank and wholly-owned subsidiary of Compass being formed for the purpose of effecting the Merger.

     The following proposals will be considered and voted upon at the Meeting:

     (1) To approve, ratify, confirm and adopt an Agreement and Plan of Merger, dated as of November 19, 1993, by and between Compass and Security (the "Merger Agreement"), pursuant to which Security will be merged with and into Interim and become a wholly-owned subsidiary of Compass; and

     (2) To consider and transact such other business as may properly come before the Meeting.

     The Board of Directors of Security has fixed ___________, 1994 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof (the "Record Date"). As of such date, Security had (i) 1,030,000 shares of common stock, $5.00 par value per share ("Security Common Stock"), authorized, of which 349,025 shares were issued and outstanding, (ii) 95,000 shares of Class A preferred stock, par value $12.25 per share ("Security Class A Preferred Stock"), authorized, of which 28,479 shares were issued and outstanding, and (iii) 190,000 shares of Class B preferred stock, par value $12.25 per share ("Security Class B Preferred Stock"), authorized, of which 56,958 shares were issued and outstanding (the Security Class A Preferred Stock and Security Class B Preferred Stock are collectively referred to as the "Security Preferred Stock", and the Security Common Stock and Security Preferred Stock are collectively referred to as the "Security Stock"). Holders of Security Class A Preferred Stock are entitled to preferred cumulative dividends of $1.1025 per share per annum. Holders of Security Class B Preferred Stock are entitled to participate ratably in any dividends declared on Security Common Stock. Security Class A Preferred Stock is convertible into Security Common Stock at a rate of (x) one share of Security Common Stock for each share of Security Class A Preferred Stock held plus (y) one share of Security Common Stock for each $12.25 of cumulative unpaid dividends. Security Class B Preferred Stock is convertible into shares of Security Common Stock at a rate of one share of Security Common Stock for each share of Security Class B Preferred Stock held. In addition, there are outstanding stock options ("Options") which are exercisable for an additional 33,937 shares of Security Common Stock. As of the Record Date, the Security Common Stock was held by 283 holders of record, the Security Class A Preferred Stock was held by 11 holders of record and the Security Class B Preferred Stock was held by 11 holders of record. Each share of Security Stock entitles the holder of record on the Record Date to one vote as to the Merger. Each share of Security Common Stock entitles the holder of record on the Record Date also to one vote as to any other proposal to be voted on at the Meeting. The presence, in person or by proxy, of the holders of a majority of each class of shares of Security Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Security Common Stock, two-thirds of the outstanding shares of Security Class A Preferred Stock, and two-thirds of the outstanding shares of Security Class B Preferred Stock is required for approval of the Merger. SECURITY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER. SEE "SUMMARY--RECORD DATE"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MERGER--GENERAL"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

     Of the 349,025 shares of Security Common Stock, 28,479 shares of Security Class A Preferred Stock and 56,958 shares of Security Class B Preferred Stock currently outstanding, 342,825, or 98.2%, of the Security Common Stock, 24,355, or 85.5%, of the Security Class A Preferred Stock and 48,710, or 85.5%, of the Security Class B Preferred Stock are subject to a Voting and Stock Restriction Agreement (the "Security Voting Agreement") pursuant to which Frank S. Goldberg, Marvin Isgur and Irving Pozmantier (the "Voting Representatives") have the right to vote such shares at any meeting on any issue with respect to which the Security shareholders would otherwise have the right to vote their respective shares, including the right to vote to merge Security with a third party. Accordingly, the Voting Representatives have the power to vote the shares of Security Stock which are subject to the Security Voting Agreement at the Meeting with respect to the Merger.

     The Voting Representatives have agreed, pursuant to a Voting Agreement and Irrevocable Proxy (the "Proxy"), to vote all of the Security Stock subject to the Security Voting Agreement in favor of the Merger. The Proxy terminates upon the termination of the Merger Agreement (which in turn can be terminated if the market price of Compass Common Stock is not at least $20.00 per share over certain periods or if the Compass Share Determination Market Value (as hereinafter defined) is not at least $22.00). Subject to such termination rights, because the Voting Representatives control, with the power to vote, over two-thirds of the shares of Security Common Stock and Security Preferred Stock issued and outstanding, the effect of their agreement to vote in favor of the Merger is to assure approval of the Merger by the Security shareholders. SEE "SUMMARY--REASONS FOR THE MERGER"; RECOMMENDATION OF BOARD OF DIRECTORS"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MERGER--GENERAL"; "THE MERGER--ADDITIONAL AGREEMENTS"; AND "INFORMATION ABOUT SECURITY--MANAGEMENT AND PRINCIPAL SHAREHOLDERS".

     Proxies in the form enclosed are solicited by Security's Board of Directors. Any such proxy, if received in time for voting and not revoked, will be voted at the Meeting in accordance with the shareholder's instructions. If no instructions are given on the proxy, the proxy will be voted in favor of the Merger. Failure to submit a proxy or to vote at the Meeting will have the same effect as a vote against the Merger. At present, Security's Board of Directors knows of no other matters to be presented at the Meeting, but if other matters are properly presented, the persons named in the proxy will vote or refrain from voting in accordance with Security's Board of Directors' recommendation pursuant to the discretionary authority conferred by the proxy. SEE "OTHER MATTERS"; "THE MERGER--DISSENTERS' RIGHTS"; AND APPENDIX II.

     A proxy may be revoked at any time prior to its exercise by filing, at Security's principal office, a duly executed proxy bearing a later date or a written notice revoking such proxy. Any shareholder entitled to vote at the Meeting may attend the Meeting and vote in person by written ballot on any matter presented for a vote at such Meeting, whether or not such shareholder has given a proxy previously, and such action will constitute a revocation of any prior proxy.

     Proxies will be solicited initially by mail, and may also be solicited personally, by telephone, facsimile transmission or other means by the directors, officers and employees of Security, with no special or extra compensation therefor, although such officers, directors and employees may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Arrangements will also be made with custodians, nominees, and fiduciaries for the forwarding of soliciting materials to the beneficial owners of Security Stock held of record by such persons, and Security may reimburse such custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses that they incur in that connection. Expenses incurred in connection with the Merger, including those attributable to the solicitation of proxies, will be paid by the party to the Merger Agreement incurring the expense.

     Brokerage firms, banks, nominees, fiduciaries and other custodians are requested to forward these proxy materials to the beneficial owners of Security Stock held of record by them, and Security will reimburse them, upon request, for their reasonable expenses incurred in connection with such mailing or other communications with such beneficial owners.

     Compass' principal executive offices are located at 15 South 20th Street, Birmingham, Alabama 35233, and its telephone number is (205) 933-3000. Security's principal executive offices are located at 1800 West Loop South, Suite 100, Houston, Texas 77027, and its telephone number is (713) 777-2500.

                                    SUMMARY

       The following is a brief summary of certain information relating to the Merger contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to describe all material information relating to the Merger and is qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto and the documents referred to herein or incorporated by reference. Shareholders are urged to read carefully the entire Proxy Statement/Prospectus and the related documents.

PARTIES TO THE MERGER

       Compass is a Delaware corporation which was organized in 1970. It is a bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Substantially all of Compass' revenues are derived from its subsidiaries, which are primarily banks located in Alabama, Texas and Florida.

       Compass owns Compass Bank ("Compass Bank"), a state bank headquartered in Birmingham, Alabama, Central Bank of the South, a state bank headquartered in Anniston, Alabama, Compass Bank, N.A., a national bank headquartered in Pensacola, Florida, and Compass Bank, a federal savings bank headquartered in Fort Walton Beach, Florida. These wholly-owned commercial and savings bank subsidiaries conduct a general, full-service commercial and consumer banking business through approximately 88 banking offices located in 48 communities in Alabama and 12 banking offices in Florida. Compass Bank also is engaged in the investment, trust and equipment leasing businesses, and other bank operating activities.

       Compass Banks of Texas, Inc., a Delaware corporation ("Compass of Texas"), is a wholly owned subsidiary of Compass. Compass of Texas and its wholly owned subsidiary, Compass Bancorporation of Texas, Inc., a Delaware corporation ("Compass Bancorporation"), are bank holding companies registered with the Federal Reserve under the BHC Act. Compass Bancorporation owns Compass Bank-Houston in Houston, Texas ("Compass Bank-Houston"), Compass Bank-Dallas in Dallas, Texas ("Compass Bank-Dallas"), River Oaks Trust Company, a trust company located in Houston, Texas ("River Oaks Trust Company"), and Compass Texas Management, Inc., a Texas corporation ("Compass Management"). Compass Management provides management services to affiliated banks. These wholly-owned commercial bank subsidiaries conduct a general, full-service commercial and consumer banking business through approximately 13 banking offices in Houston, Texas and 22 banking offices in Dallas, Texas.

       During 1991, Compass acquired River Oaks Bank and River Oaks Trust Company, Plaza National Bank, Bank of Las Colinas, N.A., Gleneagles National Bank, Promenade Bancshares, Inc., and Ameriway National Bank, as well as certain other assets and deposits. During 1992, Compass acquired Interstate Bancshares, Inc., located in Houston, Texas, City National Bancshares, Inc., located in Carrollton, Texas, and FWNB Bancshares, Inc., located in Plano, Texas, and in 1993, Compass acquired Cornerstone Bancshares, Inc., located in Dallas, Texas, Spring National Bank located in Spring, Texas, East Plano National Bank, located in Plano, Texas, The Peoples Holding Company, Inc. and its wholly owned subsidiary, Liberty Bank of Fort Walton Beach, both of which are located in Fort Walton Beach, Florida, and First Federal Savings Bank of Northwest Florida, located in Fort Walton Beach, Florida. In addition to the Merger Agreement to acquire Security, on August 6, 1993 Compass signed a definitive agreement to acquire 1st Performance National Bank of Jacksonville, Florida, a wholly owned subsidiary of Resource Bancshares Corporation of Columbia, South Carolina.

       Interim will be a Texas state interim bank and a wholly-owned subsidiary of Compass and is being formed for the purpose of effecting the Merger.

       On September 30, 1993, Compass and its subsidiaries had consolidated assets of $7.1 billion, consolidated deposits of $5.4 billion, and total shareholders' equity of $527 million. Of Compass' $7.1 billion of consolidated assets, approximately $5.2 billion are held in Alabama, $1.8 billion are held in Texas, and $67 million are held in Florida. SEE "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "SELECTED FINANCIAL DATA"; AND "INFORMATION ABOUT COMPASS".

       Security is a national banking association organized under the laws of the United States in 1985, and is located in Houston, Texas, with full service branch offices in Houston located at 7700 West Bellfort, 4939 Beechnut and 1800 West Loop South.

       On September 30, 1993, Security had total assets of $77 million, total deposits of $69 million, and total shareholders' equity of $6 million. SEE "SELECTED FINANCIAL DATA"; "INFORMATION ABOUT SECURITY"; "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SECURITY"; AND FINANCIAL STATEMENTS OF SECURITY.

THE MERGER

       As of the Record Date, there were 349,025 shares of Security Common Stock issued and outstanding, 28,479 shares of Security Class A Preferred Stock issued and outstanding, and 56,958 shares of Security Class B Preferred Stock issued and outstanding. In addition, there are presently outstanding Options exercisable for 33,937 shares of Security Common Stock, which, according to the Merger Agreement, must either terminate or be exercised prior to the effective time of the Merger (the "Effective Time").

       The Merger Agreement provides for the merger of Security with and into Interim and for the holders of Security Stock at the Effective Time, other than dissenting shareholders, to receive aggregate merger consideration (the "Merger Consideration") equal to that number of shares of Compass Common Stock (as adjusted due to the exercise of dissenter's rights) which is equal to $11,250,000 divided by the average closing sales price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 trading days preceding the tenth business day prior to the later of (i) the receipt of required regulatory approvals and the expiration of any applicable waiting periods with respect thereto and (ii) the approval of the Merger by Security's shareholders (the "Compass Share Determination Market Value"). If, however, the Compass Share Determination Market Value over such period is less than $22.00 per share, then unless Compass has agreed to increase the number of shares of Compass Common Stock included in the Merger Consideration, the number of shares of Compass Common Stock to be issued in the Merger shall be equal to the quotient of $11,250,000 divided by $22.00 per share. If the Compass Share Determination Market Value is less than $22.00 per share or the average market value of Compass Common Stock over specified periods of time is less than $20.00 per share, Security has the option, but is not obligated, to require that the Merger Agreement be terminated unless Compass agrees to issue a number of shares of Compass Common Stock equal to $11,250,000 divided by such average market value. Unless Compass agrees to issue additional shares pursuant to the preceding sentence, Compass is not obligated to issue more than 511,363 shares of Compass Common Stock as the Merger Consideration. The decision of the Board of Directors of Security regarding whether to terminate the Merger Agreement will be made in its sole discretion and could result in either (i) Security shareholders receiving Merger Consideration with an aggregate market value of less than $11,250,000, (ii) the termination of the Merger Agreement, or (iii) Compass agreeing to increase the number of shares of Compass Common Stock constituting the Merger Consideration. If the Board of Directors of Security elects to terminate the Merger Agreement, there can be no assurance that Compass will agree to increase the number of shares of Compass Common Stock constituting the Merger Consideration and that the Merger Agreement will not terminate, in which event Security shareholders would not receive any Merger Consideration but would retain their Security Stock.

       Holders of Security Common Stock shall receive for each share of Security Common Stock held at the Effective Time a number of shares of Compass Common Stock equal to (i) the aggregate number of shares of Compass Common Stock to be issued to the holders of Security Stock as set forth in the preceding paragraph divided by (ii) the sum of (x) the number of shares of Security Common Stock outstanding immediately prior to the Effective Time and (y) the number of shares of Security Common Stock into which the shares of Security Class A Preferred Stock and Security Class B Common Stock outstanding immediately prior to the Effective Time are convertible (the "Per Share Merger Consideration").

       Holders of Security Class A Preferred Stock and Security Class B Preferred Stock shall receive for each share of Security Class A Preferred Stock and Security Class B Preferred Stock held at the Effective Time a number of shares of Compass Common Stock equal to (i) the Per Share Merger Consideration, multiplied by (ii) the number of shares of Security Common Stock into which each such share of Security Class A Preferred Stock and Security Class B Common Stock so held is convertible.

       Compass will not issue fractional shares of Compass Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. Such cash payment shall be based on the Per Share Merger Consideration.

       The Merger Agreement also provides that the number of shares of Compass Common Stock to be received by Security shareholders in the Merger will be adjusted to give effect to any stock dividends or splits with respect to Compass Common Stock occurring between the date of execution of the Merger Agreement and the Effective Time. SEE "INTRODUCTION"; "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER--GENERAL"; "THE MERGER--DISSENTERS' RIGHTS"; APPENDIX I; AND APPENDIX II.

       Interim will be the surviving entity in the Merger and the officers and directors of Interim will continue to be the officers and directors of Interim after the Merger. Compass intends that Security's personnel will remain following the Merger. SEE "THE MERGER--GENERAL"; AND "INFORMATION ABOUT SECURITY".

       The Merger Agreement was the result of arm's-length negotiations between representatives of Security and Compass. Subject to the shareholders of Security receiving Merger Consideration with a market value (as determined in accordance with the Merger Agreement) of at least $11,250,000, Security's Board of Directors believes the terms of the Merger to be in the best interest of Security's shareholders. Security's Board of Directors, however, has not addressed, and is not expressing any opinion regarding, whether the receipt of Merger Consideration in an amount less than $22.00 per share is in the best interest of Security's shareholders. Security's Board of Directors obtained an opinion from Alex Sheshunoff & Co. Investment Banking with respect to the fairness, from a financial point of view, of the Merger to the Security shareholders. The fairness opinion is attached to this Proxy Statement/Prospectus as Appendix III. SEE "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; AND "THE MERGER--BACKGROUND AND REASONS FOR THE MERGER"; "THE MERGER--OPINION OF FINANCIAL ADVISOR"; AND APPENDIX III.

REASONS FOR THE MERGER; RECOMMENDATION OF BOARDS OF DIRECTORS

       Consummation of the Merger offers the holders of Security Stock the opportunity to acquire an equity interest in a larger, more diversified financial institution, which is interested in expanding its operations in Texas, but which is not dependent solely upon the economic conditions of the Houston metropolitan area or Texas. Compass Common Stock is publicly traded and has a history of paying dividends. Security's Board of Directors anticipates that the Merger will expand the banking products and services offered to Security's customers and community and will enable Security's facilities to compete more effectively among banks and non-bank financial institutions. As part of a much larger holding company system, Security's facilities will be provided with specialized staff resources in accounting, auditing, investment, trust management, loan review, marketing, data processing and electronic funds transfer services. Subject to the shareholders of Security receiving Merger Consideration with a market value (as determined in accordance with the Merger Agreement) of at least $11,250,000, Security's Board of Directors has concluded unanimously that the proposed Merger is in the best interest of Security and its shareholders. Security's Board of Directors, however, has not addressed, and is not expressing any opinion regarding, whether the receipt of Merger Consideration in an amount less than $22.00 per share is in the best interest of Security's shareholders. SECURITY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SECURITY SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER and has authorized consummation thereof subject to approval of the Security shareholders and the satisfaction of certain other conditions. SEE "INTRODUCTION"; SEE "SUMMARY--PARTIES TO THE MERGER"; "SUMMARY--THE MERGER"; "THE MERGER--BACKGROUND AND REASONS FOR THE MERGER"; "THE MERGER--OTHER TERMS AND CONDITIONS"; "DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SECURITY AND COMPASS"; "INFORMATION ABOUT COMPASS"; AND "INFORMATION ABOUT SECURITY".

THE MEETING

       The Meeting will be held on ______, ________, 1994 at _____ P.M., Houston time, at Security's office located at _____________________ in Houston, Texas for purposes of (i) approving, ratifying, confirming and adopting the Merger Agreement; and (ii) transacting such other business as may properly come before the Meeting.

RECORD DATE

       The Record Date has been set by Security's Board of Directors as the close of business on ________, 1994. Only holders of Security Stock as of such date will be entitled to vote at the Meeting. SEE "INTRODUCTION".

SHAREHOLDER VOTES REQUIRED

       The Merger must be approved by the affirmative vote of the holders of at least two-thirds of the shares of the Security Common Stock, two-thirds of the shares of Security Class A Preferred Stock and two-thirds of the shares of Security Class B Preferred Stock issued and outstanding and entitled to vote at the Meeting.

       Each of the three individuals who are Voting Representatives under the Security Voting Agreement, have agreed, pursuant to the Proxy and subject to the terms and conditions thereof, to vote in favor of the Merger an aggregate of 342,825 shares of Security Common Stock, comprising 98.2% of the total shares of Security Common Stock issued and outstanding, 24,355 shares of Security Class A

Preferred Stock, comprising 85.5% of the total shares of Security Class A Preferred Stock issued and outstanding, and 48,710 shares of Security Class B Preferred Stock, comprising 85.5% of the total shares of Security Class B Preferred Stock issued and outstanding. THUS, BECAUSE THE VOTING REPRESENTATIVES HAVE THE POWER TO VOTE OVER TWO-THIRDS OF THE SHARES OF EACH CLASS OF SECURITY STOCK ISSUED AND OUTSTANDING AND ENTITLED TO VOTE AT THE MEETING, THE EFFECT OF THEIR AGREEMENT TO VOTE IN FAVOR OF THE MERGER IS TO ASSURE APPROVAL OF THE MERGER BY THE SECURITY SHAREHOLDERS SUBJECT TO THE TERMINATION RIGHTS CONTAINED IN THE MERGER AGREEMENT. SEE "INTRODUCTION"; AND "THE MERGER--GENERAL".

       Interim will have 50 shares of common stock, par value $100 per share, issued and outstanding, all of which will be owned and held by Compass. Subject to the satisfaction or waiver of all of the conditions to the parties' obligations to effect the Merger, Compass, as the sole shareholder of Interim, will approve the Merger Agreement in the manner prescribed by the General Corporation Law of the State of Delaware ("GCL") and the Security shareholders will be asked to approve the Merger at the Meeting. The Board of Directors of Security has approved the Merger in the manner prescribed by the National Bank Act, 12 U.S.C. 21, et seq. (the "NBA") and the Board of Directors of Interim will approve the Merger as required by the Texas Banking Code. SEE "THE MERGER--GENERAL".

DISSENTERS' RIGHTS

       Holders of Security Stock who timely object to the Merger will be entitled to exercise dissenters' appraisal rights. A shareholder who properly exercises such rights is entitled to the appraised value of his shares. SEE "THE MERGER--DISSENTERS' RIGHTS"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SECURITY AND COMPASS--DISSENTERS' RIGHTS"; AND APPENDIX II.

CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION

       Consummation of the Merger is subject to approval of the Merger by the shareholders of Security, receipt or waiver of certain required regulatory approvals from the Federal Reserve under the BHC Act, the Federal Deposit Insurance Corporation ("FDIC") and the Banking Commissioner of Texas (the "Commissioner"), and the satisfaction or waiver of a number of other conditions. SEE "THE MERGER--OTHER TERMS AND CONDITIONS". It is expected that the Federal Reserve, the FDIC and the Commissioner will issue their respective approvals of the transaction. SEE "THE MERGER--GOVERNMENTAL APPROVALS".

       If the Federal Reserve requires a formal application under the BHC Act, following Federal Reserve approval, the United States Department of Justice ("Justice Department"), pursuant to the BHC Act, has 30 days in which to bring an action opposing the Merger under the antitrust laws, which action would stay the Merger unless otherwise ordered by an appropriate judicial authority. The Justice Department has a similar 30 day period in which to object to the Merger after FDIC approval. No Justice Department objection or adverse action is anticipated.

       The respective boards of directors of Compass and Security may terminate the Merger Agreement as a result of, among other things, the failure of any of the several conditions to each of their respective obligations to close, or if the Effective Time does not occur on or before August 19, 1994 or such later date agreed to in writing by Compass and Security. The Board of Directors of Security has the right to terminate the Merger Agreement if the Compass Share Determination Market Value is less than $22.00 per share or the average price of Compass Common Stock over specified periods of time is $20.00 per share. SEE "THE MERGER--OTHER TERMS AND CONDITIONS"; "THE MERGER--BUSINESS PENDING EFFECTIVE

TIME"; "THE MERGER--AMENDMENT; TERMINATION"; "THE MERGER--GOVERNMENT APPROVALS"; AND APPENDIX I.


FEDERAL INCOME TAX CONSEQUENCES

       In the opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. ("Liddell, Sapp"), counsel to Compass and Interim, based upon certain representations and assumptions, the Merger, if consummated in accordance with the Merger Agreement, will qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and, as a result of such qualification, no gain or loss will be recognized by holders of Security Stock for federal income tax purposes upon receipt of Compass Common Stock in accordance with the Merger Agreement. Any gain attributable to cash received by holders of Security Stock in lieu of fractional shares of Compass Common Stock will be taxed as ordinary income (loss) or capital gain (loss) depending upon each shareholder's situation. Those shareholders who receive cash upon exercise of their dissenters' rights will recognize gain or loss for federal income tax purposes which may be ordinary income (loss) or capital gain (loss) depending upon each shareholder's situation. No information is provided herein with respect to the tax consequences, if any, of the Merger to shareholders under any state, local or foreign tax laws. SECURITY SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO ALL TAX CONSEQUENCES OF THE MERGER AFFECTING THEM. SEE "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES".

       Compass and Security expect to receive an opinion from Liddell, Sapp at the closing of the transaction contemplated by the Merger Agreement (the "Closing") that the Merger will qualify as a reorganization under Section 368(a) of the Code in satisfaction of a condition to consummation of the Merger. SEE "THE MERGER--OTHER TERMS AND CONDITIONS" AND "LEGAL OPINIONS".

ACCOUNTING TREATMENT

       Compass will account for the Merger under the pooling-of-interests method for financial reporting and all other purposes. SEE "THE MERGER--ACCOUNTING TREATMENT".

                                  RISK FACTORS

     Security shareholders currently control Security through their ability to elect the Board of Directors and vote on various matters affecting Security. The Merger will transfer control of Security from Security's shareholders to Compass, and the former offices of Security will eventually become branches of Compass Bank-Houston. As of the Effective Time, the shareholders of Security will become shareholders of Compass, a multi-bank holding company. As a result of the Merger, the former shareholders of Security will no longer have the ability to control or influence the management policies of Security's operations, and as shareholders of Compass they will have little ability to influence the management policies of Compass due to the fact that they will hold a relatively small percentage of the voting stock of Compass.

     Compass' banking subsidiaries compete with other banking institutions on the basis of service, convenience and, to some extent, price. Due in part to both regulatory changes and consumer demands, banks have experienced increased competition from other financial entities offering similar products. Competition from both bank and non-bank organizations is expected to continue. SEE "INFORMATION ABOUT SECURITY--COMPETITION".

     In addition, general economic conditions impact the banking industry. The credit quality of Compass' loan portfolio necessarily reflects, among other things, the general economic conditions in the areas in which it conducts its business. The continued financial success of Compass and its subsidiaries depends somewhat on factors which are beyond Compass' control, including national and local economic conditions, the supply and demand for investable funds, interest rates and federal, state and local laws affecting these matters. Any substantial deterioration in any of the foregoing conditions could have a material adverse effect on Compass' financial condition and results of operations, which, in all likelihood, would adversely affect the market price of Compass Common Stock. SEE "MARKET PRICES".

     Compass' Restated Certificate of Incorporation, as amended (the "Certificate"), and By-Laws contain several provisions which may make Compass a less attractive target for acquisition by anyone who does not have the support of Compass' Board of Directors. Such provisions include, among other things, the requirement of a supermajority vote of shareholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered Board of Directors, and the limitation that shareholder actions without a meeting may only be taken by unanimous written shareholder consent. Security's Articles of Association and By-Laws do not contain similar restrictions. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SECURITY AND COMPASS--CHARTER AND BY-LAW PROVISIONS AFFECTING COMPASS COMMON STOCK".

     If the Compass Share Determination Market Value is less than $22.00 per share, then unless Compass has agreed to increase the number of shares of Compass Common Stock constituting the Merger Consideration, the number of shares of Compass Common Stock to be issued in the Merger shall be equal to the quotient of $11,250,000 divided by $22.00 per share. If the Compass Share Determination Market Value is less than $22.00 per share or the average market value of Compass Common Stock over specified periods of time is less than $20.00 per share, the Merger Agreement grants the discretion, but does not obligate, the Board of Directors of Security to either (i) accept such Merger Consideration or (ii) terminate the Merger Agreement (in which event Compass may override such termination by agreeing to deliver sufficient shares of Compass Common Stock so that the Merger Consideration has a market value of $11,250,000). The decision of the Board of Directors of Security regarding whether to terminate the Merger Agreement will be made in its sole discretion and could result in either (i) Security shareholders receiving Merger Consideration with an aggregate market value of less than $11,250,000, (ii) the termination of the Merger Agreement, or (iii) Compass agreeing to increase the number of shares of Compass Common Stock constituting the Merger Consideration. If the Board of Directors of Security elects to terminate the Merger Agreement, there can be no assurance that Compass will agree to increase the number of shares of Compass Common Stock constituting the Merger Consideration and that the Merger Agreement will not terminate, in which event Security shareholders would not receive any Merger Consideration but would retain their Security Stock. Unless Compass agrees to issue additional shares as stated above in this paragraph, Compass is not obligated to issue more than 511,363 shares of Compass Common Stock as the Merger Consideration.

     In addition, since the market price of the shares of Compass Common Stock to be delivered as the Merger Consideration is determined based on an average of the closing prices of Compass Common Stock as reported by the NASDAQ National Market System over a period of time, it is possible for the shareholders of Security to receive shares of Compass Common Stock with a market value less than $11,250,000 at the Effective Time of the Merger.

     SEE "SUPERVISION AND REGULATION" for a description of the regulatory considerations relating to the ownership of Compass Common Stock.

                            SELECTED FINANCIAL DATA

     The following table, except for the lines designated as pro forma, summarizes certain unaudited consolidated historical financial data of Compass, and certain unaudited historical financial data of Security. The table also summarizes, where indicated, certain pro forma financial data for Compass, giving effect to the acquisition of Security assuming that the Merger had been effective at the beginning of 1988. The historical data of Compass as of and for the years ended December 31, 1992, 1991, 1990, 1989 and 1988 has been restated to reflect the January, 1993 acquisition of Cornerstone Bancshares, Inc. which was accounted for under the pooling-of-interests method of accounting. The historical data for Compass does not reflect the November, 1993 acquisition of Spring National Bank that has been accounted for under the pooling-of-interests method of accounting. The effect of the acquisition of Spring National Bank on the financial position and results of operations of Compass is not material. The historical data of Compass as of and for the years ended December 31, 1992, 1991, 1990, 1989, and 1988 are derived from the audited consolidated financial statements of Compass. The historical data of Security as of and for the years ended December 31, 1992, 1991, 1990, 1989, and 1988 are derived from the audited financial statements of Security. The pro forma income information is not necessarily indicative of the results of operations had the proposed transaction occurred at the beginning of 1988, nor is it necessarily indicative of the results of future operations. This information should be read in conjunction with the historical consolidated financial statements and the related notes included elsewhere or incorporated by reference in this Proxy Statement/Prospectus.

                                     As of and
                                    for the Nine              As of and for the Years Ended
                                    Months Ended                      December 31,
                                    September 30, ----------------------------------------------------------
                                        1993         1992        1991        1990        1989        1988
                                    ------------  ----------  ----------  ----------  ----------  ----------
                                                             (in thousands, except per share data)
TOTAL ASSETS
  Compass                             $7,064,908  $6,931,490  $6,634,786  $5,416,637  $4,921,928  $4,466,826
  Security                                76,575      80,063      69,176      56,514      53,796      47,544
TOTAL DEPOSITS
  Compass                              5,337,975   5,278,623   4,986,449   3,977,682   3,603,249   3,128,498
  Security                                68,977      70,737      59,675      51,689      49,591      43,934
LONG-TERM DEBT
  Compass                                325,450     203,877      11,901      12,700      12,188      13,650
  Security                                   ---         ---         ---         ---         ---         ---
TOTAL SHAREHOLDERS' EQUITY
  Compass                                520,910     501,233     443,634     354,877     325,787     301,579
  Security                                 5,789       4,391       3,865       3,268       2,735       2,579
NET INTEREST INCOME
  Compass                                241,096     309,449     251,036     193,337     163,041     148,402
  Security                                 2,841       3,600       2,972       2,521       2,234       1,859
NET INCOME (LOSS)
  BEFORE EXTRAORDINARY ITEM:
  Compass                                 66,251      74,803      62,001      51,307      43,183      42,423
  Security                                   403         612         590         366         102         (10)
NET INCOME (LOSS) PER COMMON SHARE
 BEFORE EXTRAORDINARY ITEM:
  Compass
    Historical                              1.78        2.02        1.74        1.51        1.25        1.22
    Pro Forma                               1.77        2.01        1.73        1.50        1.23        1.21
  Security
    Historical                              0.98        1.72        1.67        1.05        0.30       (0.03)
    Equivalent Pro Forma (1)                1.78        2.02        1.74        1.51        1.24        1.21

                                     As of and
                                    for the Nine              As of and for the Years Ended
                                    Months Ended                      December 31,
                                    September 30, ----------------------------------------------------------
                                        1993         1992        1991        1990        1989        1988
                                    ------------  ----------  ----------  ----------  ----------  ----------
                                                             (in thousands, except per share data)
TOTAL ASSETS
CASH DIVIDENDS PER COMMON SHARE:
  Compass
    Historical                          0.57        0.67        0.59        0.53        0.51        0.47
    Pro Forma                           0.56        0.61        0.53        0.48        0.47        0.43
  Security
    Historical                           ---        0.30        0.30         ---         ---         ---
    Equivalent Pro Forma (1)            0.56        0.61        0.54        0.49        0.47        0.43
SHAREHOLDERS' EQUITY (BOOK
VALUE) PER COMMON SHARE:
  Compass
    Historical                         14.42       13.26       11.88       10.49        9.43        8.67
    Pro Forma                          14.37       13.21       11.83       10.44        9.39        8.63
  Security
    Historical                         13.59       12.61       11.20        9.47        7.93        7.48
    Equivalent Pro Forma (1)           14.44       13.27       11.89       10.50        9.43        8.68
WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING:
  Compass
    Historical                        36,400      36,069      34,801      34,043      34,669      34,654
    Pro Forma                         36,871      36,540      35,272      34,514      35,140      35,125
  Security
    Historical                           398         357         353         349         345         345
NUMBER OF COMMON SHARES
OUTSTANDING AT END OF PERIOD:
  Compass
    Historical                        36,115      36,067      35,404      33,829      34,531      34,767
    Pro Forma                         36,586      36,538      35,875      34,300      35,002      35,238
  Security
    Historical                           349         348         345         345         345         345

____________________

(1) Security's Equivalent Pro Forma per share amounts are computed by multiplying Compass' Pro Forma amounts by the exchange ratio. The exchange ratio was computed assuming the exercise of all exercisable stock options on Security Common Stock and the conversion of all outstanding Security Class A Preferred Stock and Security Class B Preferred Stock into Security Common Stock. The Merger Consideration assumed is based on the average closing sales price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 trading days preceding October 26, 1993, the day of the announcement of a letter of intent concerning the Merger. Assuming Merger Consideration of $22.00 per share, equivalent pro forma net income per share for the nine months ended September 30, 1993 would be $1.93 and for the year ended December 31, 1992 would be $2.19. Equivalent pro forma cash dividends per share for the nine months ended September 30, 1993 and the year ended December 31, 1992 would be $0.61 and $0.66 per share, respectively. Equivalent pro forma book value per share would be $15.67 per share at September 30, 1993, and $14.40 per share at December 31, 1992.

                                 MARKET PRICES

     Compass Common Stock is traded in the national over-the-counter securities market. Since July 1984, it has been quoted under the symbol "CBSS" on the NASDAQ National Market System.

     The following table sets forth for the periods indicated the high and low sales prices for Compass Common Stock reported through the NASDAQ National Market System published in The Wall Street Journal. The prices shown do
                           -----------------------
not include retail mark-ups, mark-downs or commissions. All share values have been rounded to the nearest 1/8 of one dollar and have been restated to take into account the three-for-two stock split with respect to Compass Common Stock, which was effected by a stock dividend payable on July 2, 1992.

                            Compass Common
                            --------------
                                Stock
                                -----

Period                       High    Low
- ------                      ------  ------
1992
- ----                        22-1/8  18-1/2
First Quarter               23-3/8  19-1/2
Second Quarter              23-1/2  18-1/2
Third Quarter               23-1/2  19-1/4
Fourth Quarter

1993
- ----                        25-3/4  22-1/2
First Quarter               26-1/2  22-1/2
Second Quarter                  26  23-1/2
Third Quarter                   25  20-3/4
Fourth Quarter

1994
- ----
First Quarter
(through _______, 1994)

     On October 25, 1993, the business day immediately preceding the announcement of a letter of intent concerning the Merger, the last reported sale price for Compass Common Stock was $23.25. On ___________, 1994, the last reported sale price for Compass Common Stock was $_______. There is no assurance that such transactions or those reflected in the table of actual high and low sales prices represent all or a representative sample of the actual transactions which occurred or that the high and low prices shown reflect the full ranges at which transactions occurred during the period indicated.

     There is no active public trading market for Security Stock, although it is traded infrequently in private transactions about which Security's management has little reliable information.

                                   THE MERGER

     The following information relating to the Merger is not intended to be a complete description of all information relating to the Merger and is qualified in its entirety by reference to more detailed information contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto and the documents referred to herein or incorporated herein by reference. A copy of the Merger Agreement is included as Appendix I, and is incorporated herein by reference.

GENERAL

     The Merger Agreement provides for the merger of Security with and into Interim in accordance with the terms and conditions of the Merger Agreement. Interim will be the surviving entity in the Merger and the separate existence of Security will cease. The officers and directors of Interim will continue to be the officers and directors of the surviving bank after the Merger. Compass intends that Security's personnel will remain following the Merger. Following the Merger, Interim will merge into Compass Bank-Houston and the former Security locations will become branches of Compass Bank-Houston. SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS"; "THE MERGER--OPERATIONS AFTER THE MERGER"; "THE MERGER--GOVERNMENT APPROVALS"; AND APPENDIX I.

     The Merger Agreement provides for the holders of Security Stock at the Effective Time, other than dissenting shareholders, to receive aggregate merger consideration equal to that number of shares of Compass Common Stock (as adjusted due to the exercise of dissenter's rights) which is equal to $11,250,000 divided by the Compass Share Determination Market Value. If, however, the Compass Share Determination Market Value is less than $22.00 per share, then the number of shares of Compass Common Stock to be issued in the Merger shall be equal to the quotient of $11,250,000 divided by $22.00 per share. If, over specified periods of time, the average market value is less than $20.00 per share or if the Compass Share Determination Market Value is less than $22.00 per share, Security has the option, but is not obligated, to require that the Merger Agreement be terminated unless Compass agrees to issue as the Merger Consideration a number of shares of Compass Common Stock equal to $11,250,000 divided by such average market value. Unless Compass agrees to issue additional shares pursuant to the preceding sentence, Compass is not obligated to issue more than 511,363 shares of Compass Common Stock as the Merger Consideration. The decision of the Board of Directors of Security regarding whether to terminate the Merger Agreement will be made in its sole discretion and could result in either (i) Security shareholders receiving Merger Consideration with an aggregate market value of less than $11,250,000, (ii) the termination of the Merger Agreement, or (iii) Compass agreeing to increase the number of shares of Compass Common Stock constituting the Merger Consideration. If the Board of Directors of Security elects to terminate the Merger Agreement, there can be no assurance that Compass will agree to increase the number of shares of Compass Common Stock constituting the Merger Consideration and that the Merger Agreement will not terminate, in which event the Security shareholders would not receive any Merger Consideration but would retain their Security Stock.

     Holders of Security Common Stock shall receive for each share of Security Common Stock held at the Effective Time a number of shares of Compass Common Stock equal to the Per Share Merger Consideration.

     Holders of Security Class A Preferred Stock and Security Class B Preferred Stock shall receive for each share of Security Class A Preferred Stock and Security Class B Preferred Stock held at the Effective Time a number of shares of Compass Common Stock equal to (i) the Per Share Merger Consideration, multiplied by (ii) the number of shares of Security Common Stock into which each such share of Security Class A Preferred Stock and Security Class B Common Stock so held is convertible. In addition, upon conversion the Security Class A Preferred Stock is entitled to one share of Security Common Stock for every $12.25 of cumulative unpaid dividends with respect to such share of Security Class A Preferred Stock. The Merger Agreement permits Security to pay all cumulative dividends on the Security Class A Preferred Stock through the Effective Time and the Board of Directors of Security intends to declare and pay all cumulative dividends on the Security Class A Preferred Stock accumulated through the Effective Time.

     Compass will not issue fractional shares of Compass Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. Such cash payment shall be based on the Per Share Merger Consideration.

     The Merger Agreement also provides that the Merger Consideration, consisting of shares of Compass Common Stock, shall be adjusted to give effect to any stock dividends or splits with respect to Compass Common Stock occurring between the date of execution of the Merger Agreement and the Effective Time. SEE "SUMMARY--THE MERGER"; "SUMMARY--DISSENTERS' RIGHTS"; "THE
MERGER--DISSENTERS' RIGHTS"; APPENDIX I; AND APPENDIX II.

     As of the Record Date, there were 349,025 shares of Security Common Stock issued and outstanding, 28,479 shares of Security Class A Preferred Stock issued and outstanding, and 56,958 shares of Security Class B Preferred Stock issued and outstanding. There are also Options outstanding exercisable for 33,957 shares of Security Common Stock. All Options not exercised prior to the Effective Time will terminate. Assuming the exercise of all outstanding Options prior to the Effective Time, there will be 382,982 shares of Security Common Stock issued and outstanding immediately prior to the Effective Time. Assuming that (i) there will be 382,982 shares of Security Common Stock, 56,958 shares of Security Class A Preferred Stock and 28,479 shares of Security Class B Preferred Stock issued and outstanding as of the Effective Time; (ii) all cumulative unpaid dividends on the Security Class A Preferred Stock will be paid, and (iii) the Share Determination Market Value will be $________ (closing sale price on ________, 1994), each shareholder of Security (except for shareholders choosing to exercise their dissenters' rights) will be entitled to receive ____ shares of Compass Common Stock for each share of Security Stock held. SEE "INTRODUCTION"; "SUMMARY--THE MERGER"; AND APPENDIX I.

     The Merger must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Security Common Stock, two-thirds of the outstanding shares of Security Class A Preferred Stock and two-thirds of the outstanding shares of Security Class B Preferred Stock entitled to vote at the Meeting. SEE "INTRODUCTION"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

     Of the 349,025 shares of Security Common Stock, 28,479 shares of Security Class A Preferred Stock and 56,958 shares of Security Class B Preferred Stock currently outstanding, 342,825, or 98.2%, of the Security Common Stock, 24,355 or 85.5% of the Security Class A Preferred Stock and 48,710, or 85.5%, of the Security Class B Preferred Stock are subject to the Security Voting Agreement pursuant to which the Voting Representatives will vote such shares at any meeting on any issue with respect to which the Security shareholders would otherwise have the right to vote their respective shares, including the right to vote to merge Security with a third party. Accordingly, the Voting Representatives have the power to vote the shares of Security Stock which are subject to the Security Voting Agreement at the Meeting with respect to the Merger.

     Subject to certain termination rights, the Voting Representatives under the Security Voting Agreement, have agreed, pursuant to a Proxy, to vote all of the Security Stock subject to such Voting Agreement in favor of the Merger. BECAUSE THE VOTING REPRESENTATIVES HAVE THE POWER TO VOTE OVER TWO-THIRDS OF THE SHARES OF EACH CLASS OF SECURITY STOCK ISSUED AND OUTSTANDING, THE EFFECT OF THEIR AGREEMENT TO VOTE IN FAVOR OF THE MERGER IS TO ASSURE APPROVAL OF THE MERGER BY THE SECURITY SHAREHOLDERS. SEE "INTRODUCTION"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; AND "INFORMATION ABOUT SECURITY--MANAGEMENT AND PRINCIPAL SHAREHOLDERS".

     Interim will have 50 shares of common stock, $100 par value per share, issued and outstanding, all of which will be owned and held by Compass. Subject to the satisfaction or waiver of all of the conditions to the parties' obligations to effect the Merger, Compass, as sole shareholder of Interim, will approve the Merger Agreement in the manner prescribed by the GCL, and the Security shareholders will be asked to approve the Merger at the Meeting. The Board of Directors of Security has approved the Merger Agreement in the manner prescribed by the NBA, and the Board of Directors of Interim will approve the Merger as required by the Texas Banking Code. SEE "SUMMARY--SHAREHOLDER VOTES REQUIRED".

     The Merger will be effective as soon as practicable following the receipt of all necessary regulatory approvals and the satisfaction of all conditions to the consummation of the Merger. At the Effective Time, by operation of law, holders of Security Stock (other than those shareholders who perfect their dissenters' rights of appraisal) will become owners of Compass Common Stock and will no longer be owners of Security Stock. After the Effective Time, all certificates for Security Stock will represent the right to receive Compass Common Stock pursuant to the Merger Agreement, but otherwise will be null and void after such date. SEE "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER--DISSENTERS' RIGHTS"; AND APPENDIX II.


BACKGROUND AND REASONS FOR THE MERGER

     Compass and Compass of Texas began analyzing the possible acquisition of Security in August of 1993, and contacted Security at that time.
Representatives of Security and Compass of Texas commenced discussions concerning a possible affiliation of the two entities and, in September of 1993, Compass and Security executed a letter of intent. In evaluating whether to affiliate with Compass, Security's management considered the value of Security Stock, competitive conditions in the market served by Security, the prospects for trading Security Stock, Security's future growth prospects in light of the Houston economy, and the fact that Compass Common Stock is publicly traded and has a history of paying dividends. In addition, Security believed that affiliating with Compass, a larger financial institution with significantly greater financial resources and expertise, offered expansion opportunities and services not otherwise available to Security and its customers, which would better enable Security to compete. Security and its Board of Directors determined that Security's competitive position and the value of its stock could best be enhanced through affiliation with Compass. SEE "SUMMARY--THE MERGER"; "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF SECURITY--CAPITAL RESOURCES, LIQUIDITY AND FINANCIAL CONDITION".

     The Board of Directors of Security was interested in the prospect of affiliating with a larger institution which has significantly greater financial resources and more diversified operations. Holders of Security Stock will benefit from receiving common stock in a larger company with a history of paying dividends on its common stock. Security's customers will have access to a much larger banking network with greater services and higher lending limits.
Security engaged Alex Sheshunoff & Co. Investment Banking to review the fairness of the Merger to the shareholders of Security from a financial point of view. SEE "THE MERGER--OPINION OF FINANCIAL ADVISOR".

     Compass and Compass of Texas have considered further expansion opportunities in Houston in order to enlarge their Houston operations to a more economical size and to expand into additional market areas. Acquiring Security will result in economies of scale and increase the market served by Compass' affiliates in the greater Houston market. It will also assist Compass' Texas affiliates in providing the management and organizational flexibility needed to expand elsewhere in Texas by branching and other acquisitions.

     Following arm's length negotiations between representatives of Compass and Security and the receipt of a fairness opinion by the Board of Directors of Security as described below, Compass and Security entered into the Merger Agreement on November 19, 1993. The aggregate price to be paid to holders of Security Common Stock resulted from negotiations which considered the historical earnings and dividends of Compass and Security, the earnings potential and deposit base of Security, potential growth in Security's market, Security's asset quality and the effect of the Merger on the shareholders, customers and employees of Compass and Security. SEE "SUMMARY--THE MERGER".

     Subject to the shareholders of Security receiving Merger Consideration with a market value (as determined in accordance with the Merger Agreement) of at least $11,250,000, Security's Board of Directors believes the Merger to be in the best interest of Security's shareholders. Security's Board of Directors, however, has not addressed, and is not expressing any opinion regarding, whether the receipt of Merger Consideration in an amount less than $22.00 per share is in the best interest of Security's shareholders. SECURITY'S BOARD OF

DIRECTORS UNANIMOUSLY RECOMMENDS THAT SECURITY SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER and has authorized consummation thereof subject to approval of the Security shareholders and the satisfaction of certain other conditions. SEE "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS".

OPINION OF FINANCIAL ADVISOR

     As indicated above, Alex Sheshunoff & Co. Investment Banking delivered a written opinion and orally advised the Security Board of Directors that in its opinion, as of the date of such opinion, the consideration to be paid to the shareholders of Security pursuant to the Merger Agreement was fair to the shareholders of Security from a financial point of view. A copy of the written opinion of Alex Sheshunoff & Co. Investment Banking is attached to this Proxy Statement as Appendix III, and the shareholders of Security are urged to read it in its entirety for a description of the procedures followed, the factors considered and the assumptions and qualifications made by Alex Sheshunoff & Co. Investment Banking.

     For its services, Security paid Alex Sheshunoff & Co. Investment Banking a fee of $15,000. Security has also agreed to indemnify Alex Sheshunoff & Co. Investment Banking against certain liabilities and expenses in connection with its engagement, including liabilities under the federal securities laws.

OPERATIONS AFTER THE MERGER

     Compass and Interim presently intend that immediately following the completion of the Merger, Interim will be merged with and into Compass Bank-Houston, subject to the necessary regulatory approvals. Thereafter, the separate existence of Interim will cease, and the former offices of Security will become branches of Compass Bank-Houston. SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION"; "THE MERGER--GENERAL"; AND "THE MERGER--OTHER TERMS AND CONDITIONS".

OTHER TERMS AND CONDITIONS

     The Merger Agreement contains a number of terms, conditions, representations and covenants which must be satisfied as of the Effective Time, including, but not limited to, the following:

     (i) Receipt of required regulatory approvals and the expiration of any applicable waiting periods with respect thereto. SEE "THE MERGER--GOVERNMENT APPROVALS";

     (ii) The consummation of the Merger will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

     (iii) Approval of the Merger by each class of shareholders of Security entitled to vote at the Meeting;

     (iv) The Registration Statement relating to the Compass Common Stock shall be effective under the Securities Act and any applicable state securities or blue sky laws and no stop order suspending the effectiveness of the Registration Statement or any other Commission or state proceedings shall be threatened or pending;

     (v) Compass and Security shall have received an opinion of Liddell, Sapp, or other counsel acceptable to Compass, that the Merger will qualify as a reorganization under Section 368(a) of the Code. SEE "SUMMARY--FEDERAL INCOME TAX CONSEQUENCES"; AND "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES";

     (vi) The continued accuracy of the representations and warranties made by the parties in the Merger Agreement;

  (vii) The performance of and compliance with the respective obligations and covenants undertaken by the parties in the Merger Agreement;

  (viii) There shall not have occurred a Material Adverse Effect (as defined in Section 10.13(b) of the Merger Agreement) with respect to Security or Compass;

  (ix) Compass shall have received from Security's directors and executive officers their resignations and instruments dated the Effective Time releasing Compass, Interim, Compass Bank-Houston and Security from any and all claims of such directors and executive officers, except with respect to accrued compensation, rights of indemnification pursuant to the Articles of Association and By-Laws of Security and the Indemnification Agreements entered into between such directors and executive officers of Security and indebtedness or contractual obligations or liability to such directors and executive officers;

  (x) Compass shall have received an opinion of counsel to Security reasonably acceptable to it as to certain matters;

  (xi) The holders of no more than 5% of the outstanding shares of Security Stock shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders;

  (xii) Compass shall have received a letter from KPMG Peat Marwick, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with the Merger Agreement. SEE "SUMMARY--ACCOUNTING TREATMENT"; AND "THE MERGER--ACCOUNTING TREATMENT";

  (xiii) Compass shall have received from Security shareholders receiving at least 50% of the total Merger Consideration (as defined in Section 1.6(a) of the Merger Agreement) a representation that they have no present plan or intention to sell or otherwise dispose of shares of Compass Common Stock received pursuant to the Merger;

  (xiv) All of the Options shall have been exercised or expired unexercised;

  (xv) Security shall have delivered to Compass a schedule of all transactions in the capital stock of Security and the Options, of which Security has knowledge, from the date of the Merger Agreement through the Effective Time;

  (xvi) Security shall have received an opinion of counsel to Compass reasonably acceptable to it as to certain matters;

  (xvii) The officers and directors of Security shall have received an instrument dated the Effective Time releasing such directors and officers from any and all claims of Security, except as to actions arising from intentional fraud, deceit or wilful misconduct of such officers and directors and such officers' and directors' obligations and liabilities in connection with any indebtedness or other contractual liabilities to Security; and

  (xviii) Interim and Security shall have received certificates of the other as to certain items described in (vi)-(viii) and (xi) above.

Any condition to the consummation of the Merger, except the required shareholder and regulatory approvals, may be waived in writing by the party to the Merger Agreement entitled to the benefit of such condition. SEE APPENDIX I.

ADDITIONAL AGREEMENTS

     Each of the directors, executive officers and principal shareholders of Security has entered into a Pooling Transfer Restrictions Agreement with Compass and Security pursuant to which they have agreed, among other things, (i) not to transfer any of their respective shares of Security Stock within 30 days prior to the Effective Time, (ii) not to transfer any shares of Compass Common Stock acquired by them in the Merger until the publication of financial results covering at least 30 days of post-Merger combined operations of Security and Compass, except for shareholder pledges to secure loans, provided the lender agrees to be bound by the terms of the Pooling Transfer Restrictions Agreement, and (iii) not to transfer such Compass Common Stock except in compliance with the applicable provisions of the Securities Act and the Exchange Act, and the respective rules and regulations thereunder.

     Pursuant to the Proxy, the Voting Representatives have agreed to vote at the Meeting all the shares of Security Stock which such Voting Representatives have the authority to vote as of the date of the Meeting in favor of the Merger. As of the date hereof, the Voting Representatives have the power to vote an aggregate of 342,825 shares of Security Common Stock, 24,355 shares of Security Class A Preferred Stock and 48,710 shares of Security Class B Preferred Stock. The shares subject to the Proxy represent 98.2% of the total shares of Security Common Stock, 85.5% of the total shares of Security Class A Preferred Stock and 85.5% of the total shares of Security Class B Preferred Stock issued and outstanding and entitled to vote at the Meeting. As part of the Proxy, each of such Voting Representatives granted to Compass a proxy with respect to such shares for the purpose of voting such shares in favor of the Merger in the event such Voting Representatives do not vote in favor of the Merger. BECAUSE THE VOTING REPRESENTATIVES CONTROL, WITH THE POWER TO VOTE, OVER TWO-THIRDS OF THE SHARES OF SECURITY COMMON STOCK AND SECURITY PREFERRED STOCK ISSUED AND OUTSTANDING, THE EFFECT OF THEIR AGREEMENT TO VOTE IN FAVOR OF THE MERGER IS TO ASSURE APPROVAL OF THE MERGER BY THE SECURITY SHAREHOLDERS. SEE "INTRODUCTION"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MERGER--GENERAL"; AND "INFORMATION ABOUT SECURITY--BENEFICIAL OWNERSHIP OF SECURITY COMMON STOCK BY SECURITY MANAGEMENT AND PRINCIPAL SHAREHOLDERS".

BUSINESS PENDING EFFECTIVE TIME

     The Merger Agreement imposes certain limitations on the conduct of Security's business pending consummation of the Merger. Among other things, Security must conduct its business only in the ordinary course, consistent with prudent banking practices. SEE "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

AMENDMENT; TERMINATION

     The Merger Agreement may be amended or supplemented at any time, before or after the Meeting, by an instrument in writing duly executed by all the parties thereto. However, no change which reduces the Merger Consideration or which materially and adversely affects the rights of Security shareholders can be made after the Meeting without the approval of Security's shareholders.

     The Merger Agreement may be terminated and the Merger abandoned, notwithstanding approval by Security shareholders, at any time before the Effective Time by:

     (i) mutual written consent duly authorized by the Boards of Directors of Compass and Security;


     (ii) Compass (a) if Compass learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of Security which constitutes a Material Adverse Effect, as defined in the Merger Agreement, as to Security, (b) if over specified periods of time the average market value of the Compass Common Stock is less than $20.00 per share or the Compass Share Determination Market Value is less than $22.00 per share and Security exercises its right to terminate the Merger Agreement and Compass does not override such termination by increasing the Merger Consideration as set forth in Section 1.6(b) of the Merger Agreement, (c) due to certain unacceptable environmental circumstances pursuant to Section 6.10 of the Merger Agreement, (d) if the factual substance of certain warranties and representations regarding certain Security assets is not true and accurate, or (e) if the conditions to the obligation of Compass and Interim to effect the Merger contained in the Merger Agreement are not satisfied or waived in writing by Compass;

    (iii) Security (a) if Security learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of Compass which constitutes a Material Adverse Effect, as defined in the Merger Agreement, as to Compass, (b) if over specified periods of time the average market value of the Compass Common Stock is less than $20.00 per share or the Compass Share Determination Market Value is less than $22.00 per share and Security exercises its right to terminate the Merger Agreement and Compass does not override such termination by increasing the Merger Consideration as set forth in Section 1.6(b) of the Merger Agreement, or (c) if the conditions to the obligation of Security to effect the Merger contained in the Merger Agreement are not satisfied or waived in writing by Security;

    (iv) Compass or Security if the Effective Time shall not have occurred on or before August 19, 1994, or such later date agreed to in writing by Compass and Security; or

    (v) Compass or Security if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is final and nonappealable. SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION"; "THE MERGER--GENERAL"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

     Upon termination of the Merger Agreement, the Merger Agreement shall be void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, except as otherwise expressly provided in the Merger Agreement and provided that the parties shall not be relieved of liability for any breach of the Merger Agreement. In the event the Merger Agreement is terminated as a result of the Compass Share Determination Market Value being less than $22.00, Compass has agreed to reimburse Security for its reasonable out-of-pocket legal and accounting fees incurred in connection with the transactions contemplated in the Merger Agreement in an amount equal to the lesser of (i) Security's reasonable out-of-pocket legal and accounting fees related to the transactions contemplated by the Merger Agreement, or (ii) $70,000.

EXCHANGE OF SHARES

     As soon as practicable after the Effective Time, River Oaks Trust Company, which will serve as the exchange agent in connection with the Merger, will furnish each holder of record of Security Stock as of the Effective Time with transmittal materials for use in exchanging certificates representing Security Stock for certificates representing Compass Common Stock in accordance with the Exchange Agent Agreement (attached as Exhibit B to the Merger Agreement). The transmittal materials will contain information and instructions with respect to the procedure for exchanging such certificates. The certificates for Compass Common Stock will be delivered to the persons entitled thereto, within a reasonable time after delivery of Security Stock certificates for exchange accompanied by the appropriate transmittal materials.

     Under the terms of the Merger Agreement, Compass will not issue certificates representing fractional shares of Compass Common Stock, and in lieu thereof, shall pay cash to any holder of Security Stock otherwise entitled to receive such fractional share. Such cash payment shall be based on the Compass Share Determination Market

Value. SEE "SUMMARY--FEDERAL INCOME TAX CONSEQUENCES"; "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES"; AND APPENDIX I.

     Persons who are entitled to receive Compass Common Stock pursuant to the Merger will not be entitled to vote such Compass Common Stock or to receive any dividends thereon until they have properly surrendered their certificates representing Security Stock in exchange for certificates representing Compass Common Stock.

     Upon the Effective Time of the Merger, former Security shareholders will cease to have any rights as shareholders of Security, and the Security shareholders shall only have the right to receive the Merger Consideration specified in the Merger Agreement or, in the case of dissenting shareholders, to exercise their rights under the NBA. SEE "THE MERGER--DISSENTERS' RIGHTS".

DISSENTERS' RIGHTS

     The NBA provides, in substance, that a shareholder of Security who votes against the Merger or has given notice to Security in writing at or prior to the Meeting that he is dissenting from the Merger shall be entitled to receive in cash the value of his Security Stock after the consummation of the Merger. IN ORDER TO CLAIM THIS RIGHT, A DISSENTING SHAREHOLDER MUST (I) EITHER VOTE AGAINST THE MERGER OR GIVE WRITTEN NOTICE TO SECURITY AT OR PRIOR TO THE MEETING THAT HE OR SHE DISSENTS FROM THE MERGER AND (II) WITHIN THIRTY DAYS FOLLOWING THE CONSUMMATION OF THE MERGER, MAKE WRITTEN DEMAND UPON INTERIM FOR SUCH PAYMENT, ACCOMPANIED BY THE SURRENDER OF THE CERTIFICATES REPRESENTING HIS SHARES OF SECURITY STOCK. FAILURE TO COMPLETE ALL REQUIRED STEPS TO PERFECT THE RIGHT TO DISSENT WILL RESULT IN THE LOSS OF SUCH RIGHT. INTERIM WILL PROVIDE WRITTEN NOTICE OF THE CONSUMMATION OF THE MERGER TO THOSE HOLDERS OF SECURITY STOCK WHO VOTED AGAINST THE MERGER OR GAVE WRITTEN NOTICE PRIOR TO THE MEETING OF THEIR ELECTION TO DISSENT. SEE "SUMMARY--DISSENTERS' RIGHTS"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SECURITY AND COMPASS--DISSENTERS' RIGHTS"; AND APPENDIX II.

     The value of any shares of Security Stock submitted for appraisal will be determined as of the date of the Meeting by an appraisal made by a committee of three persons. This committee will be comprised of one member selected by the vote of the holders of a majority of the shares submitted for appraisal, one member selected by Interim, and one member selected by the other two members. If the value determined by two of the three committee members shall be unsatisfactory to any dissenting shareholder, or if such committee is not formed or cannot reach a decision within 90 days following the consummation of the Merger, upon written request of any interested party, the Office of the Comptroller of the Currency ("OCC") will cause a binding appraisal to be made. The expenses of the OCC in making such appraisal or reappraisal, as the case may be, will be paid by Interim. Expenses other than those incurred by Interim and those which Interim is required to pay will be borne by the dissenting shareholder. The value of the shares ascertained shall be promptly paid to the dissenting holder thereof by Interim. SEE "SUMMARY--DISSENTERS' RIGHTS"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SECURITY AND COMPASS--DISSENTERS' RIGHTS"; AND APPENDIX II.

     It is a condition to Compass' obligations under the Merger Agreement that not more than 5% of the outstanding shares of Security Stock shall have been determined to be held by dissenting or potentially dissenting shareholders. If such condition is not met, Compass will be entitled to terminate the Merger Agreement. SEE "THE MERGER AGREEMENT--OTHER TERMS AND CONDITIONS".

     SEE "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES" for a description of the tax consequences of exercising dissenters' rights.

     This summary of the rights of dissenting shareholders is qualified in its entirety by the relevant provisions of the NBA (attached hereto as Appendix II).

FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Liddell, Sapp, the Merger, if consummated in accordance with the Merger Agreement, will qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Code. An opinion of counsel is not binding on the Internal Revenue Service ("IRS") or the courts.

     Liddell, Sapp has relied upon certain assumptions and representations in issuing its opinion, including the following:

     1. Security shareholders will receive only Compass Common Stock in the Merger and they will not receive or be deemed by the IRS to receive any cash (other than cash paid in lieu of fractional shares of Compass Common Stock) or other property which would constitute "boot" for federal income tax purposes.

     2. Compass has received representations from certain Security shareholders receiving at least 50% of the Compass Common Stock issued in the Merger stating that they have no present intention to dispose of the Compass Common Stock received.

     In such counsel's opinion, the following federal income tax consequences to Security shareholders will result from the qualification of the Merger as a reorganization under Section 368(a) of the Code:

     1. A Security shareholder will not recognize any gain or loss upon the exchange of his Security Stock solely for Compass Common Stock.

     2. The aggregate tax basis of Compass Common Stock received by a Security shareholder in the Merger will be the same as the aggregate basis of the Security Stock surrendered in exchange therefor. For purposes of allocating this aggregate basis to individual shares of Compass Common Stock received, the IRS position is that each separate block of stock surrendered shall be treated separately. Under this rule, for example, if a Security shareholder surrenders two blocks of Security Stock in the Merger, having an adjusted basis of $1.00 per share for the first block and $2.00 per share for the second block, the Compass Common Stock which he receives in exchange for each share of Security Stock in the first block will have a basis of $1.00, and the Compass Common Stock which he receives in exchange for each share of Security Common Stock in the second block will have a basis of $2.00.

     3. The holding period of Compass Common Stock to be received by each Security shareholder will include the period during which he held the Security Stock surrendered in exchange therefor, provided that the Security Stock is held as a capital asset on the date of the exchange.

     4. The payment of cash in lieu of fractional shares of Compass Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by Compass. Such cash payment will be treated as having been received as a distribution in full payment in exchange for the stock redeemed as provided in Section 302 of the Code.

     5. For a Security shareholder who dissents from the Merger and receives solely cash in exchange for his Security Stock, such cash will be treated as having been received by such shareholder as a distribution in redemption of his stock, subject to the provisions and limitations of Section 302 of the Code.

SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION"; AND "SUMMARY--FEDERAL INCOME TAX CONSEQUENCES".

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. SECURITY SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN INCOME OR OTHER TAX LAWS.

     Compass and Security expect to receive a legal opinion from Liddell, Sapp at the Closing that the Merger will qualify as a reorganization under Section 368(a) of the Code in satisfaction of a condition to consummation of the Merger. SEE "THE MERGER--OTHER TERMS AND CONDITIONS".

GOVERNMENT APPROVALS

     The Merger is subject to, and conditioned upon, receipt of approval from the Commissioner and either approval of a formal application under the BHC Act by the Federal Reserve, or confirmation by the Federal Reserve that a formal application under the BHC Act is not required. The Merger will also require the approval of the FDIC. A request for confirmation that no formal application under the BHC Act is required has been submitted to the Federal Reserve, and applications to the FDIC and the Commissioner have been submitted with respect to the Merger, which approvals are expected to be issued timely.

     If the Federal Reserve requires a formal application under the BHC Act, the Merger may not be consummated for a period of 30 days after Federal Reserve approval. In addition, the Merger may not be consummated for a period of 30 days following FDIC approval. During either such 30 day waiting period, the Justice Department may object to the Merger on antitrust grounds, which action will stay the consummation of the transactions unless otherwise ordered by an appropriate judicial authority. Neither Security nor Compass has any reason to believe that the Justice Department will take any action to stay the approval of the Merger.

     Chapter IX of the Texas Banking Code allows out-of-state bank holding companies to acquire bank holding companies that own or control state or national banks located within Texas. Under the Texas Banking Code, an out-of-state bank holding company, such as Compass, must provide the Commissioner with, among other things, certain agreements as to compliance with the law and evidence as to certain financial matters. The Commissioner must make a recommendation to the Federal Reserve as to whether the transaction should be approved under the BHC Act. To date, the parties are not aware of and do not expect any adverse recommendation from the Commissioner.

     Compass believes that its acquisition of Security will comply with all provisions of the Texas Banking Code. As required by the Texas Banking Code, Compass has entered into an agreement with the Commissioner containing certain provisions with respect to all national and state bank subsidiaries located in Texas. SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS"; "TERMINATION"; AND "SUPERVISION AND REGULATION".

ACCOUNTING TREATMENT

     Compass expects to account for the Merger using the "pooling-of-interests" method of accounting. Compass has received a letter from KPMG Peat Marwick, dated as of the date of the Merger Agreement and to be updated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment. Under this accounting method, at the Effective Time, Security's assets and liabilities will be added at their recorded book values to those of Compass, and its shareholders' equity will be added to Compass' consolidated balance sheet. Income and other financial statements of Compass issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of Security and Compass as if the Merger had taken place prior to the periods covered by such financial statements. SEE "SUMMARY--ACCOUNTING TREATMENT"; "SELECTED FINANCIAL DATA"; AND "THE MERGER--OTHER TERMS AND CONDITIONS".

                          SUPERVISION AND REGULATION

GENERAL

     Bank holding companies and banks are regulated extensively under both federal and state law. Compass and Compass of Texas are subject to regulation by the Federal Reserve and their respective bank subsidiaries (the "Subsidiary Banks") are subject to regulation by the OCC, FDIC and/or the appropriate state banking departments. The deposits of each of the Subsidiary Banks are insured by the FDIC, and Compass Bank and Compass Bank, N.A., are members of the Federal Reserve System. Although the various laws and regulations which apply to Compass and its Subsidiary Banks are intended to insure safe and sound banking practices, they are mainly intended to benefit depositors and the federal deposit insurance fund, not the shareholders of Compass. The following discussion highlights certain laws and regulations affecting Compass and the Subsidiary Banks and should be read in conjunction with the more detailed information incorporated by reference herein. SEE "INCORPORATION OF DOCUMENTS BY REFERENCE".

COMPASS AND COMPASS OF TEXAS

     Compass and Compass of Texas are bank holding companies within the meaning of the BHC Act and are registered as such with the Federal Reserve. As bank holding companies, Compass and Compass of Texas are required to file with the Federal Reserve an annual report and such additional information as the Federal Reserve may require pursuant to the BHC Act. The Board may also make examinations of the Company and each of its subsidiaries. Under the BHC Act, bank holding companies are prohibited, with certain exceptions, from acquiring direct or indirect ownership or control of more than five percent of the voting shares of any company engaging in activities other than banking or managing or controlling banks or furnishing services to or performing services for their banking subsidiaries. However, the BHC Act authorizes the Federal Reserve to permit bank holding companies to engage in, and to acquire or retain shares of companies that engage in, activities which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

     The BHC Act requires a bank holding company to obtain the prior approval of the Federal Reserve before it may acquire substantially all of the assets of any bank or ownership or control of any voting shares of any bank if, after such acquisition, it would own or control, directly or indirectly, more than five percent of the voting shares of any such bank. The BHC Act prohibits the Federal Reserve from approving an application by a registered bank holding company to acquire shares of a bank located outside of the state in which the operations of the applicant's banking subsidiaries are principally conducted unless such acquisition is specifically authorized by the laws of the state in which the bank to be acquired is located or the acquisition involves a closed or failed bank, which also requires special regulatory approval.

     The States of Alabama, Florida, and Texas, where Compass currently operates banking subsidiaries, each have laws relating specifically to acquisitions of banks, bank holding companies, and other types of financial institutions in those states by financial institutions that are based in, and not based in, those states. In 1986, the State of Alabama enacted a regional reciprocal banking act. In general, the Alabama statute permits Alabama banks and bank holding companies to be acquired by regional bank holding companies and effectively permits Alabama banks and bank holding companies to acquire banks located in 14 other designated jurisdictions including Texas and Florida if such jurisdictions have adopted reciprocal statutes. Texas law currently permits out-of-state bank holding companies to acquire banks in Texas regardless of where the acquiror is based, subject to the satisfaction of various conditions such as agreements with respect to compliance with state law and evidence as to certain financial matters.

     Florida's regional reciprocal banking act, enacted in 1984, permits acquisitions of banks and bank holding companies in Florida by financial institutions based in 13 designated jurisdictions other than Florida including Alabama, but not Texas. As a result of acquisitions in Texas which had the effect of increasing its consolidated deposits outside of Florida's region, Compass does not meet the definition of a regional bank holding company under Florida law. Therefore, in order to complete certain acquisitions in Florida, Compass established a Florida subsidiary federal savings bank into which Compass merged the banks which it had agreed to acquire. Unless there is additional growth by Compass within Florida's region or a change in governing statutes at the state or federal level, any Florida banks or other financial institutions that are acquired by Compass in the future will be held by Compass as part of Compass' federal savings bank in Florida.

     Because the laws of the states designated in Alabama's and Florida's regional reciprocal banking statutes are not uniform, there is an absence of complete symmetry with respect to the permissibility of interstate expansion in Alabama, Florida, Texas and other states in which Compass may in the future seek to undertake acquisitions. Unless and until federal or state legislation is enacted which permits nationwide interstate acquisitions of banks, bank holding companies, and other types of financial institutions, the Company may encounter various restrictions and limitations with respect to acquisitions outside of the States of Alabama and Texas by virtue of state laws relating to interstate expansion.

     The Federal Reserve Act generally imposes certain limitations on extensions of credit and other transactions by and between banks which are members of the Federal Reserve System and other affiliates (which includes any holding company of which such bank is a subsidiary and any other non-bank subsidiary of such holding company). Banks which are not members of the Federal Reserve System are also subject to these limitations. Further, federal law prohibits a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or the furnishing of services.

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") enacted major regulatory reforms, stronger capital standards for savings associations and stronger civil and criminal enforcement provisions. FIRREA allows the acquisition of healthy and failed savings associations by bank holding companies and imposes no interstate barriers on such bank holding company acquisitions. With certain qualifications, FIRREA also allows bank holding companies to merge acquired savings and loans into their existing commercial bank subsidiaries. FIRREA also provides that a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default.

     In December of 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted. This act recapitalized the Bank Insurance Fund ("BIF"), of which the Subsidiary Banks are members, substantially revised statutory provisions, including capital standards, restricted certain powers of state banks, gave regulators the authority to limit officer and director compensation and required holding companies to guarantee the capital compliance of their banks in certain instances. Among other things, FDICIA requires the federal banking agencies to take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized" and "critically undercapitalized", as defined by regulations recently adopted by the Federal Reserve, the FDIC and the other federal depository institution regulatory agencies. A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to meet any critical capital level set forth in the regulations. The critical capital level must be a level of tangible equity capital equal to not less than 2% of total tangible assets and not more than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

     If a depository institution fails to meet regulatory capital requirements, the regulatory agencies can require submission and funding of a capital restoration plan by the institution, place limits on its activities, require the raising of additional capital and, ultimately, require the appointment of a conservator or receiver for the institution. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. If the controlling bank holding company fails to fulfill its obligations under FDICIA and files (or has filed against it) a petition under the Federal Bankruptcy Code, the FDIC's claim may be entitled to a priority in such bankruptcy proceeding over third party creditors of the bank holding company.

     An insured depository institution may not pay management fees to any person having control of the institution nor may an institution, except under certain circumstances and with prior regulatory approval, make any capital distribution (including the payment of dividends) if, after making such payment or distribution, the institution would be undercapitalized. FDICIA also restricts the acceptance of brokered deposits by insured depository institutions and contains a number of consumer banking provisions, including disclosure requirements and substantive contractual limitations with respect to deposit accounts.

     At September 30, 1993, the Subsidiary Banks were "well capitalized", and were not subject to any of the foregoing restrictions, including, without limitation, those relating to brokered deposits. The Subsidiary Banks do not rely upon brokered deposits as a primary source of deposit funding, although such deposits are sold through the Correspondent and Investment Services Division of Compass Bank.

     FDICIA contains numerous other provisions, including new reporting requirements, termination of the "too big to fail" doctrine except in special cases, limitations on the FDIC's payment of deposits at foreign branches and revised regulatory standards for, among other things, real estate lending and capital adequacy. In addition, FDICIA requires the FDIC to establish a system of risk-based assessments for federal deposit insurance, by which banks that pose a greater risk of loss to the FDIC (based on their capital levels and the FDIC's level of supervisory concern) will pay a higher insurance assessment. The full effect of FDICIA on Compass cannot be assessed at this time.

THE SUBSIDIARY BANKS

     In general, federal and state banking laws and regulations govern all areas of the operations of the Subsidiary Banks, including reserves, loans, mortgages, capital, issuances of securities, payment of dividends and establishment of branches. Federal and state bank regulatory agencies also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payments may be deemed to constitute an unsafe and unsound practice. Federal and state banking agencies also have authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent banks from engaging in unsafe or unsound practices.

     Compass Bank, organized under the laws of the State of Alabama, is a member of the Federal Reserve System. As such, it is supervised, regulated and regularly examined by the Alabama State Banking Department and the Federal Reserve. Compass Bank, N.A. is a national banking association subject to supervision, regulation and examination by the OCC. Compass Bank-Houston and Compass Bank-Dallas, both of which are organized under the laws of the State of Texas, are state banks that are not members of the Federal Reserve System. The Texas banks are supervised, regulated and regularly examined by the Department of Banking of the State of Texas and the FDIC. The Subsidiary Banks, as participants in the BIF and the Savings Association Insurance Fund of the FDIC, are subject to the provisions of the Federal Deposit Insurance Act and to examination by and regulations of the FDIC. SEE "SUPERVISION AND REGULATION--IMPLICATIONS OF BEING A SAVINGS AND LOAN HOLDING COMPANY".

     Compass Bank is governed by Alabama laws restricting the declaration and payment of dividends to ninety percent (90%) of annual net income until its surplus funds equal at least twenty percent (20%) of capital stock. Compass Bank has surplus in excess of this amount. Compass Bank-Houston and Compass Bank-Dallas, governed by the laws of the State of Texas, are, under certain circumstances, restricted in the declaration and payment of dividends to the extent that before declaring any dividends, each of these banks must transfer to its "certified surplus" accounts an amount not less than ten percent (10%) of the net profits of such bank earned since the last dividend was declared, except that there is no requirement for a transfer to certified surplus of a sum which would increase the certified surplus to more than the capital stock of the respective bank. In addition, Compass Bank-

Houston has entered into an agreement with the Commissioner that it will not declare dividends in excess of fifty percent (50%) of its current earnings. The approval of the OCC is required if the total of all dividends declared by Compass Bank, N.A. in any calendar year exceeds the total of the net profits of Compass Bank, N.A. for that year, plus its retained net profits for the preceding two years, less any required transfers to surplus. As a member of the Federal Reserve System, Compass Bank is also subject to dividend limitations imposed by the Federal Reserve that are similar to those applicable to national banks. SEE "SUPERVISION AND REGULATION--IMPLICATIONS OF BEING A SAVINGS AND LOAN HOLDING COMPANY".

     Federal law further provides that no insured depository institution may make any capital distribution (which would include a cash dividend) if, after making the distribution, the institution would not satisfy one or more of its minimum capital requirements. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments may be deemed to constitute an unsafe and unsound practice. Insured banks are prohibited from paying dividends on its capital stock while in default in the payment of any assessment due to the FDIC except in those cases where the amount of the assessment is in dispute and the insured bank has deposited satisfactory security for the payment thereof.

     The Community Reinvestment Act of 1977 ("CRA") and the regulations of the OCC, the Federal Reserve and the FDIC implementing that act are intended to encourage regulated financial institutions to help meet the credit needs of their local community or communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of such financial institutions. The CRA and such regulations provide that the appropriate regulatory authority will assess the records of regulated financial institutions in satisfying their continuing and affirmative obligations to help meet the credit needs of their local communities as part of their regulatory examination of the institution. The results of such examinations are made public and are taken into account upon the filing of any application to establish a domestic branch, to merge or to acquire the assets or assume the liabilities of a bank. In the case of a bank holding company, the CRA performance record of the banks involved in the transaction are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction.

IMPLICATIONS OF BEING A SAVINGS AND LOAN HOLDING COMPANY

     As a result of Compass' ownership of a federal savings bank headquartered in Florida, Compass is a savings and loan holding company under Section 10 of the Home Owners' Loan Act, as amended ("HOLA"). Accordingly, Compass has registered with the Office of Thrift Supervision (the "OTS") and is subject to OTS regulations, supervision and reporting requirements.

     With certain exceptions, a savings and loan holding company must obtain the prior written approval of the OTS before acquiring control of an insured savings association or savings and loan holding company through the acquisition of stock or through a merger or some other business combination. HOLA prohibits the OTS from approving an acquisition by a savings and loan holding company which would result in the holding company controlling savings associations in more than one state unless (i) the holding company is authorized to do so by the FDIC as an emergency acquisition, (ii) the holding company controls a savings association which operated an office in the additional state or states on March 5, 1987, or
(iii) the statutes of the state in which the savings association to be acquired is located specifically permit a savings association chartered by such state to be acquired by an out-of-state savings association or savings and loan holding company.

     As a subsidiary of a savings and loan holding company, Compass' federal savings association subsidiary in Florida is subject to certain restrictions in its dealings with Compass and with other companies affiliated with Compass. In addition, savings association subsidiaries of savings and loan holding companies are required to give the OTS thirty days' prior notice of any proposed payment of dividends to the savings and loan holding company.

     Compass' federal savings bank subsidiary is subject to the capital adequacy guidelines of the OTS. In general, a federal savings bank is required to satisfy three capital requirements: (i) a leverage ratio, (ii) a Tier 1/core risk-based capital ratio, and (iii) a total risk-based capital ratio. To be adequately capitalized under the fully phased-in capital requirements for January 1, 1995, an institution must meet or exceed (i) a leverage ratio of 4%, or a leverage ratio of 3% if the institution received the top rating in its most recent examination, (ii) a Tier 1/core risk-based capital ratio of 4%, and (iii) a total risk-based capital ratio of 8%.

     In general, a savings and loan holding company that has a federal savings bank subsidiary that fails to meet the "qualified thrift lender" test is required to become a bank holding company. In addition, if a federal savings bank does not satisfy the "qualified thrift lender" test, then such federal savings bank must either convert to a bank or it (i) will be limited to establishing new branches as if it were a national bank located in the same state, (ii) will be barred from obtaining new Federal Home Loan Bank advances,
(iii) will be prohibited from making any new investment or engaging in any new activity unless the investment or activity is permitted for a national bank, and
(iv) will be subject to the dividend restrictions applicable to national banks. Moreover, three years after it has failed to qualify as a "qualified thrift lender", a federal savings bank must (i) divest any investments and activities not permitted for a national bank and (ii) repay any of its outstanding Federal Home Loan Bank advances "as promptly as can prudently be done" consistent with its safe and sound operation and must divest any investment and cease any activity not permitted for a national bank. Should a Compass federal savings bank subsidiary fail the "qualified thrift lender" test, that institution might be required to convert to a bank and Compass' ability to retain it would be subject to question in light of Florida law which does not now authorize Compass to acquire a bank in that state.

     To be a "qualified thrift lender" a federal savings bank must maintain "qualified thrift investments" of at least sixty-five percent (65%) of its "portfolio assets" as measured on a monthly average basis in nine out of the last twelve months. The assets that qualify as "qualified thrift investments" include assets generally related to the development of domestic residential (and other) real property. "Portfolio assets" is defined as a federal savings bank's total assets, minus (i) goodwill and other intangible assets, (ii) the value
              -----
of property used by the savings associations to conduct its business, and (iii) subject to a maximum of twenty percent (20%) of total assets, liquid assets required to be maintained under Section 6 of HOLA.

OTHER

     Other legislative and regulatory proposals regarding changes in banking, and the regulation of banks, thrifts and other financial institutions, are being considered by the executive branch of the Federal government, Congress and various state governments, including Alabama, Texas, and Florida. Certain of these proposals, if adopted, could significantly change the regulations of banks and the financial services industry. It cannot be predicted whether any of these proposals will be adopted or, if adopted, how these proposals will affect Compass or the Subsidiary Banks.

     The Correspondent and Investment Services Division of Compass Bank is treated as a municipal securities dealer and a government securities dealer for purposes of the federal securities laws and, therefore, is subject to certain reporting requirements and regulatory controls by the Commission, the United States Department of the Treasury and the Federal Reserve. Compass Brokerage, Inc., a wholly-owned subsidiary of Compass Bank, is a discount brokerage service registered with the Commission and the National Association of Securities Dealers, Inc. The subsidiary is subject to certain reporting requirements and regulatory control by these agencies. Compass Bancshares Insurance, Inc., a wholly-owned subsidiary of Compass Bank, is a licensed insurance agent or broker for various insurance companies. The insurance subsidiary and its licensed agents are subject to reporting and licensing regulations of the Alabama Insurance Commission.

     References under the heading "SUPERVISION AND REGULATION" to applicable statutes are brief summaries of portions thereof, do not purport to be complete and are qualified in their entirety by reference to such statutes.

               DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK

     The following summary of the terms and provisions of the Compass Common Stock and the Compass Preferred Stock does not purport to be complete and is qualified in its entirety by reference to Compass' Restated Certificate of Incorporation and the Certificates of Amendment thereto. Such Certificates are filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.

COMPASS COMMON STOCK

     Compass is incorporated under the General Corporation Law of the State of Delaware ("GCL"). Compass is authorized to issue 50,000,000 shares of Compass Common Stock, of which ___________ shares were issued and outstanding on ______________, 1994. Compass' Board of Directors may at any time, without additional approval of the holders of Compass Common Stock, issue additional authorized but previously unissued shares of Compass Common Stock.

     DIVIDENDS

     Holders of Compass Common Stock are entitled to receive dividends ratably when, as and if declared by Compass' Board of Directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under Delaware law, Compass may pay dividends out of surplus or net profits for the fiscal year in which declared and/or for the preceding fiscal year, even if its surplus accounts are in a deficit position. Dividends paid by its subsidiary banks, principally Compass Bank, are the primary source of funds available to Compass for payment of dividends to its shareholders and for other needs. Compass' Board of Directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including Compass' earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as Compass' Board of Directors deems relevant.

     Compass' principal assets and sources of income consist of investments in its operating subsidiaries, which are separate and distinct legal entities. Federal and state banking regulations applicable to Compass and its banking subsidiaries require minimum levels of capital which limit the amounts available for payment of dividends. Compass Bank is governed by Alabama laws restricting the declaration and payment of dividends to 90% of annual net income until its surplus funds equal at least 20% of capital stock. Compass Bank's surplus exceeded this amount as of September 30, 1993 by $38,147,000. Compass Bank-Houston and Compass Bank-Dallas, both of which are governed by the laws of the State of Texas, are, under certain circumstances, restricted in the declaration and payment of dividends to the extent that before declaring any dividends each of these banks must transfer to its "certified surplus" account an amount not less than 10% of the net profits of such bank earned since the last dividend was declared, except that there is no requirement for a transfer to certified surplus of a sum which would increase the certified surplus to more than the capital stock of the respective bank. The certified surplus of Compass Bank-Houston and Compass Bank-Dallas exceeded their respective capital stock accounts by $28,758,000 and $31,980,000, respectively, as of September 30, 1993. In addition, Compass Bank-Houston has entered into an agreement with the Commissioner that it will not declare dividends in excess of 50% of its current earnings. The approval of the OCC is required if the total of all dividends declared by Compass Bank, N.A. in any calendar year exceeds the total of such bank's net profits as defined for that year, plus its retained net profits for the preceding two years, less any required transfers to surplus. At September 30, 1993, Compass Bank, N.A. had no capital available for distribution. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; "RISK FACTORS"; "SELECTED FINANCIAL DATA"; "MARKET PRICES"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SECURITY AND COMPASS--DIVIDENDS"; AND "INFORMATION ABOUT COMPASS".

     PREEMPTIVE RIGHTS

     The holders of Compass Common Stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by Compass before such securities are offered to others. The absence of preemptive rights increases Compass' flexibility to issue additional shares of Compass Common Stock in connection with acquisitions, employee benefit plans and for other purposes, without affording the holders of Compass Common Stock a right to subscribe for their proportionate share of those additional securities. Any further issuance of Compass Common Stock after the Effective Time may reduce former Security shareholders' proportionate interest in Compass.

     VOTING RIGHTS

     The holders of Compass Common Stock are entitled to one vote per share on all matters presented to shareholders. Holders of Compass Common Stock are not entitled to cumulate their votes in the election of directors. Cumulative voting rights, if provided for, entitle shareholders to a number of votes equal to the product of the number of shares held times the number of directors to be elected and allow shareholders to distribute such votes among any number of nominees for director. Cumulative voting rights tend to enhance the voting power of minority shareholders. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SECURITY AND COMPASS--CUMULATIVE VOTING FOR DIRECTORS".

     LIQUIDATION

     Upon liquidation, dissolution or the winding up of the affairs of Compass, holders of Compass Common Stock are entitled to receive their pro rata portion of the remaining assets of Compass after the holders of Compass preferred stock have been paid in full any sums to which they may be entitled.

COMPASS PREFERRED STOCK

     Compass has authorized 25,000,000 shares of $.10 par value preferred stock. The preferred stock is issuable in one or more series and Compass' Board of Directors, subject to certain limitations, is authorized to fix the number of shares, dividend rate, liquidation prices, redemption, conversion, voting rights, and other terms. Compass' Board of Directors may issue preferred stock without approval of the holders of Compass Common Stock. No shares of preferred stock are outstanding as of the date hereof. SEE "RISK FACTORS" AND "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SECURITY AND COMPASS-- DIVIDENDS".

                            COMPARISON OF RIGHTS OF
                      SHAREHOLDERS OF SECURITY AND COMPASS

CHARTER AND BY-LAW PROVISIONS AFFECTING COMPASS STOCK

     Compass' Certificate and By-Laws contain several provisions which may make Compass a less attractive target for an acquisition of control by anyone who does not have the support of Compass' Board of Directors. Such provisions include, among other things, the requirement of a supermajority vote of shareholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered Board of Directors, and the limitation that shareholder actions without a meeting may only be taken by unanimous written shareholder consent. Security's Articles of Association and By-Laws do not contain similar restrictions.

     The foregoing summary is qualified in its entirety by reference to Compass' Certificate and By-Laws which are available upon written request from Compass and which are on file with the Commission, and to the Articles of Association and By-Laws of Security, which are available upon request from Security. SEE "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "RISK FACTORS"; AND "INFORMATION ABOUT COMPASS".

     In addition to the foregoing differences between Security's and Compass' charters, as a result of the Merger Security shareholders, whose rights are governed by the NBA, will become shareholders of Compass, and their rights as shareholders will then be governed primarily by the GCL.

CERTAIN DIFFERENCES BETWEEN THE CORPORATION LAW OF DELAWARE AND THE NATIONAL BANK ACT AND CORRESPONDING CHARTER AND BY-LAW PROVISIONS

     Certain differences between the GCL and the NBA, as well as a description of the corresponding provisions contained in Compass' and Security's respective charters and by-laws, as such differences and provisions may affect the rights of shareholders, are set forth below. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the GCL and the NBA.

     NOTICE TO SHAREHOLDERS AND RECORD DATE

     Federal regulations pertaining to national banking associations provide that written notice of each shareholders' meeting must be delivered to each national banking association shareholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the meeting. A national banking association's board of directors may fix a record date for determining the shareholders entitled to notice of, and to vote at, any meeting of shareholders. This date must be in reasonable proximity to the date notice of the shareholders' meeting is given.

     Delaware law provides that written notice of each shareholders' meeting must be delivered to each shareholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the meeting, except in the case of a meeting to vote on a proposed merger or consolidation, wherein written notice must be delivered to each shareholder of record, whether voting or nonvoting, at least 20 days before the meeting. A Delaware corporation's board of directors may fix in advance a record date for determining shareholders entitled to notice of, or to vote at, any meeting of shareholders. The record date may not be more than 60 days nor less than 10 days prior to the date of the meeting.

     SPECIAL MEETINGS OF SHAREHOLDERS

     Federal law does not set forth specific rules for the calling of special meetings of shareholders. The Security Articles and By-Laws provide that meetings must be called by either the Board of Directors of Security or by five or more shareholders of Security owning not less than 25% of the outstanding shares of Security Common

Stock. Shareholders of Delaware corporations do not have a right to call special meetings unless such right is conferred upon the shareholders in the corporation's certificate of incorporation or by-laws. Neither Compass' Certificate nor its By-laws allow shareholders to call special meetings.

     INSPECTION OF SHAREHOLDER LIST

     The NBA requires the president and cashier of every national banking association to keep a full and correct list of the names and residences of all the shareholders in the association, and the number of shares held by each, in the office where its business is transacted. All shareholders and creditors of the association, and officers authorized to assess taxes under state authority, may inspect the list during business hours of each legal business day.

     Delaware law requires that a complete list of the shareholders entitled to vote at the next meeting of shareholders be compiled and made available at least 10 days before every meeting of shareholders. The list must be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to every shareholder meeting. Directors who willfully neglect or refuse to produce such a list at any meeting for the election of directors shall be ineligible for election to any office at such meeting.

     CUMULATIVE VOTING FOR DIRECTORS

     Under the NBA, each shareholder has the right in all elections of directors to vote the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate the number of votes equal to the number of directors multiplied by the number of his shares, or to distribute his votes on the same cumulative principle among as many candidates as he wishes. The candidates receiving the highest number of votes, up to the number of directors to be elected, are elected. On all other matters, each share has one vote. Under cumulative voting, shareholders who own less than a majority of a corporation's common stock can obtain representation on the board of directors. If voting is not conducted by cumulative voting, each share is entitled to one vote, and the holders of a majority of the shares voting at the meeting can elect all of the directors if they choose to do so, leaving the other members unable to elect a director.

     Under Delaware law, shareholders are not entitled to cumulate their votes in an election of directors unless the corporation's certificate of incorporation so provides. Compass' Certificate does not provide for cumulative voting. SEE "DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK--VOTING RIGHTS".

     CLASSIFICATION AND REMOVAL OF BOARD OF DIRECTORS

     Federal law provides that a national banking association's board of directors shall consist of not fewer than 5 nor more than 25 members.
Security's Articles and Bylaws do not explicitly address the removal of directors and federal law is unsettled on this issue. As a result, the extent of the right, if any, of Security's shareholders to remove Security's directors, with or without cause, is uncertain.

     A majority of shareholders of a Delaware corporation may remove a director with or without cause, unless the directors are classified and elected for staggered terms, in which case, directors may be removed only for cause. Compass' Certificate provides for a classified board, and any such removal must be for cause and requires a supermajority vote (80%) of the shareholders.

     LIMITATION OF LIABILITY OF DIRECTORS

     Federal laws pertaining to national banking associations do not include specific provisions regarding the limitation of liability and indemnification of directors of the association. Federal regulations provide that a national bank may provide in its articles of association for the indemnification of directors, officers, and employees for expenses reasonably incurred in actions to which the directors, officers, or employees are parties or potential parties by reason of the performance of their official duties. Indemnification articles which substantially reflect general standards of law as evidenced by the law of the state in which the bank is headquartered, the law of the state in which the bank's holding company is incorporated, or the relevant provisions of the Model Business Corporation Act are presumed by the OCC to be within the corporate powers of a national bank.

     Security's Articles of Association provide that a director, officer, or employee may be indemnified or reimbursed by Security for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he shall be made a party by reason of his being or having been a director, officer, or employee of Security or of any firm, corporation, or organization in which he served in any such capacity at the request of Security, except for liability or guilt arising from gross negligence, willful misconduct, or criminal acts in the performance of his duties to Security. No indemnification or reimbursement shall follow from any action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of Security, or its Board of Directors, acting by vote of directors not party to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. In addition, Security has entered into Indemnification Agreements with all of its directors and executive officers pursuant to which Security has agreed to indemnify such persons from all such liabilities to the maximum extent permitted by law.

     Delaware law permits a corporation to set limits on the extent of a director's liability. Delaware law permits a corporation to indemnify its officers, directors, employees and agents if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification is not allowed under Delaware law, absent a court order to the contrary, if an officer, director, employee or agent of the corporation is finally adjudged liable to the corporation.

     Under Compass' Certificate, a director will not be liable to Compass or its shareholders for monetary damages for any breach of fiduciary duty as a director, except (i) for breach of a director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL (unlawful payment of dividend or unlawful stock purchase or redemption), or (iv) any transaction from which the director derived an improper personal benefit. Compass' Certificate requires indemnification of officers, directors, and others to the full extent permitted by Delaware law. SEE "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; AND "INDEMNIFICATION".

     ACTION BY WRITTEN CONSENT

     Federal laws pertaining to national banking associations do not provide for action by the written consent of a national banking association's shareholders; however, the OCC has determined that shareholders of a national banking association may take action by written consent unless the subject matter to be considered specifically requires a meeting.

     Delaware law provides that shareholders may take action without a meeting if a consent in writing to such action is signed by the shareholders having the minimum number of votes that would be necessary to take such action at a meeting, unless prohibited in the certificate of incorporation. Compass' Certificate prohibits shareholder action by written consent except where such action is taken unanimously. SEE "RISK FACTORS".

     DIVIDENDS

     Under the NBA, the directors of a national banking association may declare a dividend quarterly, semiannually, or annually equal to that amount of the net profits of the association as they determine, except that no dividend may be declared until the surplus fund of the association at least equals its common capital stock, and there has been carried to the surplus fund not less than 10% of the association's net profits for the appropriate time period preceding the dividend. The OCC must approve all dividends declared by an association where the total of those dividends exceeds the total of its net profits of that year combined with its retained net profits (defined as the remainder of all earnings from current operations plus actual recoveries on loans and investments and other assets, after deducting current operating expenses, losses, taxes, and accrued dividends on preferred stock) of the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock.

     Holders of the Security Class A Preferred Stock are entitled to dividends of $1.1025 per share per annum. Such dividends are preferred cumulative and any unpaid dividends shall not bear interest. Holders of Security Class B Preferred Stock are entitled to participate ratably in dividends declared with respect to Security Common Stock.

     A Delaware corporation may pay dividends not only out of surplus (the excess of net assets over capital) but also out of net profits for the current or preceding fiscal year if it has no surplus; provided, however, that if the capital of the corporation has been decreased to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock having a preference upon the distribution of assets, no dividends may be declared out of net profits.

     Holders of Compass Common Stock are entitled to receive dividends ratably when, as and if declared by Compass' Board of Directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; "SELECTED FINANCIAL DATA"; "MARKET PRICES"; "DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK"; AND "INFORMATION ABOUT SECURITY--MARKET PRICE AND DIVIDENDS".

     VOLUNTARY DISSOLUTION

     Under federal law, a national banking association may go into liquidation and be closed by the vote of shareholders owning two-thirds of its stock.

     Delaware law requires that dissolution must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, unless the certificate of incorporation requires the vote of a larger portion of the outstanding stock. Compass' Certificate does not provide for approval by more than a majority vote.

     DISSENTERS' RIGHTS

     Federal law provides that a shareholder generally has the right to dissent from any consolidation or merger. Any shareholder who exercises his right to dissent in the prescribed manner will be entitled to receive the appraised value of his shares. SEE "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER--DISSENTERS' RIGHTS"; AND APPENDIX II.

     Delaware law provides appraisal rights to shareholders entitled to vote in merger transactions. It does not, however, recognize rights of appraisal in a merger or consolidation if the shares of the corporation are either listed on a national securities exchange, admitted on the NASDAQ National Market System or held of record by more than 2,000 shareholders or if the corporation is the surviving corporation and no vote of its shareholders is required, and if the shareholders will receive in the transaction one or more of the following: stock of the surviving corporation, stock of any other corporation which would be so listed or held, and cash in lieu of fractional shares. The Compass Common Stock is traded on the NASDAQ National Market System.

     A Delaware corporation may, but is not required to, provide in its certificate of incorporation that appraisal rights shall be available to shareholders in the event of an amendment to the certificate of incorporation, the sale of all or substantially all of the assets of the corporation, or the occurrence of any merger or consolidation in which appraisal rights are not otherwise available and in which that Delaware corporation is not the surviving or resulting company. No such provision is included in Compass' Certificate.

     CERTAIN BUSINESS COMBINATIONS

     Under federal law, a national banking association may generally only enter into certain business combinations (e.g., mergers, consolidations, and sales of substantially all of an association's assets) with the approval of the OCC, a majority vote of its board of directors, and the affirmative vote of the holders of two-thirds of its outstanding capital stock. SEE "SUPERVISION AND REGULATION--THE COMPANY". Under Delaware law, unless the certificate of incorporation requires a greater-than-majority vote, a merger or consolidation of a Delaware corporation must be approved by the affirmative vote of a majority of the shares of each class of shares entitled to vote thereon as a class and a majority of the total shares entitled to vote thereon. However, Delaware law provides that no shareholder vote is required to authorize a merger if: (a) the plan of merger does not amend the corporation's certificate of incorporation;
(b) each share of stock of the corporation outstanding immediately prior to the merger remains outstanding immediately after the merger as an identical share of the surviving corporation; and (c) the authorized but unissued shares or treasury shares of common stock of the surviving corporation to be issued or delivered pursuant to the merger, plus the number of shares of common stock issuable upon conversion of any other securities issued pursuant to the merger, do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the merger. Compass' Certificate requires supermajority approval by its Board of Directors and shareholders in certain cases, as described above. SEE "RISK FACTORS" AND "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SECURITY AND COMPASS--CHARTER AND BY-LAW PROVISIONS AFFECTING COMPASS STOCK".

     In addition, under Delaware law, any corporation owning at least 90% of the outstanding shares of each class of another corporation may merge such corporation into itself or merge itself into such corporation without a vote of the shareholders of either corporation.

     A Delaware corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by the holders of a majority of the outstanding stock of the corporation entitled to vote thereon, unless the certificate of incorporation requires the vote of a larger portion of the outstanding stock. Compass' Certificate does not so provide.

     Delaware has enacted anti-takeover legislation. Compass has opted out of such provisions as provided thereby. Certain provisions of Compass' Certificate and By-Laws limiting a takeover without the support of its Board of Directors are described in "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SECURITY AND COMPASS--CHARTER AND BY-LAW PROVISIONS AFFECTING COMPASS STOCK".

     AMENDMENT OF CHARTERS

     Amendments to the articles of association of a national banking association require the affirmative vote of the holders of a majority of its stock, unless the affirmative vote of the holders of a greater amount of its stock is required by law.

     Delaware law provides that amendments to the certificate of incorporation must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, and the holders of a majority of the outstanding stock entitled to vote thereon as a class, unless the certificate of incorporation requires the vote of a larger portion of the outstanding stock or any class thereof. Compass' Certificate does not provide for approval by more than a majority vote.

     Although certain of the specific differences between the voting and other rights of Security shareholders and Compass shareholders are discussed above, the foregoing summary is not intended to be a complete statement of the comparative rights of such shareholders under the GCL and the NBA, or the rights of such persons under the respective charters and by-laws of Compass and Security. Nor is the identification of certain specific differences meant to indicate that other differences do not exist. The foregoing summary is qualified in its entirety by reference to the particular requirements of the NBA and the GCL, and the specific provisions of Compass' Certificate and By-Laws, and Security's Articles of Association and By-Laws.

                            RESALE OF COMPASS STOCK

     The Compass Common Stock to be issued to holders of Security Common Stock upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be an "affiliate" of Security within the meaning of Rule 145 under the Securities Act. The directors and executive officers of Security, the beneficial owners of 10% or more of Security Common Stock and certain of their related interests may be deemed to be affiliates of Security. Such affiliates are not permitted to transfer any Compass Common Stock except in compliance with the Securities Act and the rules and regulations thereunder. Such affiliates have delivered to Compass a written agreement in substantially the form of Exhibit A to the Merger Agreement providing that each such affiliate will not (i) sell, pledge, transfer or otherwise dispose of any of such affiliate's Security Stock within 30 days prior to the Effective Time (ii) sell, pledge, transfer or otherwise dispose of any shares of Compass Common Stock until the publication of financial results covering at least 30 days of post-Merger combined operations of Security and Compass, except for loans to any such affiliates secured by a pledge of all or part of such Compass Common Stock, provided the lender agrees to be bound by the terms of such written agreement, and (iii) agrees not to transfer any Compass Common Stock except in compliance with the applicable provisions of the Securities Act and the Exchange Act and the respective rules and regulations thereunder. SEE "SUMMARY--ACCOUNTING TREATMENT"; "THE MERGER--ACCOUNTING TREATMENT"; AND APPENDIX I.

     As a condition to consummation of the Merger, Compass must receive from Security shareholders receiving at least 50% of the aggregate Merger Consideration a representation that they currently have no present plan or intention to sell or otherwise dispose of the shares of Compass Common Stock received pursuant to the Merger. SEE "THE MERGER--OTHER TERMS AND CONDITIONS".

                           INFORMATION ABOUT COMPASS

     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Certain documents filed by and relating to Compass, including Compass' Annual Report on Form 10-K for the year ended December 31, 1992 and its Quarterly Reports on Form 10-Q for its first quarter ended March 31, 1993, its second quarter ended June 30, 1993 and its third quarter ended September 30, 1993, are included herewith and incorporated herein by reference. SEE "AVAILABLE INFORMATION" AND "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     INTERESTS OF CERTAIN PERSONS

     No director or executive officer of Compass has any material direct or indirect financial interest in Security or the Merger, except as a director, executive officer or shareholder of Compass or its subsidiaries.

                           INFORMATION ABOUT SECURITY

     SERVICES, EMPLOYEES AND PROPERTIES

     Security was incorporated as a national banking association in October of 1985 to provide traditional banking services in southwest Houston. Security offers individual and commercial customers interest and non-interest bearing transaction accounts, savings products, annuities and personal and business loans. Security is supervised, regulated, and examined by the OCC, and, as a national bank, is a member of the Federal Reserve System. The deposits of Security are insured by the FDIC to the fullest extent permitted by law.

     Security has three locations in Houston. The West Bellfort location, located at 7700 West Bellfort, serves the southwest portion of the Houston metropolitan area. The Meyerland location, at 4939 Beechnut on the grounds of Meyerland Plaza, serves the Bellaire and Meyerland neighborhoods. Security's Galleria location serves the Galleria area and customers residing in the Tanglewood and Memorial neighborhoods of Houston. The West Bellfort and Meyerland locations have attached drive-through banking facilities. Each location offers all of Security's services which include checking accounts, savings accounts, certificates of deposits, individual retirement accounts, annuities, and personal and commercial loans.

     On September 30, 1993, Security had 57 fulltime employees, 11 of whom were officers. On September 30, 1993, Security had 12 directors and one advisory director. Security's directors are compensated for their services.

     Security's principal office at 7700 West Bellfort is situated in a 14,546 square foot building on a 60,000 square foot site that is owned by Security. The building was constructed by Security in 1987.

     Security's Meyerland location is a full service bank located in approximately 14,420 square feet of space in a two-story building at 4939 Beechnut leased from the Resolution Trust Corporation under a 15-year lease that expires on February 28, 2007. The second story of the building is subleased through October of 1995.

     The Galleria facility is a full service bank located in approximately 3,050 square feet of space in a multi-story office building at 1800 West Loop South and is leased from Aetna Life Insurance Company under a lease expiring in February of 1997.

     COMPETITION

     The banking business is highly competitive. Numerous other banking facilities are located within Security's primary service areas and such banking facilities compete directly with Security with regard to the full range of commercial banking services. To a certain extent, Security also competes for deposits and loans with branches of savings and loan associations located in and around Security's primary service areas and for loans with credit unions and finance companies located in or near Security's primary service areas.

     Security also faces competition from a wide variety of depository institutions from other geographical areas which compete for deposits, loans and bank-related services. As deregulation of depository institutions and financial services continues, competition from nonbank financial intermediaries, such as savings and loan associations, credit unions, mortgage companies, insurance companies and other financial institutions, may be expected to intensify. Security and similar institutions have also experienced significant competition for deposits from mutual funds and other money center bank's offerings of high yielding deposit accounts. Some of the institutions with which Security competes have capital and resources much larger than those of Security and some are not subject to the same regulatory restrictions.

     LEGAL PROCEEDINGS

     In the normal course of its business, Security from time to time is involved in legal proceedings. Other than such proceedings incidental to its business, Security's management is not aware of any pending or threatened legal proceedings which, upon resolution, would have a material adverse effect upon its financial condition or results of operations. The continued absence of such proceedings is a condition to Compass' obligation to consummate the Merger. SEE "THE MERGER--OTHER TERMS AND CONDITION".

     REGULATORY COMMITMENTS

     Security is subject to a Letter of Commitment with the OCC pursuant to which Security's Board of Directors committed to correct certain problems in Security's operations noted in its most recent examination by the OCC. With the exception of this agreement, Security is not subject to any agreements, commitments or understandings with any regulatory authorities, except to the extent that it is required to comply with the various regulations set forth by these authorities.

     MARKET PRICE AND DIVIDENDS

     There is no active public trading market for the Security Common Stock; it is traded infrequently in private transactions about which Security's management has little reliable information. As of the Record Date, Security Common Stock was held by 283 persons, Security Class A Preferred Stock was held by 11 persons and Security Class B Preferred Stock was held by 11 persons. Security has paid dividends on the Security Common Stock of $0.30 per share in 1991, 1992 and 1993. Security has paid all cumulative dividends on the Security Class A Preferred Stock through December 31, 1993 and intends to declare and pay such dividends through the Effective Time. The holders of the Security Class B Preferred Stock received dividends of $0.30 per share in 1993. SEE "MARKET PRICES".

     BENEFICIAL OWNERSHIP OF SECURITY COMMON STOCK BY SECURITY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table shows as of December 31, 1993 the number of shares of Security Common Stock, beneficially owned by each director and executive officer of Security, each person known by Security to be the beneficial owner of more than 5% of the outstanding shares of Security Common Stock, and information for all Security directors and executive officers as a group.

                                      Number of
                                   Shares of Stock   Percent of Total
  Name of Directors, Executive       Beneficially       Outstanding
    Officers and Shareholders         Owned (1)         Shares (1)
- ---------------------------------  ----------------  -----------------

  Phillip Aronoff                            6,300               1.35%

  H. Wesley Ashendorf                          200                  *

  David W. Barg                                200                  *

  Jack R. Burchfield                        21,800               4.65%

  Joyce E. Canino (2)                        2,200                  *

  Tony Connelly                                340                  *

  Martin Fein                                1,334                  *

  Frank S. Goldberg(3)(4)                  437,027              93.30%

  Marvin P. Isgur(5)                       416,090              88.83%

  Melvyn Kleiman                               400                  *

  Adam J. Newar(6)                          10,325               2.20%

  Irving Pozmantier(7)                     416,090              88.83%

  Joe Samuel Ratliff                         1,000                  *

  Mallory Robinson                           5,086               1.09%

  Eugene Winograd                           11,436               2.44%

  Alvin L. Zimmerman                         3,576                  *

  All Security Directors                   451,427              96.38%
  and Executive Officers
  as a Group (16 persons) (8)(9)

    *Less than 1%

(1) Includes shares of Security Common Stock to be issued upon conversion of Security Class A Preferred Stock and Security Class B Preferred Stock.

(2) Includes options to acquire 2,000 shares of Security Common Stock. Such holder has agreed to exercise such options prior to the Effective Time.

(3) Includes 354,014 shares held by others over which the named person, as a Voting Representative under the Security Voting Agreement, has shared voting power. Such person owns directly 36,200 shares of Security Common Stock, 8,692 shares of Security Class A Preferred Stock and 17,384 shares of Security Class B Preferred Stock.

(4)  Includes options to acquire 20,937 shares of Security Common Stock.
     Such holder has agreed to exercise the Options prior to the Effective Time.

(5) Includes 415,890 shares held by others over which the named person, as a Voting Representative under the Security Voting Agreement, has shared voting power. An affiliate of such person owns 18,673 shares of Security Common Stock, 5,448 shares of Security Class A Preferred Stock and 10,896 shares of Security Class B Preferred Stock. Such person disclaims beneficial ownership of such shares.

(6)  Includes options to acquire 10,000 shares of Security Common Stock.
     Such holder has agreed to exercise the Options prior to the Effective Time.

(7) Includes 415,890 shares held by others over which the named person, as a Voting Representative under the Security Voting Agreement, has shared voting power.

(8) Includes 415,890 shares subject to the Security Voting Agreement. The Voting Representatives under the Security Voting Agreement have the right to vote such shares.

(9) Includes options to acquire 33,937 shares of Security Common Stock. Such holders have agreed to exercise the Options prior to the Effective Time.


     The persons listed above will receive the same Merger Consideration described in "The Merger--General" as the other Security shareholders for each share of Security Stock held at the Effective Time.

     Messrs. Goldberg, Isgur and Pozmantier who are Voting Representatives under the Security Voting Agreement have the right to vote the shares of Security Stock subject to the Voting Agreement at any meeting on any issue with respect to which the Security shareholders would otherwise have the right to vote their respective shares, including the right to vote to merge Security with a third party. The Voting Representatives have agreed, pursuant to the Proxy, to vote in favor of the Merger an aggregate of 342,825 shares of Security Common Stock, comprising 98.2% of the total shares of Security Common Stock issued and outstanding, 24,355 shares of Security Class A Preferred Stock, comprising 85.5% of the total shares of Security Class A Preferred Stock issued and outstanding, and 48,710 shares of Security Class B Preferred Stock, comprising 85.5% of the total shares of Security Class B Preferred Stock issued and outstanding.
BECAUSE THE VOTING REPRESENTATIVES HAVE THE POWER TO VOTE OVER TWO-THIRDS OF THE SHARES OF EACH CLASS OF SECURITY STOCK ISSUED AND OUTSTANDING AND ENTITLED TO VOTE AT THE MEETING, THE EFFECT OF THEIR AGREEMENT TO VOTE IN FAVOR OF THE MERGER IS TO ASSURE APPROVAL OF THE MERGER BY THE SECURITY SHAREHOLDERS. SEE "INTRODUCTION"; AND "THE MERGER--GENERAL".

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SECURITY BANK, NATIONAL ASSOCIATION

     The following discussion provides certain information regarding the financial condition and results of operations of Security. This discussion should be read in conjunction with Security's Financial Statements and Notes to Financial Statements presented elsewhere in this Proxy Statement/Prospectus. SEE "INDEX TO SECURITY FINANCIAL STATEMENTS".

RESULTS OF OPERATIONS

     GENERAL

     The earnings of Security depend primarily on Security's net interest income (i.e., the difference between the income earned on Security's loans and investments and the interest paid on its deposits and other borrowed funds). Among the factors affecting net interest income are the type, volume and quality of the bank's assets, the type and volume of its deposits and other borrowed funds, and the relative sensitivity of its interest-earning assets and its interest-bearing liabilities to changes in market interest rates.

     Security's income is also affected by fees it receives from other banking services, by gains and losses on its investments, by its provisions for loan losses and by the level of its operating expenses. All aspects of Security's operations are affected by general market, economic and competitive conditions.

     Security reported net income of $409,000 for the nine months ended September 30, 1993, a slight decrease from net income of $413,000 for the nine months ended September 30, 1992. Pretax income before securities transactions was $543,000 for the nine months ended September 30, 1993, a $209,000 increase over the $334,000 earned during the nine months ended September 30, 1992. Security had net income of $612,000 for the year ended December 31, 1992, $590,000 for the year ended December 31, 1991, and $523,000 for the year ended December 31, 1990. Changes occurring in the major components of the Security's income statement for such periods are discussed below.

     NET INTEREST INCOME

     Net interest income is the primary source of income for Security and represents the amount by which interest and fees generated by earning assets exceed the cost of funds, primarily interest paid to Security's depositors on interest bearing accounts. Net interest income was $2,841,000 for the nine months ended September 30, 1993, a 7.5% increase over net interest income of $2,644,000 for the nine months ended September 30, 1992. Average rates paid on interest bearing funds dropped from 3.9% as of September 30, 1992 to 2.9% as of September 30, 1993. Average loans, net of unearned discount, of $52.1 million for the nine months ended September 30, 1993 increased 20.9% over average loans of $43.1 million for the similar 1992 period. Average deposits for the nine months ended September 30, 1993 were $70.1 million, an increase of 7.4% over average deposits of $65.3 million for the same period in 1992.

     For the year ended December 31, 1992, net interest income increased $629,000 or 21.2% over the year ended December 31, 1991. Net interest income increased $450,000 or 17.9% in 1991 over 1990 net interest income of $2,521,000. The increase of $629,000 in 1992 was due primarily to significant improvements in loan volumes and the decline in interest rates paid on interest-bearing deposits. The increase of $450,000 in 1991 was due to an increase in average earning assets.

     The following table sets forth for the periods indicated an analysis of net interest income by each major category of interest-earning assets and interest-bearing liabilities. The rates earned and paid on each major type of asset and liability account are set forth beside the average level in the account for the period, and the average yields on all interest-earning assets and the average rate paid on all interest-bearing liabilities are also summarized.

                                                             (Dollars in Thousands)
                                                         Nine Months Ended September 30
                                                     1993                         1992
                                          --------------------------   ---------------------------
ASSETS                                              Interest                     Interest
                                          Average   Income/   Yield/   Average   Income/    Yield/
                                          Balance   Expense    Rate    Balance   Expense     Rate
                                          --------  --------  ------   -------   --------   ------
Interest earning assets:
Loans (1)                                 $52,074     $3,318    8.52%  $43,125     $3,088     9.56%
Investment securities-taxable              16,265        667    5.48%   15,633        869     7.44%
Investment securities-nontaxable              449         15    4.47%      100          5     6.68%
Interest-bearing deposits                     192          6    4.17%    1,969         69     4.69%
Federal funds sold                          1,964         45    3.05%    5,690        162     3.81%
                                          -------     ------    ----   -------     ------     ----
Total interest-earning assets/
  interest income/average yield            70,944      4,051    7.63%   66,517      4,193     8.42%

Non-interest earning assets:
Cash and due from banks                     4,117                        3,926
Other assets                                3,606                        2,926
Allowance for loan losses                    (575)                        (446)
                                          -------                      -------
    TOTAL                                 $78,092                      $72,923
                                          =======                      =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities

NOW, money market and savings              28,000        496    2.37%   24,722        587     3.17%
Certificates of deposit                    24,472        671    3.67%   25,387        886     4.67%
Other borrowings                            2,593         43    2.22%    3,238         76     3.14%
                                          -------     ------    ----   -------     ------     ----
Total interest-bearing liabilities/
  interest expense/rate                    55,065      1,210    2.94%   53,347      1,549     3.88%
Noninterest-bearing demand deposits        17,663                       15,158
Other liabilities                             324                          360
Total liabilities                         -------                      -------
                                           73,052                       68,865
Stockholders' equity                        5,040                        4,058
                                          -------                      -------
    TOTAL                                 $78,092                      $72,923
                                          =======                      =======
Net interest income                                   $2,841                       $2,644
                                                      ------                       ------
Net yield on interest-earnings assets                           5.35%                         5.30%
(annualized)                                                    ----                          ----

(1) Includes nonaccrual loans. See Note (1) to the Security financial statements.

                                                                       (DOLLARS IN THOUSANDS)
                                                  1992                           1991                           1990
                                     -----------------------------  ----------------------------- -----------------------------
                                       Average   Interest  Yield/   Average   Interest    Yield/   Average   Interest   Yield/
                                       Balance   Inc/Exp    Rate    Balance   Inc/Exp      Rate    Balance   Inc/Exp     Rate
                                     ---------- ---------- ------- --------- ---------- --------- --------- ---------  --------
ASSETS
Interest-earning assets:
Loans (1)                             $45,060     $4,226    9.38%  $37,326     $3,982     10.67%  $34,892     $4,017     11.51%
Investment securities-taxable          15,256      1,089    7.14%   12,829      1,149      8.96%   10,527        951      9.03%
Investment securities-nontaxable          100          6    6.00%       80          5      6.25%      ---        ---       ---
Interest-bearing deposits               1,654         75    4.53%    1,881        123      6.54%      192         15      7.81%
Federal funds sold                      4,986        184    3.69%    4,133        226      5.48%    2,674        216      8.08%
                                      -------     ------    ----   -------     ------     -----   -------     ------     -----
Total interest-earning
  assets/interest income/
  average yield                        67,056      5,580    8.33%   56,249      5,485      9.76%   48,285      5,199     10.77%

Non-interest earning assets:

Cash and due from banks                 3,942                        2,987                          2,870
Other assets                            2,979                        2,177                          2,935
Allowance for possible
  loan losses                            (452)                        (419)                          (334)
                                      -------                      -------                        -------
    TOTAL                             $73,525                      $60,994                        $53,756
                                      =======                      =======                        =======

LIABILITIES AND STOCKHOLDERS'
 EQUITY
Interest bearing liabilities:

NOW, money market
  and savings                         $25,098        763    3.04%   17,294        818      4.72%   12,988        684      5.27%
Certificates of deposit                25,182      1,126    4.47%   23,795      1,538      6.46%   24,260      1,841      7.59%
Other borrowings                        3,014         90    2.99%    3,292        158      4.80%    2,319        153      6.60%
                                      -------     ------    ----   -------     ------     -----   -------     ------     -----
Total interest bearing
  liabilities/interest
  expense/rate                         53,294      1,979    3.71%   44,381      2,514      5.66%   39,567      2,678      6.77%

Noninterest bearing
  demand deposits                      15,704                       12,680                         10,926
Other liabilities                         373                          361                            314
  Total Liabilities                   -------                      -------                        -------
                                       69,371                       57,422                         50,807
                                      -------                      -------                        -------
Stockholders' equity                    4,154                        3,572                          2,949
                                      -------                      -------                        -------
    TOTAL                             $73,525                      $60,994                        $53,756
                                      =======                      =======                        =======
Net interest income                               $3,601                       $2,971                         $2,521
                                                  ======                       ======                         ======
Net yield on interest
 earning assets                                             5.37%                          5.28%                          5.22%
                                                            ----                          -----                          -----

(1) Includes nonaccrual loans. See Note (1) to the Security financial statements.


     Changes in interest income and interest expense can result from variances in both volume and rate. Security has an asset and liability management strategy designed to provide a proper balance between rate sensitive assets and rate sensitive liabilities to attempt to maximize interest margins, and to provide adequate liquidity for anticipated needs.

     The following table sets forth for the periods indicated a summary of the changes in interest earned and interest paid resulting from changes in volume and rate.

                                                      (Dollars in Thousands)
                                 Nine Months Ended                      Year Ended                       Year Ended
                                September 30, 1993                  December 31, 1992                December 31, 1991
                        --------------------------------------------------------------------------------------------------
                          Change                           Change                               Change
                           1993        Attributed to        1992        Attributed to            1991      Attributed to
                            to   ------------------------    to   ---------------------------     to  -------------------------
                           1992    Volume    Rate    Mix    1991   Volume     Rate      Mix      1990   Volume     Rate     Mix
Interest Income:
Loans                     $  230    $ 641   ($340)  ($71) $  244   $  825     ($481)    ($100)   ($35)   $ 280     ($295)     ($20)

  Investment securities
   - taxable                (202)      35    (228)    (9)    (60)     217      (233)      (44)    198      208        (8)       (2)

  Investment securities
   - nontaxable               10       17      (2)    (5)      1        1         0         0       5        0         0         5
  Fed funds sold            (117)    (106)    (32)    21     (42)      47       (73)      (16)     10      118       (70)      (38)

  Time deposits in other
   banks                     (63)     (62)     (7)     6     (48)     (15)      (38)        5     108      132        (2)      (22)
                          ------    -----   -----   ----  ------   ------     -----     -----  ------    -----     -----      ----
    Increase (decrease)
     in interest income    ($142)   $ 525   ($609)  ($58) $   95   $1,075     ($825)    ($155) $  286    $ 738     ($375)     ($77)
                          ======    =====   =====   ====  ======   ======     =====     =====  ======    =====     =====      ====
Interest expense:
  Savings and
   transaction
   accounts                 ($91)   $  78   ($149)  ($20)   ($54)  $  369     ($291)    ($132) $  133    $ 227      ($70)     ($24)

  Time deposits             (215)     (32)   (189)     6    (412)      90      (474)      (28)   (303)     (35)     (273)        5
  Other borrowings           (33)     (15)    (22)     4     (68)     (13)      (60)        5       6       64       (41)      (17)
                          ------    -----   -----   ----  ------   ------     -----     -----  ------    -----     -----      ----
        Increase
         (decrease) in
         interest
         expense           ($339)   $  31   ($360)  ($10)  ($534)  $  446     ($825)    ($155)  ($164)   $ 256     ($384)     ($36)
                          ======    =====   =====   ====  ======   ======     =====     =====  ======    =====     =====      ====

     PROVISION FOR LOAN LOSSES

     Security's allowance for loan losses is established through charges to operating income in the form of the provision for loan losses. Actual loan losses or recoveries of loan losses are charged or credited directly to the allowance for loan losses.

     Security's provision for loan losses was $245,000 for the nine months ended September 30, 1993, as compared with $185,000 for the same period in 1992. This increase of $60,000 was primarily due to higher loan volume. Management determines the amount of the provision for loan losses after considering various factors, including current and historic levels of net loan losses, changes in the size and character of the loan portfolio, the existing level of the allowance, and economic conditions. The allowance for loan losses expressed as a percentage of outstanding loans net of unearned interest was 1.1% and 0.9% as of September 30, 1993 and September 30, 1992, respectively.

     Security's provision for loan losses was $290,000 for the year ended December 31, 1992, which was $55,000 more than the provision of $235,000 for the same period in 1991. Security's provision for loan losses was $329,000 for the year ended December 31, 1990. The increase in Security's provision for loan losses in 1992 from 1991 was primarily the result of the increase in net loans from $39.8 million on December 31, 1991 to $51.5 million on December 31, 1992. The decrease in provision for loan losses from 1990 to 1991 was primarily the result of improvement in the credit quality of Security's loan portfolio. The allowance for possible loan losses expressed as a percentage of outstanding loans net of unearned interest was 1.0%, 1.1% and 1.1% as of December 31, 1992, 1991 and 1990, respectively.

     NON-INTEREST INCOME

     Non-interest income, which includes, among other items, service charges and fees, decreased 23.1% from $957,000 for the nine months ended September 30, 1992 to $736,000 for the nine months ended September 30, 1993. This resulted from a decline in net investment securities gains of $240,000 for the nine months ended September 30, 1993 compared to 1992, which was offset by an increase in service fees during this period of $57,000. In 1992, Security executed a restructuring of its investment portfolio in accordance with Banking Circular 228: FFIEC Supervisory Policy Statement on Securities Activities, which became effective on February 10, 1992. This resulted in $290,000 in net securities gains for the nine months ended September 30, 1992.

     Non-interest income increased 61.3% from $816,000 to $1,316,000 for the year ended December 31, 1992, compared to the same period in 1991. An increase of $69,000 in service fee income and an increase in gains on sales of securities of $434,000 made up the majority of this increase. The increase in gains on sales of securities was the result of a restructuring of the investment portfolio due to a significant new business opportunity for Security. In 1992, Security had the opportunity to expand its indirect automobile loan portfolio. To underwrite a large volume of automobile loans without violating Security's interest rate risk policies, the Asset/Liability Committee of Security undertook a strategic restructuring of Security's investment portfolio in accordance with Banking Circular 228. Security sold $10,146,000 of securities which consisted primarily of long-term fixed rate mortgage backed securities. Security used the proceeds to fund a $7,651,000 net increase in consumer installment, principally automobile, loans. The remaining proceeds were substantially reinvested in floating rate mortgage-backed securities for the purpose of managing Security's interest rate risk.

     Non-interest income decreased 11.6% for the year ended December 31, 1991, compared to the year ended December 31, 1990. This decrease was primarily due to a decline in other operating income of $197,000 offset by an increase in service fee income of $54,000. During 1990 Security had a non-recurring gain on the sale of credit card receivables of $59,000.

     OPERATING EXPENSES

     Non-interest expenses include expenses which Security incurs in the course of day-to-day operations such as employee compensation and benefits, occupancy expense, data processing charges, communication expense, professional fees, advertising and supplies and depreciation and amortization of furniture and equipment. These expenses decreased 1.9% from $2,792,000 for the nine months ended September 30, 1992 to $2,739,000 for the nine months ended September 30, 1993. Net non-interest expense as a percentage of average assets for the nine months ended September 30, 1993 was 3.5%, an improvement of 0.3% over the 3.8% reported for the nine months ended September 30, 1992. This improvement was principally due to the growth in average assets and a reduction in occupancy expense resulting from the purchase by Security of the West Bellfort location, which was previously leased.

     Operating expenses for the year 1992 increased $1,105,000 or 42.0% to $3,736,000 from $2,631,000 for the year 1991. This increase was primarily a result of increases of $498,000 in salaries and benefits for bank employees and $257,000 in net occupancy expense due to the opening of the Galleria and Meyerland locations. During 1992, Security opened two new locations, one in the Galleria area at 1800 West Loop South and the other at 4939 Beechnut on the property of Meyerland Plaza.

     Operating expenses for the year 1991 increased by $86,000 or 3.4% over 1990 operating expenses. Salaries and benefits increased $135,000 and occupancy expenses increased $30,000, while combined other operating expenses declined $79,000.

CAPITAL RESOURCES, LIQUIDITY AND FINANCIAL CONDITION

     CAPITAL RESOURCES

     The OCC has adopted risk-based and leverage capital measures to assist in the assessment of the capital adequacy of national banks. The principal objectives of the risk-based measures are to: (i) make regulatory capital requirements more sensitive to differences in risk profiles among financial institutions; (ii) factor off-balance sheet exposures into the assessment of capital adequacy; (iii) minimize disincentives to holding liquid, low-risk assets; and (iv) achieve greater consistency in the evaluation of the capital adequacy of financial institutions.

     The risk-based capital guidelines include both a definition of capital and a framework for calculating risk weighted assets by assigning assets and off-balance sheet items to broad risk categories. A financial institution's risk-based capital ratio is calculated by dividing its qualifying capital (the numerator of the ratio) by its risk weighted assets (the denominator).

     The risk-based capital ratio focuses principally on broad categories of credit risk. The risk-based ratio does not, however, incorporate other factors that can affect a bank's financial condition. These factors include overall interest rate exposure, liquidity, funding and market risks, the quality and level of earnings, investment or loan portfolio concentrations, the quality of loans and investments, the effectiveness of loan and investment policies, and management's ability to monitor and control financial and operating risks.

     A national bank's qualifying total capital consists of two types of capital components: "core capital elements" (comprising Tier 1 capital) and "supplementary capital elements" (comprising Tier 2 capital). Certain assets are deducted from a financial institution's capital for the purpose of calculating the risk-based capital ratio.

     Assets and credit equivalent amounts of off-balance sheet items are assigned to one of four risk categories, according to certain criteria. The aggregate dollar value of the amount in each category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together, and this sum is the financial institution's total risk weighted assets that comprise the denominator of the risk-based capital ratio. Assets deducted from a bank's capital in determining the numerator of the risk-based capital ratio are not included as part of the financial institution's risk weighted assets.

     Risk weights for off-balance sheet items are determined by a two-step process. First, the "credit equivalent amount" of off-balance sheet items is determined, in most cases by multiplying the off-balance sheet item by a credit conversion factor. Second, in most cases, the credit equivalent amount is assigned to the appropriate risk category according to designated criteria.

     National banks are required to maintain a minimum risk-based capital ratio of total capital (after deductions) to risk weighted assets of 8%. In general, 50% of this ratio must consist of Tier 1 capital. Certain restrictions and limitations also apply regarding the calculation of Tier 1 capital. Tier 2 capital elements that are not used as part of Tier 1 capital generally will qualify for inclusion in a financial institution's capital base up to a maximum of 100% of the financial institution's Tier 1 capital. As of September 30, 1993, the Tier I capital ratio was 9.88% and the total risk-based capital ratio was 11.66%.

     In addition, the OCC has promulgated capital leverage guidelines designed to supplement the risk-based capital guidelines. The principal objective of the leverage ratio is to address the extent to which a financial institution could leverage its equity capital base. The OCC requires national banks to meet a minimum leverage capital requirement of Tier 1 capital to total assets of not less than 3% for a bank that is not anticipating or experiencing significant growth and is highly rated (i.e., a composite rating of 1 on a scale of 1 to 5). Banks that the OCC determines are anticipating or experiencing significant growth or that are not highly rated must meet a minimum leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points.

     Security's leverage ratio was 7.04% as of September 30, 1993 and 5.48% as of December 31, 1992.

     LIQUIDITY

     Security's asset and liability management policy is intended to maintain adequate liquidity and thereby enhance its ability to raise funds to support asset growth, meet deposit withdrawals and lending needs, maintain reserve requirements, and otherwise sustain operations. Security accomplishes this through management of the maturities of its interest-earning assets and interest-bearing liabilities. Liquidity is monitored daily and overall interest rate risk is assessed through reports showing both sensitivity ratios and existing dollar "gap" data. Security believes its present position to be adequate to meet its current and future liquidity needs.

     The liquidity of Security is maintained in the form of readily marketable investment securities, demand deposits with commercial banks, vault cash and federal funds sold. While the minimum liquidity requirement for banks is determined by federal bank regulatory agencies as a percentage of deposit liabilities, Security's management monitors liquidity requirements as warranted by interest rate trends, changes in the economy and the scheduled maturity and interest rate sensitivity of the investment and loan portfolios and deposits. In addition to the liquidity provided by the foregoing, Security has excellent correspondent relationships with other institutions for the purpose of purchasing overnight funds should additional liquidity be needed.

     In 1993, Security established a held-for-sale securities portfolio in accordance with Banking Circular 228. Securities in this portfolio are used to meet the asset/liability needs of Security, manage Security's interest rate and tax positions and other similar needs. At September 30, 1993 Security's held-for-sale portfolio account equalled $10,560,000. This portfolio did not exist on September 30, 1992.

     Average non-interest bearing demand deposits were $17,663,000 for the nine months ended September 30, 1993, an increase of $2,505,000 over the average balance for the nine months ended September 30, 1992. Average interest bearing deposits for the nine months were $52,472,000 in 1993 and $50,109,000 in 1992.

     Average non-interest bearing demand deposits were $15,704,000, $12,680,000 and $10,926,000 in 1992, 1991 and 1990, respectively. Average interest bearing deposits for such years were $50,280,000, $41,089,000 and $37,248,000, respectively.

     Net cash generated by operating activities was $141,000, $1,235,000 and $1,493,000 in 1992, 1991, and 1990, respectively. Proceeds from sales, principal paydowns, and maturities of investment securities were $11,436,000, $6,998,000 and $1,987,000 in the same periods. Security utilized these funds to originate loans and purchase investment securities. Loans originated, net of principal collected, were $12,036,000, $4,504,000 and $1,893,000 in 1992, 1991, and 1990, respectively. Security purchased investment securities of $18,173,000 in 1992, $7,824,000 in 1991, and $5,443,000 in 1990.

     Funds utilized for the purchase of bank premises and equipment, net of sales, were $882,000, $88,000 and $78,000 in 1992, 1991, and 1990. In 1992,
Security opened two new locations, one in the Galleria area at 1800 West Loop South and the other at 4939 Beechnut on the property of Meyerland Plaza.

     Security's deposit customer base consists primarily of individuals and businesses within its market areas. On September 30, 1993, non-interest bearing deposits were $17,284,000 and deposits in savings and transaction-related accounts were $28,477,000.

     INTEREST RATE SENSITIVITY

     Interest rate sensitivity refers to the relationship between market interest rates and net interest income resulting from the repricing of certain assets and liabilities. Interest rate risk arises when an earning asset matures or when its rate of interest changes in a time frame different from that of the supporting interest-bearing liability. One way to reduce the risk of significant adverse effects on net interest income of market rate fluctuations is to minimize the difference between rate sensitive assets and liabilities, referred to as "gap," by maintaining an interest rate sensitivity position within a particular time frame.

     Maintaining an equilibrium between rate sensitive assets and liabilities will reduce some of the risk associated with adverse changes in market rates, but it will not guarantee a stable net interest spread because yields and rates may change simultaneously and by different amounts. These changes in market spreads could materially affect the overall net interest spread even if assets and liabilities were perfectly matched. If more assets than liabilities reprice within a given period, an asset sensitive position or "positive gap" is created. During a positive gap, a decline in market rates will have a negative impact on net interest income. Alternatively, where more liabilities than assets reprice in a given period, a liability sensitive position or "negative gap" is created (rate sensitivity ratio is less than 100%) and a decline in interest rates will have a positive impact on net interest income.

     The following table shows interest sensitivity gaps for these different intervals as of September 30, 1993.

                    ESTIMATED PERIOD OF POTENTIAL REPRICING
                             (DOLLARS IN THOUSANDS)

                                                                          Over         Over
                                                        One Day to    Three to Six  Six to One   Over One
                                           Floating    Three Months      Months        Year        Year      Total
                                           ---------  --------------  ------------  -----------  ---------  -------
INTEREST SENSITIVE ASSETS ("ISA")
Loans
  Commercial & Real Estate                  $16,059       $    986        $ 1,466      $ 2,225    $ 8,433   $29,169
  Installment - Gross                             0          2,719          2,508        4,599     14,926    24,752
Investment Securities (Fixed Rate)                0            249              0        1,515      6,646     8,410
  Investment Securities (Floating Rate)           0          5,363          2,397            0          0     7,760
  Fed Funds Sold                              1,725              0              0            0          0     1,725
  Time Deposits in Banks                          0            111              0            0          0       111
  TOTAL INTEREST SENSITIVE ASSETS           -------       --------        -------      -------    -------   -------
                                             17,784          9,428          6,371        8,339     30,005    71,927
INTEREST SENSITIVE LIABILITIES ("ISL")

Interest Bearing Deposits
  Savings Accounts                          $     0       $ 20,242        $     0      $     0    $     0   $20,242
  Money Market Checking                           0          8,235              0            0          0     8,235
  Certificates of Deposit                         0          8,365          4,626        3,820      6,405    23,216
    TOTAL DEPOSITS                          -------       --------        -------      -------    -------   -------
                                            $     0       $ 36,842        $ 4,626      $ 3,820    $ 6,405   $51,693
OTHER BORROWED FUNDS                          1,557              0              0            0          0     1,557
                                            -------       --------        -------      -------    -------   -------
TOTAL INTEREST SENSITIVE
  LIABILITIES                                 1,557         36,842          4,626        3,820      6,405    53,250
PERIODIC GAP                                 16,227        (27,414)         1,745        4,519     23,600    18,677
                                            =======       ========        =======      =======    =======   =======
CUMULATIVE GAP
                                             16,227        (11,187)        (9,442)      (4,923)    18,677
                                            =======       ========        =======      =======    =======
PERIODIC GAP TO TOTAL EARNING
ASSETS                                        22.56%        (38.11%)         2.43%        6.28%     32.81%

     Varying interest rate environments can create unexpected changes in prepayment levels of assets and liabilities which are not reflected in the interest sensitivity analysis. These prepayments may have significant effects on Security's net interest margin. Because of these factors, an interest sensitivity gap report may not provide a complete assessment of Security's exposure to changes in interest rates.

     INVESTMENTS

     Set forth is a distribution of Security's investments by contractual maturity dates at September 30, 1993 (mortgage-backed securities are classified in the period of final maturity):

                                                   (dollars in thousands)

                                                                      Maturing
                           Within One Year      After One but      After Five But  After Ten Years
                                              Within five Years  Within Ten Years                         Total
                           -----------------  -----------------  ----------------  ----------------  ---------------
                           Amount    Yield     Amount    Yield   Amount    Yield   Amount    Yield       Amount
                           ------    -----     ------    -----   ------    -----   ------    -----       ------
Investment securities:
  Mortgage-backed           0         -          0          -       0         -     4,122     4.27       4,122
  State and political
    subdivisions            0         -         238      4.04      490     5.04       112     5.60         840
  Other bonds               0         -          25      7.50      225     7.28        50     7.50         300
  Other investments         0         -          0          -       0         -        0         -         349
                          ---                  ---                 ---              ----                  ----
Total investment
  securities                0         -         263      4.37      715     5.74     4,284     4.34       5,611
                          ===                  ====                ===              =====                =====
Securities held
  for sale:
  U.S. Treasury          1,764     5.25       3,748      4.63       0         -         0        -       5,512
  Mortgage-backed           0         -          0          -       0         -     5,048     3.76       5,048
                         ----                  ---                 --               -----                -----
Total securities held
  for sale:              1,764     5.25       3,748      4.63       0         -     5,048     3.76      10,560
                         =====                =====                ==               =====               ======

     DEPOSITS

     The daily average balances and average rates paid by category of deposit at the dates shown below are as follows:

                                            (Dollars in Thousands)

                        For the Nine Months               As of and for the Years
                        September 30, 1993                   Ended December 31
                        -------------------               -----------------------
                                                    1992                    1991
                                                    ----                    ----
                        Amount     Rate     Amount        Rate      Amount       Rate
                        ------     ----     ------        ----      ------       ----
Demand                  $17,663       0%    $15,704          0%     $12,680         0%
NOW accounts                  0       0%          0          0%           0         0%
Money market             23,005    2.20%     21,693       2.95%      15,228      4.53%
Savings                   4,995    3.13%      3,405       3.64%       2,066      6.15%
Time                     24,472    3.62%     25,182       4.47%      23,795      6.46%
                        -------             -------                 -------
     Total              $70,135             $65,984                 $53,769
                        =======             =======                 =======

     The scheduled maturities of certificates of deposit in denominations of $100,000 or more at September 30, 1993 and December 31, 1992, including public funds, are shown below:

                                        (Dollars in Thousands)

                                September 30, 1993    December 31, 1992
                                ------------------    -----------------
Due in three months or less                 $2,655               $3,778
Due in over three to six
 months                                      1,426                1,700
Due in over six to twelve
 months                                      1,400                1,100
Due in over twelve months                    1,760                1,050
                                            ------               ------
    Totals                                  $7,241               $7,628
                                            ======               ======

     LOANS

     The following table classifies Security's loans according to type as of the dates shown:

                                      (Dollars in Thousands)

                                  September 30,      December 31,
                                  --------------  ------------------
                                       1993         1992      1991
                                  --------------  --------  --------
Commercial                              $13,292   $11,029   $ 7,479
Real estate-construction                  2,773     1,406       223
Real estate-mortgage                     11,447    10,161    10,465
Installment                              24,729    29,277    21,495
Other                                     1,680     2,382     2,513
                                        -------   -------   -------
    Total                                53,921    54,255    42,175

Unearned income                          (1,815)   (2,727)   (2,393)
Allowance for possible
  loan losses                              (593)     (508)     (421)
                                        -------   -------   -------
Totals                                  $51,513   $51,020   $39,361
                                        =======   =======   =======

     Total loans increased 29.6% in 1992 from 1991 levels. At September 30, 1993, total loans exceeded year-end 1992 levels by 1.0%.

     Of fixed rate loans aggregating $37,862,000 as of September 30, 1993, loans totalling $14,503,000 mature within one year, while loans totalling $23,359,000 mature within one to five years. Floating rate loans as of September 30, 1993 totalled $16,059,000. Commercial and real estate loans with a fixed rate and maturing within one year at September 30, 1993 totalled $4,677,000 while those with a fixed rate and maturing within one to five years totalled $8,433,000.

     Of fixed rate loans aggregating $42,401,000 as of December 31, 1992, loans totalling $15,953,000 matured within one year, while loans totalling $26,448,000 matured within one to five years. Floating rate loans as of December 31, 1992 totalled $11,854,000. Commercial and real estate loans with a fixed rate and maturing within one year at December 31, 1992 totalled $5,093,000 while those with a fixed rate and maturing within one to five years totalled $8,009,000.

     ALLOWANCE FOR LOAN LOSSES AND RISK ELEMENTS

     The provision for loan losses represents a determination by Security's management of the amount necessary to be charged to operating income and transferred to the allowance for loan losses to maintain a level which it considers adequate in relation to the risk of future losses inherent in the loan portfolio. It is Security's policy to provide for exposure to losses of specifically identified credits, and, while it is also Security's policy to charge off in the current period those loans in which a loss is deemed to exist, risks of future losses also exist which cannot be quantified precisely or attributed to particular loans or classes of loans.

     In assessing the adequacy of its allowance for loan losses, management relies predominantly on its ongoing review of the loan portfolio, which is undertaken both to ascertain whether there are probable losses which must be charged off and to assess the risk characteristics of individually significant loans and of the portfolio in the aggregate. This review takes into consideration the judgments of the responsible lending officers, the loan review officer and the Board of Directors, and also those of bank regulatory agencies that review the loan portfolio as part of their regular examination of Security.

     In evaluating the allowance for loan losses, management also considers Security's loan loss experience, the amount of past due and non-performing loans, current and anticipated economic conditions, and other appropriate information as outlined in OCC Banking Circular 201. The allowance for loan losses also reflects an analysis of the risks associated with each class of loans.

     The allowance for loan losses at September 30, 1993 was $593,000, compared to $508,000 at December 31, 1992, and $421,000 at December 31, 1991. For more information in connection with the allowance for loan losses and the provision for loan losses, see Note 4 of the Notes to Financial Statements. Although additional losses may occur, management believes the allowance for loan losses to be adequate as of the dates presented and at present.

                                                   (Dollars in Thousands)

                                           As of and for
                                             the nine            As of and for the
  Transactions in allowance for             months ended            years ended
       possible loan losses                September 30,            December 31,
- ----------------------------------         -------------         -----------------
                                                1993          1992             1991
                                                ----          ----             ----
Balance at Beginning of period                  $ 508         $ 421            $ 404

Charge-offs
- -----------
  Commercial                                      (43)          (30)            (137)
  Real estate - mortgage                          (11)            0                0
  Real estate - construction                        0             0                0
  Installment loans                              (137)         (191)            (112)
  Credit card and related plan                      0            (2)               0
                                                -----         -----            -----
         Total charge-offs                       (191)         (223)            (249)

Recoveries
- ----------
  Commercial                                        5             7                9
  Real estate - mortgage                            0             0                0
  Real estate - construction                        0             0                0
  Installment loans                                26            13               21
  Credit card and related plan                      0             0                1
                                                -----         -----            -----
         Total recoveries                          31            20               31
                                                -----         -----            -----
  Net charge-offs                                (160)         (203)            (218)
  Provision charged to expense                    245           290              235
                                                -----         -----            -----
  Balance at end of period                      $ 593         $ 508            $ 421
                                                =====         =====            =====
  Net charge-offs as a percentage
   of average loans                               .41%          .45%             .58%
                                                =====         =====            =====

     NONACCRUAL, PAST DUE AND RESTRUCTURED LOANS

     The following is an analysis of non-performing assets as of the dates shown:

                                                  (Dollars in Thousands)

                                                September 30,   December 31,
                                                -------------   -----------
                                                    1993       1992     1991
                                                    ----       ----     -----
Loans accounted for on a nonaccrual basis           $ 117      $ 132    $   0
Accruing loans which are contractually past
 due 90 days or more as to principal or
 interest payments                                     30          5       37
Troubled debt restructuring                             0          0        0
                                                    -----      -----    -----
    Total                                           $ 147      $ 137    $  37
                                                    =====      =====    =====
Forgone interest on nonaccrual loans                $   8      $   9    $   0

     The accrual of interest on a loan is discontinued when, in the opinion of management (based upon such criteria as default in payment, asset deterioration, decline in cash flow, recurring operating loss, declining sales, bankruptcy and other financial conditions which could result in default), the borrower's financial condition is such that the collection of interest is doubtful. As of September 30, 1993, loans totalling $117,000, or 0.2% of total net loans outstanding, were on a non-accrual basis and, therefore, no income was being recognized. Management believes the risks in these loans to be significant as there may be some portion of the principal which will become uncollectible.

     Placing a loan on non-accrual status has a two-fold impact on net interest income. First, it causes an immediate charge against earnings for the interest which had been accrued but not yet collected on the loan. Second, it eliminates future interest earnings with respect to that particular loan from the bank's revenues. Interest on such loans is not recognized until all of the principal is collected or until the loan is returned to a performing status.

     The anticipated amounts of charge-offs by category during the next full year of operations are as follows:

Commercial                     $76,250
Real estate - mortgage               0
Real estate - construction           0
Installment                     20,526
                               -------
                               $96,776

     RETURN ON EQUITY AND ASSETS

     The return on equity and return on assets for the periods shown below are as follows:


                                                     For the years ended
                                                        December 31
                                                        -----------
                             For the nine months
                             ended September 30,
                                     1993               1992    1991
                             --------------------      ------  ------
Return on Average Assets            0.70%               0.82%   0.94%
Return on Average Equity           10.73%              14.84%  16.55%
Equity to Assets Ratio              6.50%               5.53%   5.68%
Dividend Payout Ratio               _____              16.90%   ____


                   RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS

     Compass' Board of Directors appointed KPMG Peat Marwick as independent auditors for Compass for the year ending December 31, 1993. KPMG Peat Marwick has served as Compass' independent auditors continuously since 1971.

     Security's Board of Directors appointed KPMG Peat Marwick as independent auditors for Security for the fiscal year ending December 31, 1993. KPMG Peat Marwick has served as Security's independent auditors since 1990.

     Compass and Security have been advised by KPMG Peat Marwick that KPMG Peat Marwick does not have any direct financial interest or any material indirect financial interest in Compass or Security other than arising from that firm's employment as auditor for Compass and Security.

     It is expected that representatives of KPMG Peat Marwick will be present at the Meeting and will be available to respond to appropriate questions of shareholders and to make a statement if they desire.

                                    EXPERTS

     The financial statements of Compass as of December 31, 1992 and 1991 and for each of the years in the three-year period ended December 31, 1992 incorporated by reference herein and elsewhere in the Registration Statement have been incorporated herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Security as of December 31, 1992 and 1991 and for each of the years in the three-year period ended December 31, 1992 included in this Registration Statement have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                LEGAL OPINIONS

     Jerry W. Powell, Esquire, General Counsel, Secretary and an employee of Compass, has rendered an opinion concerning the validity of the securities being offered pursuant to this Proxy Statement/Prospectus and certain other matters. As of December 31, 1993, Mr. Powell was the beneficial owner of an aggregate of approximately 41,432 shares of Compass Common Stock. Liddell, Sapp has passed upon, among other things, certain federal income tax consequences of the Merger, and the receipt by Compass and Security of its opinion as to such federal income tax consequences of the Merger is a condition to the Closing of the Merger.

                                INDEMNIFICATION

     Compass' By-Laws contain provisions similar to those of Section 145 of the GCL, which authorize Compass to indemnify its officers, directors, employees and agents to the full extent permitted by law. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SECURITY AND COMPASS--CERTAIN DIFFERENCES BETWEEN THE CORPORATION LAWS OF TEXAS AND DELAWARE AND CORRESPONDING CHARTER AND BY-LAW PROVISIONS--LIMITATION OF LIABILITY AND INDEMNIFICATION".

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Compass, Compass has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                 OTHER MATTERS

     Security's Board of Directors does not know of any matters to be presented at the Meeting other than those set forth above. If any other matters are properly brought before the Meeting or any adjournment thereof, the enclosed proxy will be voted in accordance with the recommendations of Security's Board of Directors unless "Authority Withheld" is indicated in the appropriate box on the proxy. SEE "INTRODUCTION".

                         INDEX TO FINANCIAL STATEMENTS
                                       OF
                      SECURITY BANK, NATIONAL ASSOCIATION


                                                                            Page
                                                                            ----
1.   Auditors' Report regarding the December 31, 1992 and 1991
     Financial Statements                                                    F-2

2.   Balance Sheets as of December 31, 1992 and 1991                         F-3

3.   Statements of Income for the Years Ended December 31, 1992,
     1991 and 1990                                                           F-4

4.   Statements of Changes in Stockholders' Equity for the
     Years Ended December 31, 1992, 1991 and 1990                            F-5

5.   Statements of Cash Flows for the Years Ended
     December 31, 1992, 1991 and 1990                                        F-6

6.   Notes to Financial Statements                                           F-7

7.   Balance Sheets as of September 30, 1993
     and 1992 (Unaudited)                                                   F-17

8.   Statements of Income for the Nine Months Ended
     September 30, 1993 and 1992 (Unaudited)                                F-18

9.   Statements of Cash Flows for the Nine Months Ended
     September 30, 1993 and 1992 (Unaudited)                                F-19

10.  Notes to Unaudited Financial Statements                                F-20

                          Independent Auditors' Report
                          ----------------------------


The Board of Directors
Security Bank, N.A.:


We have audited the accompanying balance sheets of Security Bank, N.A. (formerly Fondren National Bank) as of December 31, 1992 and 1991, and the related statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1992. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Bank, N.A. as of December 31, 1992 and 1991, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1992, in conformity with generally accepted accounting principles.



                                         KPMG PEAT MARWICK



February 19, 1993,
except as to note 12,
which is as of March 25,
1993
Houston, Texas

                              SECURITY BANK, N.A.

                                Balance Sheets

                          December 31, 1992 and 1991

                     Assets                            1992           1991
                     ------                            ----           ----
Cash and due from banks (note 2)                  $  6,425,582      3,583,774

Federal funds sold                                          --      9,775,000
                                                   -----------    -----------
         Total cash and cash equivalents             6,425,582     13,358,774
                                                   -----------    -----------

Interest-bearing deposits in other banks (note 3)      207,236      2,313,686

Investment securities (market value of $19,368,647
  in 1992 and $12,699,133 in 1991) (note 3)         19,212,040     12,039,685

Loans, net of unearned discount                     51,527,825     39,781,787
  Less allowance for loan losses                       507,647        421,067
                                                   -----------    -----------
         Net loans (note 4)                         51,020,178     39,360,720
                                                   -----------    -----------

Bank premises and equipment, net (note 5)            2,035,036      1,503,649

Accrued interest receivable                            262,746        239,262

Other real estate owned                                160,117        196,388

Other assets                                           739,805        164,313
                                                   -----------    -----------
                                                  $ 80,062,740     69,176,477
                                                   ===========    ===========

  Liabilities and Stockholders' Equity
  ------------------------------------

Liabilities:
  Deposits:
    Noninterest-bearing                             17,861,302     14,227,476
    Interest-bearing (note 6)                       52,875,604     45,447,915
                                                   -----------    -----------
         Total deposits                             70,736,906     59,675,391

  Securities sold under agreements to repurchase
   (note 7)                                          4,422,501      5,050,003
  Accrued interest payable                              86,825        115,180
  Other liabilities                                    425,234        470,614
                                                   -----------    -----------
         Total liabilities                          75,671,466     65,311,188
                                                   -----------    -----------
Stockholders' equity (notes 10 and 11):
  Common stock, $5 par value.  Authorized
    750,000 shares; 348,200 and 345,000
    shares issued and outstanding at
    December 31, 1992 and 1991, respectively         1,741,000      1,725,000
  Surplus                                            1,726,984      1,725,000
  Retained earnings                                    923,290        415,289
                                                   -----------    -----------
         Total stockholders' equity                  4,391,274      3,865,289

Commitments and contingent liabilities (notes 3,
 4, 5 and 9)                                       -----------    -----------
                                                  $ 80,062,740     69,176,477
                                                   ===========    ===========

See accompanying notes to financial statements.

                              SECURITY BANK, N.A.

                             Statements of Income

                 Years ended December 31, 1992, 1991 and 1990

                                                 1992        1991        1990
                                                 ----        ----        ----
Interest income:
  Loans, including fees                     $ 4,226,179   3,982,143   4,016,571
  Investment securities                       1,094,527   1,154,234     957,845
  Federal funds sold                            183,668     226,340     216,032
  Interest-bearing deposits in other banks       75,675     122,389       8,331
                                             ----------- ----------- -----------
              Total interest income           5,580,049   5,485,106   5,198,779
                                             ----------- ----------- -----------
Interest expense:
  Deposits                                    1,889,337   2,290,912   2,524,814
  Borrowed funds                                 90,304     222,516     152,663
                                             ----------- ----------- -----------
              Total interest expense          1,979,641   2,513,428   2,677,477
                                             ----------- ----------- -----------
              Net interest income             3,600,408   2,971,678   2,521,302

Provision for loan losses (note 4)              290,000     235,000     329,000
                                             ----------- ----------- -----------
              Net interest income after
               provision for loan losses      3,310,408   2,736,678   2,192,302
                                             ----------- ----------- -----------
Other income:
  Service fees                                  704,665     636,157     581,945
  Net investment securities gains (losses)      444,601      10,364     (24,893)
  Other operating income                        166,597     169,761     366,739
                                             ----------- ----------- -----------
              Total other income              1,315,863     816,282     923,791
                                             ----------- ----------- -----------
Other expenses:
  Salaries                                    1,372,899     935,430     810,120
  Net occupancy expense                         671,517     414,097     384,355
  Employee benefits                             276,836     216,236     206,896
  Equipment maintenance                         245,419     175,421     170,711
  Data processing fees                          183,367     154,986     149,029
  Legal and professional                        138,352     113,651     127,741
  FDIC insurance premiums                       134,724     103,512      54,986
  Advertising                                   121,316      37,233      40,224
  Other operating expenses                      591,572     480,442     600,969
                                             ----------- ----------- -----------
              Total other expenses            3,736,002   2,631,008   2,545,031
                                             ----------- ----------- -----------
              Income before income taxes
               and extraordinary item           890,269     921,952     571,062

Income tax expense (note 8)                     227,808     331,584     205,000
                                             ----------- ----------- -----------
              Income before extraordinary
               item                             612,461     590,368     366,062
              Extraordinary item -
               utilization of operating loss
               carryfoward                           --          --     157,000
                                             ----------- ----------- -----------
              Net income                    $   612,461     590,368     523,062
                                             =========== =========== ===========

Earnings per share                          $      1.72        1.67        1.50
                                             =========== =========== ===========

See accompanying notes to financial statements.

                              SECURITY BANK, N.A.

                 Statements of Changes in Stockholders' Equity

                 Years ended December 31, 1992, 1991 and 1990

                                                                                                Net
                                                                                            unrealized
                                                                                              loss on
                                            Common stock                        Retained     marketable      Total
                                       ----------------------                   earnings       equity     stockholders'
                                        Shares      Par value     Surplus       (deficit)     securities     equity
                                        ------      ---------     -------        -------      ----------     ------
Balance, January 1, 1990               345,000    $ 1,725,000    1,725,000      (594,641)      (120,846)     2,734,513
Net unrealized gain on marketable
 equity  securities                         --             --           --            --         10,446         10,446
Net income for 1990                         --             --           --       523,062             --        523,062
                                      ---------     ----------   ----------    ----------     ----------     ----------

Balance, Janaury 1, 1991               345,000      1,725,000    1,725,000       (71,579)      (110,400)     3,268,021
Sale of marketable equity securities        --             --           --            --        110,400        110,400
Dividends declared                          --             --           --      (103,500)            --       (103,500)
Net income for 1991                         --             --           --       590,368             --        590,368
                                      ---------     ----------   ----------    ----------     ----------     ----------

Balance, December 31, 1991             345,000      1,725,000    1,725,000       415,289             --      3,865,289
Exercise of common stock options
 (note 10)                               3,200         16,000        1,984            --             --         17,984
Dividends declared                          --             --           --      (104,460)            --       (104,460)
Net income for 1992                         --             --           --       612,461             --        612,461
                                      ---------     ----------   ----------    ----------     ----------     ----------

Balance, December 31, 1992             348,200    $ 1,741,000    1,726,984       923,290             --      4,391,274
                                      =========     ==========   ==========    ==========     ==========     ==========


See accompanying notes to financial statements.

                             SECURITY BANK, N.A.

                           Statements of Cash Flows

                 Years ended December 31, 1992, 1991 and 1990

                                                                  1992           1991           1990
                                                                  ----           ----           ----
Cash flows from operating activities:
  Net income                                                 $    612,461        590,368        523,062
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation                                                354,429        227,070        230,299
      Provision for loan losses                                   290,000        235,000        329,000
      (Gain) loss on sale of investment securities               (444,601)       (10,364)        24,893
      Gain on sale of other real estate owned                      (2,772)            --             --
      (Amortization) accretion on investment securities             8,618        (26,142)        (3,366)
      (Gain) loss on disposal of bank premises and equipment       (3,662)           204          2,916
      Gain on sale of credit card receivables                          --             --        (58,870)
      (Increase) decrease in accrued interest receivable          (23,484)        48,583         29,167
      (Increase) decrease in other assets                        (575,492)       (57,124)       498,775
      Increase (decrease) in accrued interest payable             (28,355)       (51,480)         1,338
      Increase (decrease) in other liabilities                    (46,340)       279,260        (84,488)
                                                              -----------    -----------    -----------
            Net cash provided by operating activities             140,802      1,235,375      1,492,726
                                                              -----------    -----------    -----------
Cash flows from investing activities:
  Decrease (increase) in interest-bearing
   deposits in other banks                                      2,106,450        692,862     (2,906,548)
  Proceeds from sales of investment securities                 10,146,458      5,586,079      1,180,320
  Proceeds from principal paydowns and maturities of
   investment securities                                        1,289,688      1,411,922        807,021
  Purchases of investment securities                          (18,172,518)    (7,823,924)    (5,442,879)
  Loans originated, net of principal collected                (12,035,772)    (4,504,025)    (1,892,795)
  Proceeds from sale of credit card receivables                        --             --      1,201,047
  Recoveries on charged-off loans                                  19,725         31,173         42,400
  Purchases of bank premises and equipment, net                  (882,154)       (88,377)       (77,664)
  Amounts capitalized to other real estate owned                   (3,840)            --             --
  Proceeds from sale of other real estate owned                   109,472             --             --
                                                              -----------    -----------    -----------
            Net cash used in investing activities             (17,422,491)    (4,694,290)    (7,089,098)
                                                              -----------    -----------    -----------
Cash flows from financing activities:
  Net increase in deposits                                     11,061,515      8,242,593      2,097,975
   Net decrease in treasury, tax and loans note payable                --       (255,781)      (557,833)
  Net increase (decrease) in securities sold under
   agreements to repurchase                                      (627,502)     3,747,104        727,899
  Proceeds from sale of common stock                               17,984             --             --
  Dividends paid                                                 (103,500)            --             --
                                                              -----------    -----------    -----------
            Net cash provided by financing activities          10,348,497     11,733,916      2,268,041
                                                              -----------    -----------    -----------
            Net increase (decrease) in cash and cash
             equivalents                                       (6,933,192)     8,275,001     (3,328,331)

Cash and cash equivalents at beginning of year                 13,358,774      5,083,773      8,412,104
                                                              -----------    -----------    -----------
Cash and cash equivalents at end of year                     $  6,425,582     13,358,774      5,083,773
                                                              ===========    ===========    ===========
Supplemental disclosures of cash flow information:
  Interest paid                                              $  2,007,995      2,564,908      2,676,139
  Income taxes paid                                               212,000         30,000         23,000
                                                              ===========    ===========    ===========
Supplemental schedule of noncash investing activity--
  foreclosure and repossession of collateral in
  partial satisfaction of debt                               $     66,589             --        196,388
Supplemental schedule of noncash financing activity--
  dividends declared, not yet paid                                104,460        103,500             --
                                                              ===========    ===========    ===========

See accompanying notes to financial statements.

                              SECURITY BANK, N.A.
                         NOTES TO FINANCIAL STATEMENTS
                           December 31, 1992 and 1991


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF ACCOUNTING

    The accompanying financial statements of Security Bank, N.A. (formerly Fondren National Bank) (the Bank) have been prepared in conformity with generally accepted accounting principles and conform with practices within the banking industry.

    CASH EQUIVALENTS

    For purposes of the statement of cash flows, cash equivalents include all highly liquid investments with original maturities of three months or less.

    INVESTMENT SECURITIES

    Investment securities, including direct U.S. government obligations and other securities, are stated at cost adjusted for amortization of premiums and accretion of discounts as management has the intent and the Bank has the ability to hold such securities to maturity. Marketable equity securities are reflected at the lower of cost or market. Stockholders' equity is reduced for unrealized losses on these securities. Gains or losses on disposition are recognized at the time of sale and are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

    LOANS

    The allowance for loan losses is maintained at a level considered adequate to provide for potential loan losses. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. Management believes that the allowance for losses on loans are adequate. While management uses available information to recognize losses on loans, future additions to the allowances may be necessary based on changes in economic conditions. In addition, various regulatory agencies as an integral part of their examination process periodically review the Bank's allowances for losses on loans and other real estate owned. Such agencies may require the Bank to recognize additions to the allowances based on their judgments of information available to them at the time of their examination.

    Unearned interest on consumer loans is recognized as income over the terms of the loans using a method which approximates the interest method. Interest on other loans is calculated using the simple interest method on daily balances of the principal amount outstanding.

    Loan origination fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loan's yield. Amortization of these amounts is generally over the contractual life of the related loans.

                                                                     (Continued)

                              SECURITY BANK, N.A.

                         NOTES TO FINANCIAL STATEMENTS

    Nonaccrual loans are loans for which the accrual of interest ceases when the collection of principal or interest payments is determined by management to be doubtful. It is the policy of the Bank to discontinue the accrual of interest when principal or interest payments are delinquent for 90 days (or at an earlier date if deemed appropriate by management) unless the loan principal and interest are determined by management to be fully collecti-ble. Any unpaid amounts previously accrued are reversed from income at the time the loan is put on nonaccrual status, and thereafter interest is recognized only to the extent payments are received.

    BANK PREMISES AND EQUIPMENT

    Bank premises and equipment are recorded at cost. Expenditures for renewals and improvements are capitalized. Repairs and maintenance are charged to expense as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Any gain or loss resulting from disposition of properties is reflected in operations.

    OTHER REAL ESTATE OWNED

    Other real estate owned represents properties acquired by foreclosure or by deed taken in lieu of foreclosure and is recorded at the lower of the unpaid principal loan balance or fair value at the date of foreclosure, not to exceed fair value, net of estimated selling costs, at subsequent balance sheet dates. Losses on the foreclosure date are charged to the allowance for loan losses and are credited directly to the carrying value of the related property. Subsequent valuation adjustments are charged to operating expense and credited to the allowance for revaluation of other real estate. Costs of holding properties including operating expenses, net of rental income, are charged to operating expense.

    Gains or losses on the sales of such properties are recognized when certain criteria relating to the nature of the property sold and the terms of sale are met and are included in operating expense.

    INCOME TAXES

    Deferred federal income taxes arise from timing differences resulting from items of income or expense reported in the financial statements and those reported for federal income tax purposes. The differences relate primarily to depreciation of bank premises and equipment, accretion of discounts on investment securities, provision for loan losses, and using the cash basis of accounting for tax purposes.

    Franchise tax for the state of Texas is the higher of a designated percentage of capital and a designated percentage of adjusted taxable income, payable annually. Although the franchise tax is paid subsequent to year-end, the portion of the franchise tax attributable to the Bank's earnings is required to be accrued in the fiscal year the earnings are recognized.

    EARNINGS PER SHARE

    Earnings per share is calculated by dividing net income by the weighted average number of common shares and common stock equivalents. Stock options are regarded as common stock equivalents and are therefore considered in earnings per share calculations if dilutive. Common stock equivalents are computed using the treasury stock method. The weighted average numbers of shares used in the computation of earnings per share are 356,597, 352,933 and 349,315 at December 31, 1992, 1991 and 1990, respectively.

                                                                     (Continued)

                              SECURITY BANK, N.A.

                         NOTES TO FINANCIAL STATEMENTS

(2) RESERVE REQUIREMENTS

    Cash and due from banks of approximately $1,115,000 and $1,073,000 at December 31, 1992 and 1991, respectively, were maintained to satisfy regulatory reserve requirements.

(3) INVESTMENT SECURITIES

    The amortized cost and estimated market values of investments in securities at December 31, 1992 and 1991 follows:

                                                  Gross      Gross    Estimated
                                    Amortized   unrealized unrealized   market
                                       cost       gains      losses     value
                                   ------------ ---------- ---------- ----------
      December 31, 1992:
        Mortgage-backed securities  $ 9,721,757     49,063         --  9,770,820
        Treasury notes                9,032,053    102,976         --  9,135,029
        Other securities                458,230      4,568         --    462,798
                                    -----------    ------- ---------- ----------
                                    $19,212,040    156,607         -- 19,368,647
                                    ===========    ======= ========== ==========

      December 31, 1991:
        Mortgage-backed securities  $11,631,490    658,309         -- 12,289,799
        Other securities                408,195      1,139         --    409,334
                                    -----------    ------- ---------- ----------
                                    $12,039,685    659,448         -- 12,699,133
                                    ===========    ======= ========== ==========

    The amortized cost and estimated market value of investment securities at December 31, 1992, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                               Estimated
                                                  Amortized      market
                                                    cost         value
                                                  ---------    ---------
      Due within one year                      $  3,478,057    3,480,577
      Due after one year through five years       5,553,997    5,654,452
      Due after five years through ten years        150,000      150,000
      Due after ten years                           199,629      204,198
                                                  ---------    ---------
                                                  9,381,683    9,489,227
                                                  ---------    ---------
      Mortgage-backed securities                  9,721,757    9,770,820
      Federal Reserve Bank and MESBIC stock         108,600      108,600
                                                  ---------    ---------
                                               $ 19,212,040   19,368,647
                                                 ==========   ==========

    Proceeds from sales of investment securities during 1992, 1991 and 1990 were
    $10,146,458, $5,586,079 and $1,180,320, respectively.   Gross gains of
    $444,601, $107,064 and $6,365 and losses of $-0-, $96,700 and $31,258 were realized on sales during 1992, 1991 and 1990, respectively.

                                                                     (Continued)

                              SECURITY BANK, N.A.

                         NOTES TO FINANCIAL STATEMENTS

    At December 31, 1992, investment securities and interest-bearing deposits in banks with a carrying amount of approximately $17,715,000 and $198,000 respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

    At December 31, 1991, investment securities and interest-bearing deposits in banks with a carrying amount of approximately $10,004,000 and $1,326,000, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

(4) LOANS

    A summary of loans at December 31, 1992 and 1991 follows:

                                                       1992          1991
                                                       ----          ----
      Commercial                                    $11,028,643    7,478,950
      Real estate - mortgage                         10,161,229   10,465,011
      Real estate - construction                      1,405,664      223,397
      Consumer installment, principally automobile
       loans                                         31,659,002   24,007,516
                                                   ------------   ----------
                                                     54,254,538   42,174,874
      Unearned discount                              (2,726,713)  (2,393,087)
                                                   ------------   ----------
                                                   $ 51,527,825   39,781,787
                                                   ============   ==========

    A summary of the activity in the allowance for loan losses for the years ended December 31, 1992, 1991 and 1990 is as follows:

                                                    December 31,
                                          --------------------------------
                                             1992       1991       1990
                                             ----       ----       ----
      Balance at beginning of year        $ 421,067    403,638    301,129
      Provisions charged to operations      290,000    235,000    329,000
      Recoveries                             19,725     31,173     42,400
      Loans charged off                    (223,145)  (248,744)  (268,891)
                                          ---------   --------   --------
      Balance at end of year              $ 507,647    421,067    403,638
                                          =========   ========   ========

    Certain directors of the Bank and other related parties incurred indebtedness, in the form of loans, as customers. It is the opinion of management that these loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and did not involve more than the normal risk of collectibility when made. An analysis of these loans for the years ended December 31, 1992 and 1991 follows:

                                          1992         1991
                                      ------------  ----------
      Balance at beginning of year     $  885,238   1,368,671
      Additions                         1,438,103     340,085
      Reductions                         (698,423)   (823,518)
                                       ----------   ---------
      Balance at end of year           $1,624,918     885,238
                                       ==========   =========

                                                                     (Continued)

                              SECURITY BANK, N.A.

                         NOTES TO FINANCIAL STATEMENTS

(5)  BANK PREMISES AND EQUIPMENT

     A summary of bank premises and equipment at December 31, 1992 and 1991 follows:

                                         Estimated
                                          useful
                                          lives        1992        1991
                                       -----------  -----------  ---------
      Buildings and improvements       5-40  years  $ 2,338,776  1,856,275
      Furniture and equipment          3-10  years    1,135,547    774,831
                                       ===========    ---------  ---------
                                                      3,474,323  2,631,106
      Less accumulated depreciation                   1,439,287  1,127,457
                                                      ---------  ---------
                                                    $ 2,035,036  1,503,649
                                                      =========  =========

    The land on which an existing bank premise is located is being leased from an affiliate of a stockholder and director. The lease term is 25 years expiring in 2012, with two ten-year renewal options. Rent paid to the affiliate for the years ended December 31, 1992, 1991 and 1990 totaled $95,760, $91,770 and $85,896, respectively. The Bank has an option to buy the land for its fair market value any time between January 1, 1992 and December 30, 2011.

    The Bank also leases office space from unaffiliated parties for its branch banking facilities. These leases expire in 1996 and 2007. The Bank subleases space in one of its branch banking locations to an unaffiliated party for approximately $3,500 per month under a noncancellable sublease agreement. The rental amount is adjusted by the consumer price index beginning in May 1994, and expires in October 1995. Rental income of approximately $37,000 is recorded in the accompanying 1992 statement of income.

    Rent expense for the years ended December 31, 1992, 1991 and 1990 totaled approximately $255,000, $131,000 and $125,000, respectively.

    Minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year as of December 31, 1992, for each of the next five years and in the aggregate are:

         Year ended December 31,
         -----------------------
                 1993                                       $   242,412
                 1994                                           253,114
                 1995                                           253,088
                 1996                                           185,978
                 1997                                           172,356
                 Thereafter                                   2,050,484
                                                              ---------
                     Total minimum future rental payments   $ 3,157,432
                                                              =========

                                                                     (Continued)

                              SECURITY BANK, N.A.

                         NOTES TO FINANCIAL STATEMENTS

(6) INTEREST-BEARING DEPOSITS

    A summary of interest-bearing deposits at December 31, 1992 and 1991 follows:

                                                        1992        1991
                                                    -----------  ----------
      Money market accounts                        $ 27,774,023  20,729,642
      Certificates of deposit in denominations of
        $100,000 or more                              7,527,837   7,657,824
      Certificates of deposit in denominations of
        less than $100,000                           17,573,744  17,060,449
                                                     ----------  ----------
                                                   $ 52,875,604  45,447,915
                                                     ==========  ==========

    Interest expense on time deposits in denominations of $100,000 or more was approximately $370,000, $525,000 and $689,000 for the years ended December 31, 1992, 1991 and 1990, respectively.

(7) SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

    Securities sold under agreements to repurchase at December 31, 1992 and 1991 consisted of the following:


                                      1992                        1991
                           --------------------------  -------------------------
                                         Market value               Market value
                           Repurchase   of securities  Repurchase  of securities
                           liability         sold      liability       sold
                           -----------  -------------  ----------  -------------
Securities with book value
  of $6,194,678 in 1992
  and $7,236,745 in 1991   $ 4,422,501      6,287,262   5,050,003      7,554,794
                           ===========      =========   =========      =========
Weighted average
 interest rate                   2.19%                      3.60%
                                 =====                      =====

    The Bank enters into sales of securities under agreements to repurchase. Fixed coupon agreements are treated as financing arrangements, and the obligations to repurchase securities sold are reflected as a liability in the balance sheets. The dollar amount of securities underlying the agreements are recorded in the respective asset accounts. Securities sold under agreements to repurchase averaged approximately $3,014,000 and $3,292,000 during 1992 and 1991, respectively, and the maximum outstanding amounts at any month-end during 1992 and 1991 were approximately $4,264,000 and $5,050,000, respectively.

                                                                     (Continued)

                              SECURITY BANK, N.A.

                         NOTES TO FINANCIAL STATEMENTS

(8) INCOME TAXES

    The components of income tax expense for the years ended December 31, 1992, 1991 and 1990 are as follows:

                                           1992           1991           1990
                                           ----           ----           ----
      Federal:
        Current                          $ 389,015        347,558        205,000
        Deferred                           (76,822)       (50,974)            --
                                           -------        -------        -------
                                           312,193        296,584        205,000
      State earned surplus tax             (34,385)        35,000             --
                                           -------        -------        -------
                                         $ 277,808        331,584        205,000
                                           =======        =======        =======

    The income tax expense for the years ended December 31, 1992, 1991 and 1990 differs from the amount computed by applying the federal income tax rate of 34% to the income before income tax expense. The reasons for the differences are as follows:

                                                     1992      1991       1990
                                                    -----      ----       ----
      Computed "expected" tax expense              $ 302,691   313,464   194,000
      Nondeductible capital loss                         --     32,878    11,000
      Utilization of alternative minimum tax credit      --    (35,939)       --
      State earned surplus tax, net of related
        tax effect                                   (22,694)   23,100        --
      Other                                           (2,189)   (1,919)       --
                                                     -------   -------   -------
                                                   $ 277,808   331,584   205,000
                                                     =======   =======   =======

                                                                     (Continued)

                              SECURITY BANK, N.A

                         Notes to Financial Statements


    The sources of deferred federal income taxes for the years ended December 31, 1992, 1991 and 1990 and their tax effects are as follows::

                                                             December 31
                                                 -------------------------------
                                                     1992       1991      1990
                                                 ---------- ---------- ---------
      Use of cash basis of accounting for
       income tax purposes                      $ (13,859)   (32,295)     (839)
       Book depreciation over tax depreciation    (46,308)    (7,226)    8,065
      Tax deduction for loan losses in excess
       of book deduction (book deduction for
       loan losses in excess of tax deduction)    (28,555)     1,295    37,075
      State earned surplus tax                     11,900    (11,900)       --
      Capital loss on sale of other real estate        --         --   (64,938)
      Writedowns of other real estate                  --         --    10,521
      Deferred taxes not recognized for
       financial reporting purposes due to net
       operating losses                                --         --    41,110
      Organization costs amortization                  --         --   (10,363)
      ITC utilized                                     --         --    11,067
      Alternative minimum tax                          --         --   (32,000)
      Other                                            --         --       302
                                                 --------    -------   -------
                                                $ (76,822)   (50,126)       --
                                                 ========    =======   =======

    At December 31, 1992, the Bank had available a capital loss carryforward for financial statement purposes of approximately $127,000.

    Current income taxes payable of approximately $164,000 are included in other liabilities and deferred income tax assets of approximately $127,000 are included in other assets at December 31, 1992.

    The FASB has issued Statement 109, "Accounting for Income Taxes" which will supersede Statement 96, "Accounting for Income Taxes." The Bank currently accounts for income taxes under APB 11, having elected not to adopt Statement 96 prior to its required effective date. Statement 109 will change the Company's method of accounting for income taxes from the deferred method required under APB 11 to the asset and liability method. The Bank presently does not know and cannot reasonably estimate the impact of Statement 109 on its financial statements.

    Statement 109 is effective for fiscal years beginning after December 15, 1992 and earlier adoption is permitted. Statement 109 can be adopted by retroactively restating financial statements for any number of consecutive years before the effective date. In the earliest year restated, or in the year of adoption if no years are restated, the effect of initially applying this new pronouncement shall be reported as the cumulative effect of a change in accounting principle in the results of operations. The Bank has not made a determination whether it will restate any prior years or adopt Statement 109 in 1993 on a prospective basis.

                                                                     (Continued)

                              SECURITY BANK, N.A.

                         Notes to Financial Statements


(9)  COMMITMENTS AND CONTINGENT LIABILITIES

     In the normal course of business, the Bank enters into various transactions which, in accordance with generally accepted accounting principles, are not included on the balance sheets. These transactions are referred to as "off-balance sheet commitments." The Bank enters into these transactions to meet the financing needs of its customers. These transactions include commitments to extend credit and letters of credit which involve elements of credit risk in excess of the amounts recognized in the balance sheets. The Bank minimizes its exposure to loss under these commitments by subjecting them to credit approval and monitoring procedures.

     The Bank enters into contractual commitments to extend credit, normally with fixed expiration dates or termination clauses, at specified rates and for specific purposes. Customers use credit commitments to ensure that funds will be available for working capital purposes, for capital expenditures and to ensure access to funds under specified terms and conditions. Substantially all of the Bank's commitments to extend credit are contingent upon customers maintaining specific credit standards at the time of loan funding. Management assesses the credit risk associated with certain commitments to earned credit in determining the level of the allowance for possible losses.

     Letters of credit are written conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The Bank's policies generally require that letters of credit arrangements contain security and debt covenants similar to those contained in loan agreements.

     At December 31, 1992, commitments under standby letters of credit and unfunded loan commitments aggregated approximately $548,000 and $3,881,000, respectively. The Bank does not anticipate any material losses as a result of the commitments and contingent liabilities.

(10) EMPLOYEE STOCK OPTION PLAN

     In March 1990, the stockholders approved a Key Executive Stock Option Plan (the Plan). During 1992, the Board of Directors approved an increase in the number of options provided for under the Plan to 40,000 shares. The option price is determined by a committee of the Board of Directors, but shall not be less than the higher of the par value of the stock or the fair value of the stock at the time the option is granted. Exercise prices for options outstanding at December 31, 1992 range from $5.62 to $7.50 per share. Options granted become ratably exercisable beginning one year from the date of grant and ending ten years after the date of grant. The amount of options exercisable depends on the employees length of service with the Bank. Options expire when employment with the Bank is terminated.

                                                                     (Continued)

                              SECURITY BANK, N.A.

                         Notes to Financial Statements

     Information with respect to options under the Plan follows:

                                                 Number of options
                                              -----------------------
                                               1992     1991    1990
                                              ------   ------  ------
     Outstanding at beginning of year         20,000   16,250      --
     Granted                                  16,250    3,750  16,250
     Exercised                                (3,200)      --      --
     Canceled                                 (3,800)      --      --
                                              ------   ------  ------
     Outstanding at end of year               29,250   20,000  16,250
                                              ======   ======  ======
     Exercisable at end of year               14,950   10,125      --
                                              ======   ======  ======

     During 1992, options for 3,200 shares of common stock were exercised at $5.62 per share. Amounts paid in excess of par were credited to surplus.

(11) RETAINED EARNINGS AND DIVIDENDS

     In December 1992, the Bank declared a dividend of $.30 per share to common shareholders, paid in January 1993.

     Dividends paid are subject to restrictions by certain regulatory agencies. At December 31, 1992, all of the Bank's retained earnings were legally available for payment of dividends.

(12) STOCK OFFERING

     A Private Placement Memorandum was issued on June 8, 1992, amended in March 1993, to offer for sale up to approximately 81,633 units of convertible preferred stock. Each unit, consisting of one share of Class A preferred stock and two shares of Class B preferred stock, is offered for sale at $36.75 per unit, for a total maximum of $3,000,000. The par value of the Class A and Class B preferred stock is $12.25 per share. The Class A preferred stock has cumulative dividends of 9 percent per annum, and the Class B preferred stock has no stated dividend and therefore is not cumulative. This Private Placement was approved on March 25, 1993 and terminates on June 30, 1993.

                              SECURITY BANK,N.A.

                                BALANCE SHEETS

                          September 30, 1993 and 1992


        Assets                                    1993             1992
        ------                                    ---- (unaudited) ----
Cash and due from banks                      $  2,971,815       5,647,629

Federal funds sold                              1,725,000         500,000
                                              ------------    ------------
     Total cash and cash equivalents            4,696,815       6,147,629
                                              ------------    ------------
Interest-bearing deposits in other banks          110,657         944,021

Securities held for sale                       10,559,951              --

Investment securities                           5,610,867      14,772,240

 Loans, net of unearned discount               52,106,187      49,328,722
  Less allowance for loan losses                  592,905         445,422
                                              ------------    ------------
     Net loans                                 51,513,282      48,883,300
                                              ------------    ------------
Bank premises and equipment, net                2,924,344       2,075,933

Accrued interest receivable                       298,629         325,181

Other real estate owned                           178,117         160,117

Other assets                                      682,286         604,121
                                              ------------    ------------
                                             $ 76,574,948      73,912,542
                                              ============    ============

  Liabilities and Stockholders' Equity
  ------------------------------------
Liabilities:
  Deposits:
   Noninterest-bearing                         17,284,423      18,011,160
   Interest-bearing                            51,692,992      50,375,018
                                              ------------    ------------


     Total deposits                            68,977,415      68,386,178

  Securities sold under agreements to re-
   purchase and other borrowed money            1,556,561         904,463
  Accrued interest payable                         73,412          85,947
  Other liabilities                               178,602         239,850
                                              ------------    ------------
     Total liabilities                         70,785,990      69,616,438
                                              ------------    ------------

Stockholders' equity:
   Preferred stock, par value $12.25; 285,000
    authorized shares, convertible:
    Class A, cumulative; 28,479 shares issued
     outstanding in 1993                          327,867              --
    Class B, noncumulative 56,958 shares issued
     and outstanding in 1993                      655,735              --
   Common stock, $5 par value.  Authorized
     1,030,000 shares in 1993
     and 750,000 shares in 1992; 349,025 and
     348,200 shares issued
     and outstanding at September 30, 1993 and
     1992, respectively                         1,745,125       1,741,000
   Surplus                                      1,727,496       1,726,984
   Retained earnings                            1,332,735         828,120
                                              ------------    ------------

     Total stockholders' equity                 5,788,958       4,296,104

Commitments and contingent liabilities

                                              ------------    ------------
                                             $ 76,574,948      73,912,542
                                              ============    ============

See accompanying notes to financial statements.
                                     F-17

                              SECURITY BANK, N.A.

                             Statements of Income

                 Nine months ended September 30, 1993 and 1992

                                                            1993         1992
                                                            ----         ----
                                                               (unaudited)
Interest income:
  Loans, including fees                                 $ 3,317,993    3,087,502
  Investment securities and securities
   held for sale                                            682,259      874,410
  Federal funds sold                                         44,329      162,158
  Interest-bearing deposits in other banks                    6,149       68,511
                                                         ----------   ----------
     Total interest income                                4,050,730    4,192,581
                                                         ----------   ----------
Interest expense:
  Deposits                                                1,166,441    1,472,234
  Borrowed funds                                             43,159       76,551
                                                         ----------   ----------
     Total interest expense                               1,209,600    1,548,785
                                                         ----------   ----------
     Net interest income                                  2,841,130    2,643,796

Provision for loan losses                                   245,000      185,000
                                                         ----------   ----------
     Net interest income after provision
      for loan losses                                     2,596,130    2,458,796
                                                         ----------   ----------
Other income:
  Service fees                                              559,656      502,454
  Net investment securities gains                            49,554      289,975
  Other operating income                                    125,955      164,470
                                                         ----------   ----------
     Total other income                                     735,165      956,899
                                                         ----------   ----------
Other expenses:
  Salaries and employee benefits                          1,346,571    1,254,477
  Net occupancy expense                                     394,276      517,167
  Equipment                                                 167,128      184,047
  Data processing fees                                      165,471      148,641
  Legal and professional                                     79,659      121,233
  Advertising                                                49,778      112,339
  Other operating expenses                                  536,321      453,926
                                                         ----------   ----------
     Total other expenses                                 2,739,204    2,791,830
                                                         ----------   ----------
  Income before income taxes and
   cumulative effect of accounting
   change                                                   592,091      623,865

Income tax expense                                          189,452      211,034
                                                         ----------   ----------
  Income before cumulative effect
   of accounting change                                     402,639      412,831

Cumulative effect of change in accounting
 for income taxes                                             6,806           --
                                                         ----------   ----------
  Net income                                            $   409,445      412,831
                                                         ==========   ==========
Primary earnings per common share:
  Income before cumulative effect of
   accounting change                                    $      1.01         1.16

  Net income                                                   1.03         1.16
                                                         ==========   ==========
Fully diluted earnings per common share:
  Income before cumulative effect of
   accounting change                                    $      0.98         1.16

  Net income                                                   1.00         1.16
                                                         ==========   ==========

See accompanying notes to financial statements.

                             SECURITY BANK, N.A.

                           Statements of Cash Flows

                Nine months ended September 30, 1993 and 1992

                                                      1993             1992
                                                      ----             ----
                                                           (unaudited)
Cash flows from operating activities:
  Net income                                      $   409,445         412,831
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
   Depreciation                                       251,243         273,672
   Provision for loan losses                          245,000         185,000
   Gain on sale of securities held for sale           (29,047)             --
   Gain on sale of investment securities              (20,507)       (289,975)
   Gain on sale of other real estate owned                 --          (2,772)
   Writedown of other real estate owned                 8,510              --
   Amortization on investment securities and
    securities held for sale                           34,932           3,249
   (Gain) loss on disposal of bank premises and
    equipment                                              --          (3,662)
   Increase in accrued interest receivable            (35,883)        (85,919)
   Decrease (increase) in other assets                 57,519        (439,808)
   Decrease in accrued interest payable               (13,413)        (29,233)
   Decrease in other liabilities                     (142,172)       (230,764)
                                                   -----------    ------------
    Net cash provided by (used in) operating
     activities                                       765,627        (207,381)
                                                   -----------    ------------
Cash flows from investing activities:
  Decrease in interest-bearing deposits in other
   banks                                               96,579       1,369,665
  Proceeds from sales of securities held for
   sale                                             4,060,838              --
  Proceeds from principal paydowns and
   maturities of securities held for sale           2,142,641              --
  Purchases of securities held for sale            (2,987,045)             --
  Proceeds from sales of investment securities             --       7,069,900
  Proceeds from principal paydowns and
   maturities of investment securities              1,637,832       1,153,284
  Purchases of investment securities               (1,798,422)    (10,669,013)
  Loans originated, net of principal collected       (795,561)     (9,783,198)
  Recoveries on charged-off loans                      30,947           9,029
  Purchases of bank premises and equipment,
   net                                               (821,120)       (842,294)
  Amounts capitalized to other real estate owned           --          (3,840)
  Proceeds from sale of other real estate owned            --         109,472
                                                   -----------    ------------
    Net cash provided by (used in) investing
     activities                                     1,566,689     (11,586,995)
                                                   -----------    ------------
Cash flows from financing activities:
  Net increase (decrease) in deposits              (1,759,491)      8,710,787
  Net decrease in securities sold under
   agreements to repurchase                        (2,865,940)     (4,145,540)
  Proceeds from sale of common stock                    4,637          17,984
  Proceeds from issuance of preferred stock           664,171              --
  Dividends paid                                     (104,460)             --
                                                   -----------    ------------
    Net cash provided by (used in) financing
     activities                                    (4,061,083)      4,583,231
                                                   -----------    ------------
    Net decrease in cash and cash equivalents      (1,728,767)     (7,211,145)

Cash and cash equivalents at beginning of period    6,425,582      13,358,774
                                                   -----------    ------------
Cash and cash equivalents at end of period        $ 4,696,815       6,147,629
                                                   ===========    ============
Supplemental disclosures of cash flow information:
  Interest paid                                   $ 1,223,013       1,578,018
  Income taxes paid                                   265,000         187,000
                                                   ===========    ============

Supplemental schedule of noncash investing
  and financing activities:
  Foreclosure and repossession of collateral in
    partial satisfaction of debt                  $    26,510          66,589
  Issuance of preferred stock for purchase of
    bank premises                                     319,431              --
                                                   ===========    ============

See accompanying notes to financial statements.

                              SECURITY BANK, N.A.
                         NOTES TO FINANCIAL STATEMENTS
                          September 30, 1993 and 1992


(1) The accompanying unaudited financial statements of Security Bank, N.A. (formerly Fondren National Bank) (the Bank) were prepared in accordance with the instructions to Article 10 of Regulation S-X and therefore do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying financial statements contain all adjustments, consisting only of normal recurring accruals, necessary to present fairly the financial position of Security Bank, N.A. as of September 30, 1993 and 1992 and the income and cash flows for the nine months then ended. The income for the nine months ended September 30, 1993 is not necessarily indicative of the results that may be expected for the full year.

(2) In 1993, the Bank established a securities held for sale account and transferred approximately $11,758,000 from the investment securities account. Securities held for sale are accounted for at the lower of amortized cost or market value.

(3) At September 30, 1993, the Bank had commitments under standby letters of credit and unfunded loan commitments of approximately $402,000 and $5,971,000, respectively.

(4) Effective January 1, 1993, the Bank adopted Statement 109, "Accounting for Income Taxes," issued by the Financial Accounting Standards Board. The cumulative effect of this change in accounting for income taxes of $6,806, determined as of January 1, 1993, is reported separately in the statement of income for the nine months ended September 30, 1993. Prior years' financial statements have not been restated to apply the provisions of Statement 109.

     Pursuant to the deferred method under APB Opinion 11, which was applied in 1992 and prior years, deferred income taxes were recognized for income and expense items that were reported in different years for financial reporting purposes and income tax purposes using the tax rates applicable for the year of the calculation under the deferred method, deferred taxes were not adjusted for subsequent changes in tax rates.

     At January 1, 1993, the tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

        Deferred tax assets:
          Loans, due to provision for loan losses                  $ 59,983
          Bank premises and equipment, due to depreciation           98,016
                                                                    -------
                                                                    157,999
        Deferred tax liability:
          Other liabilities, due to accrual to cash adjustment      (27,718)
                                                                    -------

            Net deferred tax asset                                 $130,281
                                                                    =======

                                                                     (Continued)

                              SECURITY BANK, N.A.
                         NOTES TO FINANCIAL STATEMENTS

(5)  A Private Placement Memorandum was issued on June 8, 1992, amended in
     March 1993, to offer for sale up to approximately 81,633 units of convertible preferred stock. Each unit, consisting of one share of Class A preferred stock and two shares of Class B preferred stock, was offered for sale at $36.75 per unit, for a total maximum of $3,000,000. The par value of the Class A and Class B preferred stock is $12.25 per share. The Class A preferred stock has cumulative dividends of 9 percent per annum, and the Class B preferred stock has no stated dividend and therefore is not cumulative. This Private Placement was approved on March 25, 1993 and terminated on June 30, 1993.

     In connection with the Private Placement, 19,787 shares of Class A and 39,574 shares of Class B were issued.

(6) In May 1993, the Bank purchased land on which an existing bank premise was located from an affiliate of a stockholder and director. The land was purchased for approximately $1,070,000, which was the fair market value of the land at the time of sale. The Bank paid approximately $750,000 in cash and issued 26,076 shares of preferred stock to the seller for the purchase price of the land.

                                  APPENDIX I
                               MERGER AGREEMENT
                              ==================

==============================================================================



                      AGREEMENT AND PLAN OF MERGER BETWEEN

                            COMPASS BANCSHARES, INC.

                                      AND

                              SECURITY BANK, N.A.

                         Dated as of November 19, 1993


==============================================================================

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
ARTICLE I       THE MERGER.............................................   2
  SECTION 1.1           The Merger.....................................   2
  SECTION 1.2           Effective Time.................................   2
  SECTION 1.3           Certain Effects of the Merger..................   3
  SECTION 1.4           Certificate of Incorporation and By-Laws.......   3
  SECTION 1.5           Directors and Officers.........................   3
  SECTION 1.6           Conversion of Shares...........................   3
  SECTION 1.7           Shareholders' Meeting..........................   8
  SECTION 1.8           Registration of the Compass Common Stock.......   9
  SECTION 1.9           Closing........................................   9

ARTICLE II      DISSENTING SHARES; EXCHANGE OF SHARES..................  10
  SECTION 2.1           Dissenting Shares..............................  10
  SECTION 2.2           Exchange of Shares.............................  10

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE BANK.............  13
  SECTION 3.1           Organization and Qualification.................  14
  SECTION 3.2           Bank Capitalization............................  14
  SECTION 3.3           Bank Shares; Other Securities..................  15
  SECTION 3.4           Authority Relative to the Agreement............  15
  SECTION 3.5           No Violation...................................  16
  SECTION 3.6           Consents and Approvals.........................  18
  SECTION 3.7           Regulatory Reports.............................  18
  SECTION 3.8           SEC Status; Securities Issuances...............  18
  SECTION 3.9           Financial Statements...........................  19
  SECTION 3.10          Absence of Certain Changes.....................  20
  SECTION 3.11          Bank Indebtedness..............................  23
  SECTION 3.12          Litigation.....................................  23
  SECTION 3.13          Tax Matters....................................  24
  SECTION 3.14          Employee Benefit Plans.........................  25
  SECTION 3.15          Employment Matters.............................  30
  SECTION 3.16          Leases, Contracts and Agreements...............  31
  SECTION 3.17          Related Company Transactions...................  32
  SECTION 3.18          Compliance with Laws...........................  33
  SECTION 3.19          Insurance......................................  34
  SECTION 3.20          Loans..........................................  34
  SECTION 3.21          Fiduciary Responsibilities.....................  35
  SECTION 3.22          Patents, Trademarks and Copyrights.............  35
  SECTION 3.23          Environmental Compliance.......................  35
  SECTION 3.24          Regulatory Actions.............................  38
  SECTION 3.25          Title to Properties; Encumbrances..............  38
  SECTION 3.26          Shareholder List...............................  39
  SECTION 3.27          Proxy Statement................................  39
  SECTION 3.28          Dissenting Shareholders........................  40
  SECTION 3.29          Section 368 Representations....................  40

                                                                        Page
                                                                        ----
  SECTION 3.30          Employee Stock Options.........................  43
  SECTION 3.31          Accounting Matters.............................  43
  SECTION 3.32          Representations Not Misleading.................  43

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF COMPASS..............  43
  SECTION 4.1           Organization and Authority.....................  43
  SECTION 4.2           Authority Relative to Agreement................  44
  SECTION 4.3           Financial Reports..............................  47
  SECTION 4.4           Capitalization.................................  48
  SECTION 4.5           Consents and Approvals.........................  49
  SECTION 4.6           Proxy Statement................................  49
  SECTION 4.7           Pooling........................................  50
  SECTION 4.8           Availability of Compass Common Stock...........  50
  SECTION 4.9           Representations Not Misleading.................  51

ARTICLE V       COVENANTS OF THE BANK..................................  51
  SECTION 5.1           Affirmative Covenants of the Bank..............  51
  SECTION 5.2           Negative Covenants of the Bank.................  54
  SECTION 5.3           Affirmative Covenants of Compass...............  58
  SECTION 5.4           Negative Covenants of Compass..................  59

ARTICLE VI      ADDITIONAL AGREEMENTS..................................  59
  SECTION 6.1           Access To, and Information Concerning,
                        Properties and Records.........................  59
  SECTION 6.2           Filing of Regulatory Approvals.................  60
  SECTION 6.3           Miscellaneous Agreements and Consents..........  61
  SECTION 6.4           Limited Survival of Certain Indemnities........  61
  SECTION 6.5           Best Good Faith Efforts........................  63
  SECTION 6.6           Exclusivity....................................  63
  SECTION 6.7           Public Announcement............................  63
  SECTION 6.8           Employee Benefit Plans.........................  63
  SECTION 6.9           Merger of Surviving Bank.......................  64
  SECTION 6.10          Environmental Investigation; Right to
                        Terminate Agreement............................  64
  SECTION 6.11          Proxies........................................  75
  SECTION 6.12          Exchange Agreement.............................  75
  SECTION 6.13          Exercise or Termination of Options.............  75

ARTICLE VII     CONDITIONS TO CONSUMMATION OF THE MERGER...............  76
  SECTION 7.1           Conditions to Each Party's Obligation to
                        Effect the Merger..............................  76
  SECTION 7.2           Conditions to the Obligations of Compass
                        and Interim to Effect the Merger...............  77
  SECTION 7.3           Conditions to the Obligations of the Bank
                        to Effect the Merger...........................  79

ARTICLE VIII    TERMINATION; AMENDMENT; WAIVER.........................  80
  SECTION 8.1           Termination....................................  80
  SECTION 8.2           Effect of Termination..........................  82
  SECTION 8.3           Amendment......................................  82
  SECTION 8.4           Extension; Waiver..............................  83

                                                                        Page
                                                                        ----
ARTICLE IX      SURVIVAL...............................................  84
  SECTION 9.1           Termination of Representations and Warranties..  84
  SECTION 9.2           Survival of Certain Agreements after Closing...  84

ARTICLE X       MISCELLANEOUS..........................................  84
  SECTION 10.1          Expenses.......................................  84
  SECTION 10.2          Brokers and Finders............................  85
  SECTION 10.3          Entire Agreement; Assignment...................  85
  SECTION 10.4          Further Assurances.............................  86
  SECTION 10.5          Enforcement of the Agreement...................  86
  SECTION 10.6          Severability...................................  87
  SECTION 10.7          Notices........................................  87
  SECTION 10.8          Governing Law..................................  88
  SECTION 10.9          Descriptive Headings...........................  89
  SECTION 10.10         Parties in Interest............................  89
  SECTION 10.11         Counterparts...................................  89
  SECTION 10.12         Incorporation by References....................  89
  SECTION 10.13         Certain Definitions............................  89

ATTACHMENTS

     EXHIBITS

          A.        Pooling Transfer Restrictions Agreement

          B.        Exchange Agent Agreement

          C.        Section 368 Certificate

          D.        Pooling of Interest Criteria

          E.        Voting Agreement and Irrevocable Proxy

          F.        Release of Claims (Bank)

          G.        Opinion of Counsel for the Bank

          H.        Opinion of Counsel for Compass

          I.        Release of Claims (Bank Directors and Officers)

          J.        Agreement to Terminate Options

LIST OF SCHEDULES

Schedule 3.2        Bank Capitalization

Schedule 3.3        Bank Capitalization; List of Equity Ownership

Schedule 3.5        Violations of Law; Conflicts of Interest; Share Litigation;
                    Termination of Existence

Schedule 3.6        Bank Prior Consents

Schedule 3.7        Regulatory Reports

Schedule 3.9        New Accounting Standards

Schedule 3.10       Absence of Material Changes or Adverse Effects

Schedule 3.12       Bank Legal Proceedings

Schedule 3.13       Tax Liabilities

Schedule 3.14(a)    Employee Welfare Benefit Plans

Schedule 3.14(b)    Employee Pension Benefit Plans

Schedule 3.14(f)    Deferred Compensation, Bonus and Stock
                    Purchase Plans

Schedule 3.14(l) Additional Payments Due Under Deferred Compensation, Bonus, Employee Welfare Benefit Plans and Employee Pension
                    Benefit Plans

Schedule 3.15       Employment Contracts and Collective Bargaining Agreements

Schedule 3.16 Leases, Subleases, Contracts and Agreements; Participations; Default of Contracts; Marketable Title

Schedule 3.17       Related Bank Transactions

Schedule 3.18       Compliance with Laws

Schedule 3.19       Insurance Policies

Schedule 3.20       Loans Exceeding Legal Lending Limit, Troubled Loans

Schedule 3.22       Patents, Trademarks and Copyrights

Schedule 3.23       Environmental Compliance

Schedule 3.24       Regulatory Actions; Agreements

Schedule 3.25       Title to Properties; Title Policies; Property

Schedule 3.29       Bank Shareholders Disposing of Stock

Schedule 3.30       Stock Option Plans

Schedule 4.2        Compass and Interim Prior Consents

Schedule 5.1(d)     Insurance Policies to be Maintained

Schedule 5.1(i)     List of Accounts and Safe Deposit Boxes

Schedule 5.l(j) List of Liabilities and Obligations of the Company and the Bank

Schedule 6.11       List of Proxy Holders Voting Affirmatively for the Agreement

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of November 19, 1993, by and between Compass Bancshares, Inc., a Delaware corporation ("Compass"), and Security Bank, N.A., a national banking association ("Bank").
     WHEREAS, pursuant to the terms and subject to the conditions of this Agreement, Compass shall acquire the Bank by way of a merger of the Bank with and into a wholly-owned banking subsidiary of Compass to be incorporated under the banking laws of the State of Texas ("Interim");
     WHEREAS, Compass and the Bank believe that the Merger (as defined herein) of the Bank with and into Interim in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto is desirable and in the best interests of their respective institutions and shareholders; and
     WHEREAS, the respective boards of directors of Compass and the Bank have approved this Agreement and the proposed transactions, and the board of directors of Interim will promptly approve this Agreement upon its organization prior to the Effective Time as defined herein, substantially on the terms and conditions set forth in this Agreement;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

     SECTION 1.1    The Merger.  Upon the terms and subject to the conditions
                    ----------
hereof, and in accordance with the National Bank Act, the Federal Deposit Insurance Act, and the Texas Banking Code, the Bank shall be merged with and into Interim (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. Compass agrees to cause Interim upon its organization promptly to ratify and adopt this Agreement and to take all other steps necessary to consummate the Merger in accordance with this Agreement. Following the Merger, Interim shall continue as the surviving bank (the "Surviving Bank") and the separate corporate existence of the Bank shall cease. Compass shall not be deemed a party to the Merger for the purposes of the National Bank Act, the Texas Banking Code, or the General Corporation Law of the State of Delaware. Nothing in the preceding sentence shall be deemed to diminish or negate Compass' obligations and duties under or arising out of this Agreement.
     SECTION 1.2    Effective Time.  The Merger shall be consummated as soon as
                    --------------
practicable upon the satisfaction of all conditions to such consummation set forth in Article VII hereof. (The date and time of such consummation shall be the "Effective Time").

     SECTION 1.3  Certain Effects of the Merger.  The Merger shall have the
                  -----------------------------
effects set forth in Article 342-308 of the Texas Banking Code and in Title 12, United States Code, Section 214a.
     SECTION 1.4    Certificate of Incorporation and By-Laws.  The Certificate
                    ----------------------------------------
of Incorporation and the By-Laws of Interim, in each case as in effect at the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Bank.
     SECTION 1.5    Directors and Officers.  The directors and officers of
                    ----------------------
Interim at the Effective Time shall be the directors and officers of the Surviving Bank and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Association and By-Laws of the Surviving Bank, or as otherwise provided by law.
     SECTION 1.6    Conversion of Shares.  (a) Each share of the Bank's Common
                    --------------------
Stock, par value $5.00 per share ("Bank Common Stock"), each share of the Bank's Class A Convertible Preferred Stock, par value $12.25 per share (the "Class A Preferred Stock"), and each share of the Bank's Class B Convertible Preferred Stock, par value $12.25 per share (the "Class B Preferred Stock") issued and outstanding immediately prior to the Effective Time (the Class A Preferred Stock and the Class B Preferred Stock are together called the "Bank Preferred Stock" and the Bank Common Stock and the Bank Preferred Stock are collectively called the "Shares"), other than Dissenting Shares (as defined in Section 2.1), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below (the "Merger Consideration") to the holder of record thereof, without interest thereon, upon surrender of the certificate representing such Share. For the purposes of determining the number of Shares issued and outstanding, the number of Shares issued and outstanding shall be increased by the number and class of Shares that may be acquired upon exercise or conversion of any warrant, option, convertible debenture or other security (other than the outstanding shares of Bank Preferred Stock) entitling the holder thereof to acquire Shares which is in effect or outstanding immediately prior to the Effective Time.
     (b) In consideration for the Merger, Compass will issue to the holders of the Shares an aggregate number of shares of its common stock, par value $2.00 per share ("Compass Common Stock"), which is equal to $11,250,000 (the "Target Price") divided by the average closing sale price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 days of trading preceding the tenth business day prior to the first business day following the later of (i) the receipt of required regulatory approvals from the FDIC and the FRB (all as defined in Section 3.5) and the expiration of any applicable waiting period with respect thereto and (ii) the approval of the Merger by the Bank's shareholders (the "Share Determination Market Value"); provided, however, that in the event that the Share Determination Market Value is less than $22.00 per share, the number of shares of

Compass Common Stock to be issued in the Merger shall be a number of shares equal to the quotient of the Target Price divided by $22.00, subject to the provisions of the remainder of this Section 1.6(b). In the event that the Share Determination Market Value is less than $22.00 or in the event that on any Monday after the date hereof and prior to Closing the average closing sale price of the Compass Common Stock as recorded by the NASDAQ National Market System for the thirty consecutive trading days prior to such Monday (the "Average Market Value") is less than $20.00 per share, the Bank shall have the option (the "Pricing Termination Option") of terminating this Agreement by written notice to Compass (i) within five business days after the Share Determination Market Value of less than $22.00 per share is capable of being determined or (ii) by the Friday after an Average Market Value of less than $20.00 per share is capable of being determined, subject to Compass' rights pursuant to the remainder of this
Section 1.6(b). In the event that the Bank fails to notify Compass of its exercise of its Pricing Termination Option within the applicable time period, this Agreement shall remain in full force and effect and may not be terminated by the Bank on the basis of the Share Determination Market Value of less than $22.00 per share or such Average Market Value of less than $20.00 per share for such particular instance; however, the Bank may from time to time elect to exercise its Pricing Termination Option in the event that on a Monday subsequent thereto and prior to the Closing such Average Market Value is again less than $20.00 per share. The failure of the Bank to exercise, or the election of the Bank not to exercise, its Pricing Termination Option on the basis of such Average Market Value being less than $20.00 per share shall not be deemed a waiver of or in any way diminish, negate or affect Bank's right to exercise such Pricing Termination Option if on a Monday subsequent thereto and prior to the Closing such Average Market Value should again be less than $20.00 per share. In the event that the Bank exercises its Pricing Termination Option, Compass shall have the right to reject such termination of the Agreement by the Bank (the "Termination Rejection") by agreeing to issue a number of shares of Compass Common Stock equal to the Target Price divided by the Share Determination Market Value or the Average Market Value which is the specific subject of the Bank's exercise of its Pricing Termination Option, as the case may be, which Termination Rejection shall be exercised by a notice to the Bank within five business days following the date on which Compass receives notice of the Bank's exercise of the Pricing Termination Option. In the event that Compass fails to notify the Bank of its Termination Rejection within such time period, this Agreement shall be terminated.
     (c) The "Exchange Ratio" shall equal (i) the aggregate number of shares of Compass Common Stock to be issued to the holders of the Shares as calculated pursuant to Section 1.6(b), divided by (ii) the sum of the number of Shares of Bank Common Stock outstanding immediately prior to the Effective Time, plus the number of Shares of Bank Common Stock into which the Shares of Bank Preferred Stock outstanding immediately prior to the Effective Time are convertible (the sum in this clause (ii) being referred to as the "Fully Diluted Shares Outstanding"). At the Closing, the Bank shall calculate and certify to Compass and the Exchange Agent the Fully Diluted Shares Outstanding. Each holder of Class A Preferred Stock shall receive for each share of Class A Preferred Stock held immediately prior to the Effective Time a number of shares of Compass Common Stock equal to the product of (i) the Exchange Ratio, times
(ii) the number of shares of Bank Common Stock into which each such share of Class A Preferred Stock is convertible. Each holder of Class B Preferred Stock shall receive for each share of Class B Preferred Stock held immediately prior to the Effective Time a number of shares of Compass Common Stock equal to the product of (y) the Exchange Ratio, times (z) the number of shares of Bank Common Stock into which each such share of Class B Preferred Stock is convertible.
Each holder of Bank Common Stock shall receive for each share of Bank Common Stock held immediately prior to the Effective Time a number of shares of Compass Common Stock equal to the Exchange Ratio. Except as consented to by Compass pursuant to Section 1.6(b) hereof, in no event shall Compass be obligated to issue more than 511,363 shares of Compass Common Stock in exchange for all outstanding Shares. The ratio of the number of shares of Compass Common Stock to be exchanged for each Share shall be adjusted appropriately to reflect any stock dividends or splits with respect to Compass Common Stock, where the record date or payment occurs prior to the Effective Time.

     (d) Compass will not issue any certificates for any fractional shares of Compass Common Stock otherwise issuable pursuant to the Merger. In lieu of issuing such fractional shares, Compass shall pay cash to any holder of Shares otherwise entitled to receive such fractional share. Such cash payment shall be based on the Share Determination Market Value.
     SECTION 1.7    Shareholders' Meeting.  The Bank, acting through its Board
                    ---------------------
of Directors, shall, in accordance with applicable law:
     (a) duly call, give notice of, convene and hold a meeting (the "Shareholders' Meeting") of its shareholders as soon as reasonably practicable for the purpose of approving and adopting this Agreement and the Merger (subject to the terms and conditions of this Agreement);
     (b) require no greater than the minimum vote required by applicable law of each class of the Shares in order to approve this Agreement and the Merger;
     (c) include in the Proxy Statement (defined in paragraph (d) below) the recommendation of its Board of Directors that the shareholders of the Bank vote in favor of the approval and adoption of this Agreement and the Merger (subject to the terms and conditions of this Agreement); and
     (d) use its best efforts (i) to obtain and furnish the information required to be included by it in the Proxy Statement and cause the Proxy Statement to be mailed to its shareholders at the earliest reasonably practicable time following the date of this

Agreement, and (ii) to obtain the approval and adoption of the Merger (subject to the terms and conditions of this Agreement) by shareholders holding at least the minimum number of Shares of each class of the Shares entitled to vote at the Shareholders' Meeting to approve the Merger under applicable law. The letter to shareholders, notice of meeting, proxy statement and form of proxy to be distributed to shareholders in connection with the Merger shall be in form and substance reasonably satisfactory to Compass, and are collectively referred to herein as the "Proxy Statement."
     SECTION 1.8    Registration of the Compass Common Stock.
                    ----------------------------------------
     (a) At soon as reasonably practicable, Compass shall file a registration statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 ("Securities Act") covering the shares of Compass Common Stock to be issued to Bank shareholders in the Merger and Compass shall cooperate with the Bank in connection with the preparation and delivery of the Proxy Statement to shareholders of the Bank.
     (b) The Bank shall use its best efforts to cause each Bank shareholder receiving Compass Common Stock who is an "affiliate" (as defined in SEC Rule
405) of the Bank to deliver to Compass, within 30 days after the date hereof, a written agreement in the form of Exhibit A hereto.
     SECTION 1.9    Closing.  Upon the terms and subject to the conditions
                    -------
hereof, as soon as practicable and in any event within 10 days after the satisfaction or waiver, if permissible, of the conditions set forth in Article VII and Section 1.6(b) hereof, the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the Effective Time, a closing (the "Closing") will be held at such place as the parties may agree for the purpose of confirming all of the foregoing.

                                  ARTICLE II

                     DISSENTING SHARES; EXCHANGE OF SHARES

     SECTION 2.1    Dissenting Shares.  Notwithstanding anything in this
                    -----------------
Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger and who shall have delivered a written demand for payment of the fair value of such shares within the time and in the manner provided in Title 12, United States Code, Section 214a(b) (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration provided in Section 1.6 of this Agreement, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the National Bank Act. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration without any interest thereon.
     SECTION 2.2    Exchange of Shares.
                    ------------------

     (a) Compass shall deposit or cause to be deposited in trust with River Oaks Trust Company, Houston, Texas (the "Exchange Agent"), pursuant to an exchange agent agreement (the "Exchange Agreement") in substantially the form of Exhibit B attached hereto, prior to the Effective Time cash in an aggregate amount estimated to be sufficient to make the cash payments in lieu of fractional shares of Compass Common Stock pursuant to Section 1.6 hereof and to make the appropriate cash payments, if any, to holders of Dissenting Shares (such amounts being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions jointly given by Compass and the Bank, promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of Shares in accordance with Section 2.2(b). Payments to dissenting shareholders shall be made as required by Title 12, United States Code, Section 214a(b). Subject to holding sufficient cash to make prompt payments for fractional shares and Dissenting Shares, the Exchange Agent shall invest the Exchange Fund in The Starburst Government Money Market Fund, managed by Compass Bank of the South, an affiliate of Compass. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.
     (b) Promptly after the Effective Time, the Exchange Agent shall pursuant to the Exchange Agreement mail to each record holder of an outstanding certificate or certificates which as of the Effective Time represented Shares (the "Certificates"), a form letter of transmittal approved by the Bank and Compass (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash and Compass Common Stock in the amount provided in Section 1.6, and such Certificate shall forthwith be canceled. Compass shall provide the Exchange Agent with certificates for Compass Common Stock, as requested by the Exchange Agent, in the amounts provided in Section 1.6 hereof. No interest will be paid or accrued on the cash payable upon surrender of the Certificate and no dividend will be disbursed with respect to the shares of Compass Common Stock until the holder's Shares are surrendered in exchange therefor. If payment or delivery of Compass Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to a person other than the registered holder of the Certificate surrendered or establish to the reasonable satisfaction of Compass that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes the right to receive the Merger Consideration without any interest thereon.
     (c) After the Effective Time, the stock transfer ledger of the Bank shall be closed and there shall be no transfers on the stock transfer books of the Bank of the Shares which were outstanding immediately prior to such time. If, after the Effective Time, Certificates are presented to the Surviving Bank or Compass, they shall be promptly presented to the Exchange Agent and exchanged as provided in this Article II.
     (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of the Bank for six months after the Effective Time shall be paid to Compass and the holders of Shares not theretofore presented to the Exchange Agent shall look to Compass only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such Shares.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BANK

     The Bank hereby makes the representations and warranties set forth in this
Article III to Compass and Interim. The Bank shall deliver to Compass on or before the close of business on the 14th business day after the date of this Agreement the Schedules to this Agreement referred to in this Article III which shall be subject to review and approval by Compass in its sole discretion within 14 business days of Compass' receipt of such Schedules. The Bank agrees that, at the Closing, it shall provide Compass with supplemental Schedules reflecting any material changes thereto between the date of such Schedules and the date of the Closing.
     SECTION 3.1    Organization and Qualification.  The Bank is a national
                    ------------------------------
banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and is a member of the Federal Reserve System. The Bank has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated. The Bank does not own or control any Affiliate (as defined in Section 3.17) or Subsidiary (as defined in Section 10.13(a)). True and correct copies of the Articles of Association and Bylaws of the Bank, with all amendments thereto through the date of this Agreement, have been delivered by the Bank to Compass. The Bank is in good standing in the State of Texas. The nature of the business of the Bank and its activities, as currently conducted, do not require it to be qualified to do business in any jurisdiction other than the State of Texas.
     SECTION 3.2    Bank Capitalization.  As of the date hereof, the authorized
                    -------------------
capital stock of the Bank consists solely of (a) 1,030,000 shares of Bank Common Stock, of which 349,025 shares are issued and outstanding, and none of which are held in treasury, (b) 95,000 shares of Class A Preferred Stock, of which 28,479 shares are issued and outstanding, and none of which are held in treasury; and
(c) 190,000 shares of Class B Preferred Stock, of which 56,958 shares are issued and outstanding, and none of which are held in treasury. Except as set forth on Schedule 3.2 and except for the Bank Preferred Stock, there are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, or other agreements or commitments of any kind issued or granted by, or binding upon, the Bank to purchase or otherwise acquire any security of or equity interest in the Bank (collectively, the "Options"). There are no restrictions applicable to the payment of dividends on the Shares except pursuant to (i) the terms of the Bank Preferred Stock set forth in the Bank's Articles of Association, as amended, and
(ii) applicable banking laws and regulations, and all dividends declared prior to the date hereof have been paid.
     SECTION 3.3    Bank Shares; Other Securities.  All of the issued and
                    -----------------------------
outstanding shares of Bank Common Stock are duly authorized, validly issued, fully paid and, except as provided in the National Bank Act, nonassessable. Set forth on Schedule 3.3 hereto is a list of all equity ownership by the Bank for the account of the Bank in any entity other than the Bank (the "Other Securities"). The Bank owns each Other Security free and clear of any lien, encumbrance, security interest or charge.
     SECTION 3.4    Authority Relative to the Agreement.  The Bank has full
                    -----------------------------------
corporate power and authority, and, except for the approval by the Bank's shareholders, no further proceedings on the part of the Bank are necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, which have been duly and validly authorized by its Board of

Directors. The Bank has received an opinion of Alex Sheshunoff & Co. Investment Banking that the Merger Consideration to be received by holders of Shares is fair, from a financial point of view, to such holders. This Agreement has been duly executed and delivered by the Bank and is a duly authorized, valid, legally binding and enforceable obligation of the Bank, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over the Bank as may be required by statute or regulation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation or breach of or default under, the Articles of Association or By-Laws of the Bank.
     SECTION 3.5    No Violation.  Except as set forth on Schedule 3.5, neither
                    ------------
the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, following the receipt of such approvals as may be required from the Bank's shareholders, the SEC, the Comptroller of the Currency ("OCC"), the Federal Deposit Insurance Corporation ("FDIC"), the Board of Governors of the Federal Reserve System ("FRB"), and the Texas Department of Banking ("Department") will (i) violate (with or without the giving of notice or the passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Bank or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of the Bank pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Bank is a party or by which any of its assets or properties are subject or bound. Except as set forth on Schedule 3.5, there are no proceedings pending or, to the knowledge of the Bank, threatened, against the Bank or involving the Shares, at law or in equity or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to Compass or Interim upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Schedule 3.5, or as contemplated hereby, the corporate existence, business organization, assets, licenses, permits, authorizations and contracts of the Bank will not be terminated or impaired by reason of the execution, delivery or performance by the Bank of this Agreement or consummation by the Bank of the transactions contemplated hereby, assuming the receipt of required shareholder and regulatory approvals.
     SECTION 3.6    Consents and Approvals.  The Bank's Board of Directors (at a
                    ----------------------
meeting called and duly held) has approved this Agreement and the transactions contemplated thereby, and has resolved to recommend approval and adoption of this Agreement by the Bank's shareholders. Except as described in Schedule 3.6 hereto, no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of the Bank in connection with the execution, delivery and performance by the Bank of this Agreement and the transactions contemplated hereby or the resulting change of control of the Bank, except such approvals as may be required from the SEC, the FRB, the OCC, the FDIC and the Department and holders of Shares.
     SECTION 3.7    Regulatory Reports.  Except as set forth on Schedule 3.7,
                    ------------------
the Bank has filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the FRB, the OCC, the Department, the FDIC, or any other regulatory authority having jurisdiction over any such persons.
     SECTION 3.8    SEC Status; Securities Issuances.  The Bank is not subject
                    --------------------------------
to the registration provisions of Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor the rules and regulations of the SEC promulgated under Section 12 of the Exchange Act, other than anti-fraud provisions of such act. All issuances of securities by the Bank have been registered under the Securities Act, the Securities Act of the State of Texas, the National Bank Act and all other applicable laws or were exempt from any such registration requirements.
     SECTION 3.9    Financial Statements.  The Bank has provided Compass with a
                    --------------------
true and complete copy of (i) the audited statement of financial position of the Bank as of December 31, 1992, and the related statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 1992 and 1991, (ii) the unaudited internally prepared statement of financial position of the Bank as of August 31, 1993 and the related statement of income for the periods ended August 31, 1993, and (iii) the call reports of the Bank as of and for the periods ended March 31, June 30 and September 30, 1993, and promptly following their availability the Bank will provide Compass with the call reports of the Bank for all periods ending subsequent to September 30, 1993 (such statements of financial position and the related statements of income, changes in stockholders' equity and cash flows, unaudited financial statements, and call reports and the notes and schedules thereto are referred to as the "Financial Statements"). Except as described in the notes to the Financial Statements, the Financial Statements, including the statements of financial position and the related statements of income, changes in stockholders' equity and cash flows (including the related notes thereto) of the Bank, fairly present, or when delivered will fairly present, the financial position of the Bank as of the dates thereof and the results of operations and cash flows of the Bank for the periods then ended, in conformity with Generally Accepted Accounting Principles ("GAAP") applied on a basis consistent with prior periods (subject, in the case of the unaudited financial statements and the call reports, to normal year-end adjustments and accruals and the fact that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein and except for the application of new accounting standards, as set forth on Schedule 3.9, and the accounting records underlying the Financial Statements accurately and fairly reflect in all material respects the transactions of the Bank. The Bank has no liabilities or obligations of a type which should be included in or reflected on the Financial Statements if prepared in accordance with GAAP, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Financial Statements. The Bank will provide Compass with the unaudited statements of financial position of the Bank as of the end of each month hereafter, prepared on a basis consistent with prior periods, promptly following their availability.
     SECTION 3.10   Absence of Certain Changes.  Except as and to the extent set
                    --------------------------
forth on Schedule 3.10, since August 31, 1993 (the "Balance Sheet Date") the Bank has not:
     (a) made any amendment to its Articles of Association or Bylaws or changed the character of its business in any material manner;

     (b)  suffered any Material Adverse Effect (as defined in Section 10.13);
     (c) entered into any agreement, commitment or transaction except in the ordinary course of business and consistent with prudent banking practices;
     (d) except in the ordinary course of business and consistent with prudent banking practices, incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise);
     (e) permitted or allowed any of its property or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than statutory liens not yet delinquent) except in the ordinary course of business and consistent with prudent banking practices;
     (f) except in the ordinary course of business and consistent with prudent banking practices, canceled any debts, waived any claims or rights, or sold, transferred, or otherwise disposed of any of its properties or assets;
     (g) disposed of or permitted to lapse any rights to the use of any trademark, service mark, trade name or copyright, or disposed of or disclosed to any person other than its employees or agents, any trade secret not theretofore a matter of public knowledge;
     (h) except for regular salary increases granted in the ordinary course of business within the Bank's 1993 and 1994 budgets and consistent with prior practices, granted any increase in compensation or paid or agreed to pay or accrue any bonus, percentage compensation, service award, severance payment or like benefit to or for the credit of any director, officer, employee or agent, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by the Bank, for the directors, employees or former employees of the Bank ("Employee Benefit Plan");
     (i) directly or indirectly declared, set aside or paid any dividend or made any distribution in respect to its capital stock or redeemed, purchased or otherwise acquired, or arranged for the redemption, purchase or acquisition of, any share of its capital stock or other of its securities;
     (j) organized or acquired any capital stock or other equity securities or acquired any equity or ownership interest in any person (except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, the ownership of which does not to the Bank's knowledge expose the Bank to any liability from the business, operations or liabilities of such person);
     (k) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;
     (l) made any or acquiesced with any change in any accounting methods, principles or practices;
     (m) except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business and consistent with prudent banking practices; or
     (n) agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this Section
3.10 in the future so that any such representation would not be true in all material respects as of the Closing.
     SECTION 3.11   Bank Indebtedness.  The Bank has no indebtedness other than
                    -----------------
deposits and other indebtedness incurred in the ordinary course of business.
     SECTION 3.12   Litigation.  Except as set forth on Schedule 3.12, there are
                    ----------
no actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of the Bank, threatened against the Bank or involving any of its properties or assets, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity ("Proceeding"). The Bank will notify Compass immediately in writing of any Proceedings against the Bank.
     SECTION 3.13   Tax Matters.  The Bank has duly filed all tax returns
                    -----------
required to be filed by it involving a tax liability or other material potential detriment for failure to file (the "Filed Returns"). The Bank has paid, or has established adequate reserves for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes required to be paid with respect to the periods covered by the Filed Returns. With respect to the periods for which returns have not yet been filed, the Bank has established adequate reserves determined in accordance with GAAP for the payment of all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes. Except as described in Schedule 3.13, to the Bank's knowledge the Bank has no direct or indirect liability for the payment of federal income taxes, state and local income taxes, and franchise, property, sales, employment or other taxes in excess of amounts paid or reserves established. The Bank has not entered into any tax sharing agreement or other agreement regarding the allocation of the tax liability of the Bank or similar arrangement with any person or entity. Set forth on Schedule 3.13 are the dates of filing of all Filed Returns and any amendments thereto. The Bank has not filed any Internal Revenue Service ("IRS") Forms 1139 (Application for Tentative Refund). Except as set forth on Schedule 3.13, there are no pending questions raised in writing by the IRS or other taxing authority for taxes or assessments of the Bank, nor are there any outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Bank for any period. The Bank has withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over. For the purposes of this Agreement, the term "tax" shall include all federal, state and local taxes and any interest or penalties payable in connection with the payment of taxes.
     SECTION 3.14   Employee Benefit Plans.  With respect to all Employee
                    ----------------------
Benefit Plans in which employees of the Bank participate the following are true and correct:
     (a) Schedule 3.14(a) lists each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Bank or to which the Bank contributes or is required to contribute, including any multiemployer welfare plan (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans") and sets forth (i) the amount of any liability of the Bank for contributions more than thirty days past due with respect to each Welfare Benefit Plan as of the date hereof and as of the end of any subsequent month ending prior to the

Closing and (ii) the annual cost attributable to each of the Welfare Benefit Plans; no Welfare Benefit Plan provides for continuing benefits or coverage for any participant, beneficiary or former employee after such participant's or former employee's termination of employment except as may be required by Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code") and Sections 601-608 of ERISA;
     (b) Schedule 3.14(b) lists each "employee pension benefit plan" (as defined in Section 3(2) of ERISA and not exempted under Section 4(b) or 201 of ERISA) maintained by the Bank or to which the Bank contributes or is required to contribute, including any multiemployer plan (as defined in Section 3(37) of
ERISA) (such   employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans");
     (c) All of the Pension Benefit Plans and Welfare Benefit Plans and any related trust agreements or annuity contracts (or any other funding instruments) comply currently, and have complied in the past, both as to form and operation, with the provisions of ERISA, the Code and with all other applicable laws, rules and regulations governing the establishment and operation of the Pension Benefit Plans and Welfare Benefit Plans; all necessary governmental approvals relating to the establishment of the Pension Benefit Plans have been obtained; and with respect to each Pension Benefit Plan that is intended to be tax-qualified under
Section 401(a) or 403(a) of the Code, a favorable determination letter as to the qualification under the Code of each such Pension Benefit

Plan and each material amendment thereto has been issued by the Internal Revenue Service (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in the revocation of such determination), including amendments which may be required by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Acts of 1986 and 1987, the Technical and Miscellaneous Revenue Act of 1988, the Revenue Reconciliation Act of 1989 and the Omnibus Budget Reconciliation Act of 1990;
     (d) Each Welfare Benefit Plan and each Pension Benefit Plan has been administered in compliance with the requirements of the Code, ERISA and all other applicable laws, and all reports and disclosures required by ERISA, the Code and any other applicable laws with respect to each Welfare Benefit Plan and each Pension Benefit Plan have been timely filed;
     (e) On and after January 1, 1975, neither the Bank nor any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code);
     (f) Schedule 3.14(f) lists each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan, restricted stock, excess benefit plan, incentive compensation, stock bonus, cash bonus, severance pay, golden parachute, life insurance, nonqualified deferred compensation arrangement, rabbi trust, unfunded plan and any other employee benefit plan, agreement, arrangement or commitment not required under a previous subsection to be listed (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons) maintained by the Bank;
     (g) Neither the Bank nor any corporation or other trade or business controlled by or under common control with the Bank (as determined under Sections 414(b) and 414(c) of the Code) ("Common Control Entity") is, or has been within the past five years, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Benefit Plan subject to the provisions of Title IV of ERISA, nor has the Bank or a Common Control Entity maintained or participated in any employee pension benefit plan (defined in Section 3(2) of ERISA) subject to the provision of Title IV of ERISA. In addition, neither the Bank nor a Common Control Entity (i) is a party to a collective bargaining agreement, (ii) has maintained or contributed to, or has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA), or (iii) has made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA);
     (h) True and complete copies of each Welfare Benefit Plan and each Pension Benefit Plan, related trust agreements or annuity contracts (or any other funding instruments), summary plan descriptions, each plan, agreement, arrangement, and commitment referred to in subsection 3.14(f) of this Section, the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Benefit Plan, the most recent application for a determination letter from the Internal Revenue Service with respect to each Pension Benefit Plan and Annual Reports on Form 5500 Series filed with any governmental agency for each Welfare Benefit Plan and each Pension Benefit Plan for the two most recent plan years, have been furnished to Compass;
     (i) All Welfare Benefit Plans, Pension Benefit Plans, related trust agreements or annuity contracts (or any other funding instruments), and all plans, agreements, arrangements and commitments referred to in subsection 3.14(f) of this Section are legally valid and binding and in full force and effect and there are no promised increases in benefits (whether expressed, implied, oral or written) under any of these plans nor any obligations, commitments or understandings to continue any of these plans, (whether expressed, implied, oral or written) except as required by Section 4980B of the Code and Sections 601-608 of ERISA;
     (j) There are no claims pending with respect to, or under, any Pension Benefit Plan, Welfare Benefit Plan or any plan, agreement, arrangement or commitment described in subsection 3.14(f), other than routine claims for plan benefits, and there are no disputes or litigation pending or threatened with respect to any such plans;

     (k) No action has been taken, nor has there been a failure to take any action that would subject any person or entity to any liability for any income, excise or other tax or penalty in connection with any Pension Benefit Plan, Welfare Benefit Plan or any plan, agreement, arrangement or commitment described in subsection 3.14(f), other than for income taxes due with respect to benefits paid; and
     (l) Except as otherwise set forth in Schedule 3.14(1), neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment to be made by the Bank (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code), or otherwise) becoming due to any employee, or (ii) increase any benefits otherwise payable under any Welfare Benefit Plan, Pension Benefit Plan, or any plan, agreement, arrangement, or commitment referred to in subsection 3.14(f) of this Section.
     SECTION 3.15   Employment Matters.  Except as disclosed on Schedule
                    ------------------
3.14(a), (b) or (f) or 3.15 and except for at will employment relationships, the Bank is not a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment opportunity commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. To the Bank's knowledge there are no unfair labor practice complaints pending against the Bank before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. The Bank has no knowledge of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Bank, or of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any such employees. The Bank is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and the Bank is not engaged in any unfair labor practice.
     SECTION 3.16   Leases, Contracts and Agreements.  Schedule 3.16 sets forth
                    --------------------------------
an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which the Bank is a party or by which the Bank is bound which obligate or may obligate the Bank to pay in the aggregate an amount in excess of $25,000 over the entire term of any such agreement or related contracts of a similar nature which in the aggregate obligate or may obligate the Bank in the aggregate to pay an amount in excess of $25,000 over the entire term of such related contracts (the "Contracts"). Employment or other agreements listed on Schedule 3.14(a), (b) or (f) or 3.15 and otherwise meeting the requirements of the preceding sentence shall be deemed to be Contracts listed on Schedule 3.16. The Bank has delivered to Compass true and correct copies of all Contracts. For the purposes of this Agreement, the Contracts shall be deemed not to include loans made by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of, agreements with Bank customers for trust services, or deposits by the Bank, but does include unfunded loan commitments and letters of credit issued by the Bank where the borrower's total direct and indirect or contingent indebtedness to the Bank is in excess of $25,000. Except as set forth in Schedule 3.16, no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of the Bank. All of the Contracts are legal, valid and binding obligations of the Bank, and to the Bank's knowledge any other party to the Contracts, enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in Schedule 3.16, all rent and other payments by the Bank under the Contracts are current, there are no existing defaults by the Bank under the Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by the Bank. The Bank has a good and indefeasible leasehold interest in each parcel of real property leased by it free and clear of all leasehold mortgages, pledges, liens, encumbrances and security interests.
     SECTION 3.17   Related Company Transactions.  Except as set forth on
                    ----------------------------
Schedule 3.14(a), (b) or (f), 3.15 or 3.17, there are no
agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among the Bank, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in ERISA), and any of its Affiliates. The term "Affiliate" as used in this Agreement means, with respect to any person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.
     SECTION 3.18   Compliance with Laws.  Except as set forth on Schedule 3.18,
                    --------------------
the Bank is not in default with respect to or in violation of (i) any judgment, order, writ, injunction or decree of any court or (ii) any statute, law, ordinance, rule, order or regulation of any governmental department, commission, board, bureau, agency or instrumentality, federal, state or local, including (for purposes of illustration and not limitation) capital and FRB reserve requirements, capital ratios and loan limitations of the FRB, the OCC or the FDIC, which default or violation could materially adversely affect the ability of the Bank to conduct its business as now conducted or could result in a Material Adverse

Effect on the Bank; and, subject to receipt of required approvals from the Department, the OCC, the SEC, the FRB and the FDIC, the consummation of the transactions contemplated by this Agreement will not constitute such a default or violation as to the Bank. The Bank has all permits, licenses, and franchises from governmental agencies required to conduct its business as it is now being conducted.
     SECTION 3.19   Insurance.  The Bank has in effect the insurance coverage
                    ---------
(including fidelity bonds) described in Schedule 3.19 and, except as set forth in Schedule 3.19, has had similar insurance in force for the last five years. Except as set forth in Schedule 3.19, there have been no claims under such bonds within the last five years and the Bank is not aware of any facts which would form the basis of a claim under such bonds. The Bank has no reason to believe that the existing fidelity coverage would not be renewed by its carrier on substantially the same terms.
     SECTION 3.20   Loans.  Each loan reflected as an asset in the Financial
                    -----
Statements is, to the Bank's knowledge, the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles, and the Bank has no knowledge of any assertion or claim by any obligor that any such loan is not his legal, valid and binding obligation. The Bank does not have in its portfolio any loan exceeding its legal lending limit, and except as disclosed on

Schedule 3.20, the Bank has no known significant delinquent, substandard, doubtful, loss, nonperforming or problem loans.
     SECTION 3.21   Fiduciary Responsibilities.  The Bank has performed in all
                    --------------------------
material respects all of its respective duties as a trustee, custodian, guardian or escrow agent in a manner which complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.
     SECTION 3.22   Patents, Trademarks and Copyrights.  Except as set forth in
                    ----------------------------------
Schedule 3.22, the Bank does not require the use of any material patent, patent application, invention, process, trademark (whether registered or unregistered), trademark application, trade name, service mark, copyright, or any material trade secret for the business or operations of the Bank. The Bank owns or is licensed or otherwise has the right to use the items listed in Schedule 3.22.
     SECTION 3.23   Environmental Compliance.  Except as set forth in Schedule
                    ------------------------
3.23:
     (a) To the Bank's knowledge, (i) the Bank and any property owned or operated by it is in compliance in all material respects with all applicable Environmental Laws (as defined in Section 10.14(c)), (ii) the Bank and any property owned or operated by it has obtained and is in compliance in all material respects with all permits, licenses and other authorizations required under any applicable Environmental Law and (iii) there is no past or present event, condition or circumstance that is likely to interfere with the conduct of the business of the Bank in the manner now conducted relating to such entity's compliance with Environmental Laws or which constitutes a material violation thereof or which, as such event, condition or circumstance relates to Environmental Laws, could have a Material Adverse Effect upon the Bank;
     (b) The Bank does not now nor has it owned, leased, operated or, to its knowledge, exercised managerial control at any facility or real property with respect to which such entity, facility or real property is subject to any actual, or, to the knowledge of the Bank, threatened Proceeding under any Environmental Law;
     (c) There are no Proceedings pending or, to the knowledge of the Bank, threatened against the Bank under any Environmental Law, and the Bank has not received any notice (whether from any regulatory body or private person) of a violation, or any written notice of a potential or threatened violation, of any Environmental Law;
     (d) There are no Proceedings pending against the Bank or, to the knowledge of the Bank, otherwise pending or threatened under any Environmental Law involving the release or threat of release of any Polluting Substances (as defined in Section 10.14(d)) at or on (i) any Property currently or in the past owned, operated, or leased by the Bank or over which the Bank, to its knowledge, exercised management control, or (ii) at any Property where Polluting Substances generated by the Bank have been disposed;
     (e) To the Bank's knowledge, there is no Property for which the Bank is or was required to obtain any permit under an

Environmental Law to construct, demolish, renovate, occupy, operate, or use such Property or any portion of it;
     (f) Except as disclosed to Compass, the Bank has not generated any Polluting Substances in quantities or concentrations which violate any Environmental Law or which require reporting or disclosure to applicable governmental authorities and for any such Polluting Substances disposed of at offsite locations properly executed manifests are maintained by the Bank in its files;
     (g) To the Bank's knowledge, there has been no release of Polluting Substances in violation of any Environmental Laws, which would require any report or notification to any governmental or regulatory authority, in or on any Property currently or in the past owned, operated or leased by the Bank;
     (h) To the Bank's knowledge, (i) there are no underground or above ground storage tanks on or under any Property which are not in conformity with applicable Environmental Laws and (ii) any Property previously containing such tanks where there has been a release of Polluting Substances has been remediated in compliance in all material respects with all applicable Environmental Laws;
     (i) To the Bank's knowledge, there is no asbestos containing material on any Property;
     (j) To the Bank's knowledge, the Bank does not have managerial control over any Property which is not owned, operated or leased by the Bank; and
     (k) For purposes of this Section 3.23 and Section 6.10, "Property" includes any property (whether real or personal) which the Bank currently or in the past has leased, operated or owned including without limitation any property acquired by foreclosure or deed in lieu thereof and property now held as security for a loan or other indebtedness by the Bank.
     SECTION 3.24   Regulatory Actions.  Except as set forth on Schedule 3.24,
                    ------------------
there are no actions or proceedings pending or, to the knowledge of the Bank, threatened against the Bank by or before the FRB, the OCC, the FDIC, the U. S. Environmental Protection Agency, the Texas Natural Resource Conservation Commission, or any other nation or government, any state or political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Except as set forth on Schedule 3.24, the Bank is not subject to a formal or informal agreement or memorandum of understanding with, or any type of financial assistance or, to its knowledge, enforcement action or investigation by, any regulatory authority having jurisdiction over such entity.
     SECTION 3.25   Title to Properties; Encumbrances.  Except as set forth on
                    ---------------------------------
Schedule 3.25, the Bank has good and indefeasible title to all its real properties and assets including, without limitation, all the properties and assets reflected in the Financial Statements except for those properties and assets disposed of in the ordinary course of business and consistent with prudent banking practice since the date of the Financial Statements. Except as set forth on Schedule 3.25, as to all real estate owned in fee simple, the Bank has title policies, all of which are listed on Schedule 3.25, in full force and effect insuring good and indefeasible title to all real property owned by the Bank in favor of the Bank, except for any title exceptions reflected in the title policies listed on
Schedule 3.25. The Bank has made available to Compass all of the files and information known to be in the possession of the Bank concerning such properties, including any title exceptions which might affect indefeasible title or value of such property. The Bank holds good and valid leasehold rights to all assets that are, together with the assets owned in fee simple by the Bank, necessary for it to conduct its business as it is currently being conducted. Except as set forth on Schedule 3.25, the Bank owns all furniture, equipment, art and other property used to transact business presently located on its premises.
     SECTION 3.26   Shareholder List.  The Bank has provided to Compass prior to
                    ----------------
the date of this Agreement a list of the holders of Shares as of September 30, 1993 containing the names, addresses and number of Shares held of record, which is accurate in all respects as of such date, and the Bank will promptly, and in any event prior to the mailing of the Proxy Statement, advise Compass of any significant changes thereto.
     SECTION 3.27   Proxy Statement.  None of the information supplied or to be
                    ---------------
supplied pursuant to this Agreement or otherwise in writing by the Bank, or, to the knowledge of the Bank, any of its directors, officers, employees or agents for inclusion in:
     (a)   the Proxy Statement; or

     (b) any registration statement or other documents to be filed with the SEC or any regulatory or governmental agency or authority in connection with the transactions contemplated hereby, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of Bank; will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that the Bank is responsible for filing with any regulatory or governmental agency in connection with the Merger will, as they relate to the Bank, comply in all material respects with the provisions of applicable law.
     SECTION 3.28   Dissenting Shareholders.  The Bank and its directors have no
                    -----------------------
knowledge of any plan or intention on the part of any Bank shareholders to make written demand for payment of the fair value of such Shares in the manner provided in Title 12, United States Code, Section 214a(b).
     SECTION 3.29   Section 368 Representations.  (a)  To the knowledge of the
                    ---------------------------
Bank and its directors, there is no present plan or intention by any Bank shareholder who is expected to receive 1% or more of the total Merger Consideration ("1% Shareholder") or by any of the remaining Bank shareholders to sell or otherwise dispose of shares of Compass Common Stock received pursuant to the Merger that would reduce all such shareholders' holdings to a number of shares having a total fair market value at the time of the Merger of less than fifty percent (50%) of the total fair market value of all Shares outstanding immediately prior to the Effective Time. For purposes of this Section 3.29, Shares surrendered by dissenting shareholders and Shares sold, redeemed or otherwise disposed of prior or subsequent to and as a part of the overall transaction contemplated by the Merger will be considered to be outstanding Shares immediately prior to the Merger.
     (b) The Bank will provide to Compass within 60 days after the date hereof true and correct copies of statements in substantially the form of Exhibit C attached hereto received from each 1% Shareholder with respect to his plan or intention to sell or otherwise dispose of the Compass Common Stock to be received pursuant to the Merger. The Bank agrees to send such statements to its 1% Shareholders as soon as practicable and to request its 1% Shareholders to execute and return such statements within 30 days after the date hereof. The Bank has set forth on Schedule 3.29 all knowledge of the Bank and its directors about the present plans or intentions of any other Bank shareholders to sell or otherwise dispose of the Compass Common Stock to be received pursuant to the Merger.

     (c) Neither Interim nor Compass will assume any debts or obligations of the holders of the Shares as part of the Merger (but nothing in this Section 3.29(c) shall be construed as a limitation on the Bank's, Interim's or Compass' obligations to certain of the Bank's directors and officers who are also holders of Shares under their respective Indemnity Agreements with the Bank).
     (d) Except as set forth on Schedule 3.29, to the Bank's knowledge there have not been any sales or redemptions of Shares in contemplation of the Merger or within the past twelve months.
     (e) The liabilities of the Bank assumed by Interim as a part of the Merger and the liabilities to which the transferred assets of the Bank are subject were incurred by the Bank in the ordinary course of its business.
     (f) Except as set forth in Section 10.1, the Bank and its shareholders will pay their respective expenses, if any, which are incurred in connection with the Merger.
     (g) The Bank has not disposed of any assets (either as a dividend or otherwise) constituting more than 10% of the fair market value of all of its assets (ignoring any liabilities) at any time either during the past twelve months or in contemplation of the Merger.
     (h) The Bank is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.
     (i) Except in its capacity as a creditor, the Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

     SECTION 3.30  Employee Stock Options.  Except as set forth on Schedule 3.30
                   ----------------------
or 3.15, there are no Bank employee stock option plans or provisions in any other plan, program, or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Bank.
     SECTION 3.31  Accounting Matters.  The Bank has not, and, to the Bank's
                   ------------------
knowledge, none of its affiliates has, taken or agreed to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit D hereto.
     SECTION 3.32  Representations Not Misleading.  No representation or
                   ------------------------------
warranty by the Bank in this Agreement, nor any statement, summary, exhibit or schedule furnished to Compass or Interim by the Bank under and pursuant to this Agreement or included in the Proxy Statement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF COMPASS

     Compass hereby makes the representations and warranties set forth in this
Article IV to the Bank.
     SECTION 4.1   Organization and Authority.
                   --------------------------
     (a) Compass is a corporation duly organized, validly existing, and in good standing under the laws of the State of

Delaware, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.
     (b) Interim will be a Texas state bank formed solely for the purpose of accomplishing the Merger under this Agreement. When organized, Interim will be duly organized, validly existing and in good standing under the laws of the State of Texas, and will have all requisite corporate power and authority to conduct its business to be conducted, to own, lease and operate its properties and assets to be owned, leased or operated and to enter into and carry out its obligations under this Agreement.
     (c) Compass is a bank holding company under the Bank Holding Company Act of 1956, as amended, and is not in violation of any laws, rules and regulations applicable to bank holding companies, the violation of which could reasonably be expected to result in a Material Adverse Effect on Compass. Compass is duly qualified or licensed and in good standing in each jurisdiction which requires such qualification.
     SECTION 4.2    Authority Relative to Agreement.  Compass has full corporate
                    -------------------------------
power and authority, and no further corporate proceedings on the part of Compass are necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, all of which have been duly and validly authorized by Compass' Board of Directors. Interim, when incorporated and organized, will have full corporate power and authority to consummate the transactions contemplated hereby, all of which will be duly and validly authorized by Interim's Board of Directors promptly following its organization. This Agreement has been duly executed and delivered by Compass and is a duly authorized, valid, legally binding and enforceable obligation of Compass, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approvals of regulatory agencies and other governmental authorities having authority over Compass as may be required by statute or regulation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation or breach of or default under, the respective Certificate of Incorporation or Articles of Association or By-Laws of Compass or Interim. Except as set forth on Schedule 4.2, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all the transactions contemplated hereby, following the receipt of such approvals as may be required from the SEC, the OCC, the FRB, the FDIC, and the Department, will (i) violate (with or without the giving of notice or passage of time) any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Compass or Interim, or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of Compass or Interim pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which Compass or Interim (when incorporated and organized) is a party or by which any of their assets or properties are bound, where such violation, conflict, breach or other consequence could have a Material Adverse Effect on Compass and its Subsidiaries taken as a whole or any adverse effect on the Bank prior to the Effective Time. Except as set forth on Schedule 4.2, there are no proceedings pending or, to the knowledge of Compass, threatened, against Compass, at law or in equity or before any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to the Bank on the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Schedule 4.2, or as contemplated hereby, the corporate existence, business, organization, assets, licenses, permits, authorizations and contracts of Compass or Interim (when incorporated and organized) will not be terminated or impaired by reason of the execution, delivery or performance by Compass of this Agreement or consummation by Compass or Interim of the transactions contemplated hereby, assuming receipt of the required regulatory approvals.
     SECTION 4.3    Financial Reports.  Compass has previously furnished the
                    -----------------
Bank a true and complete copy of (i) the 1992 Annual Report to Shareholders, which report (the "Compass 1992 Annual Report") includes, among other things, consolidated balance sheets of Compass and its consolidated Subsidiaries as at December 31, 1992 and 1991, and the related consolidated statements of income, shareholders' equity and cash flows for the two years then ended, and (ii) Compass' quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 1993 (the "Quarterly Reports"), which reports include among other things consolidated balance sheets of Compass and its consolidated Subsidiaries as at March 31 and June 30, 1993 and 1992, respectively, and the related consolidated statements of income and cash flows for the three- and six-month periods ended March 31 and June 30, 1993 and 1992. The financial statements contained in the Compass 1992 Annual Report and such Quarterly Reports have been prepared in conformity with GAAP applied on a basis consistent with prior periods. The consolidated balance sheets of Compass and its consolidated Subsidiaries at December 31, 1992 and 1991 contained in the Compass 1992 Annual Report fairly present the consolidated financial condition of Compass and its consolidated Subsidiaries as at the dates thereof, and the related consolidated statements of income, shareholders' equity and cash flows of Compass and its consolidated Subsidiaries contained therein fairly present the results of operations and cash flows thereof for the fiscal years then ended. The consolidated financial statements of Compass and its consolidated Subsidiaries at and for the periods ended March 31 and June 30, 1993 and 1992 contained in Compass' Quarterly Reports fairly present the financial condition, the results of the operations and cash flows thereof as of such dates and for the periods indicated. For the purposes of this Agreement, all financial statements referred to in this Section
4.3 shall be deemed to include any notes to such financial statements. Compass has made all filings required to be made in compliance with the Exchange Act. None of the information contained in the Compass 1992 Annual Report or the Quarterly Reports, or in any reports filed by Compass with the SEC after the date hereof pursuant to Section 13(a) of the Exchange Act, is or will be false or misleading with respect to any material fact, or omits or will omit to state any material fact necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading.
     SECTION 4.4    Capitalization.  The shares of Compass Common Stock to be
                    --------------
issued pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable, and not issued in violation of any preemptive rights. As of September 30, 1993, Compass had 36,114,878 shares of common stock, $2.00 per share par value, issued and outstanding, none of which are held as treasury stock. None of the shares of Compass Common Stock to be issued pursuant to this Agreement will be subject to any lien, charge, encumbrance, claim, rights of others, mortgage, pledge or security interest, and none will be subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares of Compass Common Stock except as contemplated hereby. Except for the Compass Common Stock to be issued pursuant to this Agreement, there are no outstanding subscriptions, options (except for employee stock options), convertible securities, warrants or calls of any kind issued or granted by or binding upon Compass. Compass will own when Interim is organized all the issued and outstanding shares of capital stock of Interim.
     SECTION 4.5    Consents and Approvals.  No prior consent, approval or
                    ----------------------
authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by Compass, or will be required of or by Interim, in connection with the execution, delivery or performance by Compass or Interim of this Agreement and the transactions contemplated hereby or the resulting change in control of the Bank, except such approvals as may be required from the SEC, the FRB, the OCC, the Department and the FDIC.
     SECTION 4.6    Proxy Statement.  None of the information supplied or to be
                    ---------------
supplied by Compass, or, when incorporated and organized, Interim, or, to the best knowledge of Compass any of their respective directors, officers, employees or agents for inclusion in:
     (a)   the Proxy Statement; or

     (b) any registration statement or other documents to filed with the SEC or any regulatory or governmental agency or authority in connection with the transactions contemplated herein, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of Bank;
will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Compass or Interim is responsible for filing with any regulatory or governmental agency in connection with the Merger will, as they relate to Compass or Interim, comply in all material respects with the provisions of applicable law.
     SECTION 4.7    Pooling.   Compass has received a preliminary opinion from
                    --------
KPMG Peat Marwick to the effect that at the time of the consummation of the Merger, the Merger may be accounted for by Compass as a pooling of interests transaction.
     SECTION 4.8    Availability of Compass Common Stock.  Compass has available
                    ------------------------------------
a sufficient number of authorized and unissued shares
of Compass Common Stock to pay the Merger Consideration, and Compass will not take any action during the term of this Agreement that will cause it not to have a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration.
     SECTION 4.9    Representations Not Misleading.  No representation or
                    ------------------------------
warranty by Compass in this Agreement, nor any statement, summary, exhibit or Schedule furnished to the Bank under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V

                             COVENANTS OF THE BANK

     SECTION 5.1    Affirmative Covenants of the Bank.  For so long as this
                    ---------------------------------
Agreement is in effect, the Bank shall from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement:
     (a) operate and conduct the business of the Bank in the ordinary course of business and consistent with prudent banking practices;
     (b) preserve intact in the ordinary course of business the Bank's corporate existence, business organization, assets, licenses, permits, authorizations, and business opportunities (such business opportunities to be considered as a whole);

     (c) comply with all material contractual obligations applicable to the Bank's operations;
     (d) maintain all the Bank's properties in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in Schedule 5.1(d) (which shall list all Property insured by such coverages) or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are, to the Bank's knowledge, adequate for the business conducted by the Bank and consistent with the existing insurance coverages;
     (e) in good faith and in a timely manner (i) cooperate with Compass and Interim in satisfying the conditions in this Agreement, (ii) assist Compass and Interim in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory, corporate or otherwise, as are necessary for Compass and Interim and the Bank (or any of them) to carry out and consummate the transactions contemplated by this Agreement, including all consents, approvals and authorizations required by any agreement or understanding existing at the Closing between the Bank and any governmental agency or other third party, (iii) furnish information concerning the Bank not previously provided to Compass required for inclusion in any filings or applications that may be necessary in that regard and (iv) subject to the terms and conditions of this Agreement, perform all acts and execute and deliver all documents reasonably necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date in accordance with this Agreement;
     (f) timely file with the FRB, the OCC, the Department, and the FDIC, all financial statements and other reports required to be so filed by the Bank and to the extent permitted by applicable law, promptly thereafter deliver to Compass copies of all financial statements and other reports required to be so filed;
     (g) comply in all material respects with all applicable laws and regulations, domestic and foreign, where the failure to do so could have a Material Adverse Effect on the Bank;
     (h) promptly give written notice to Compass upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of the Bank contained in or referred to in this Agreement to be untrue or misleading in any material respect;
     (i) deliver to Compass a list (Schedule 5.l(i)), dated as of the Effective Time, showing (i) the name of each bank or institution where the Bank has accounts or safe deposit boxes, (ii) the name(s) in which such accounts or boxes are held and (iii) the name of each person authorized to draw thereon or have access thereto;
     (j) deliver to Compass a list (Schedule 5.1(j)), dated as of the Effective Time, showing all liabilities and obligations of the Bank, except deposits, repurchase agreements and other liabilities arising in the ordinary course of its business, incurred since the Balance Sheet Date, certified by an officer of the Bank; and

     (k) promptly notify Compass of any material change or inaccuracies in any data previously given or made available to Compass pursuant to this Agreement.
     SECTION 5.2    Negative Covenants of the Bank.  Except with the prior
                    ------------------------------
written consent of Compass or as otherwise specifically permitted by this Agreement, the Bank will not from the date of this Agreement to the Closing:
     (a)   make any amendment to its articles of association or bylaws;
     (b) make any change in the methods used in allocating and charging costs, except as may be required by applicable law, regulation or GAAP and after notice to Compass;
     (c) except pursuant to the exercise of the Options and the conversion of the Bank Preferred Stock, permit or make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;
     (d) contract to create any obligation or liability (absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with prudent banking practices;
     (e) contract to create any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind (other than statutory liens for which the obligations secured thereby shall not become delinquent), except in the ordinary course of business and consistent with prudent banking practices;
     (f) cancel any debts, waive any claims or rights of value or sell, transfer, or otherwise dispose of any of its material properties or assets, except in the ordinary course of business and consistent with prudent banking practices;
     (g) sell any real estate owned as of the date of this Agreement or acquired thereafter, which real estate qualifies as "other real estate owned" under accounting principles applicable to it, except in the ordinary course of business and consistent with prudent banking practices and applicable banking laws and regulations;
     (h) dispose of or permit to lapse any rights to the use of any material trademark, service mark, trade name or copyright, or dispose of or disclose to any person other than its employees any material trade secret not theretofore a matter of public knowledge;
     (i) except as set forth on Schedule 3.10 and except for regular salary increases granted in the ordinary course of business within the Bank's 1993 and 1994 budgets and consistent with prior practices, grant any increase in compensation or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other person or enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee, or adopt, amend or terminate any Employee Benefit Plan or change or modify the period of vesting or retirement age for any participant in such a plan;

     (j) except for (i) the declaration in 1993 by the Bank of the regular cash dividends of $.30 per share on the Bank Common Stock and the Class B Preferred Stock and the regular cash dividend payable at a rate of $1.1025 per annum per share on the Class A Preferred Stock and the payment of such dividends, and (ii) the declaration and payment in 1994 of the regular cash dividend at a rate of $1.1025 per annum per share on the Class A Preferred Stock, declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock;
     (k) except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, acquire the capital stock or other equity securities or interest of any person;
     (l) make any capital expenditure or a series of capital expenditures of a similar nature in excess of $25,000 in the aggregate;
     (m) except as set forth in Schedule 3.13, make any income tax or franchise tax election or settle or compromise any federal, state, local or foreign income tax or franchise tax liability, or, except in the ordinary course of business consistent with prudent banking practices, make any other tax election or settle or compromise any other federal, state, local or foreign tax liability;
     (n) except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement or as otherwise permitted hereunder, enter into any transaction, or enter into, modify or amend any contract or commitment other than in the ordinary course of business and consistent with prudent banking practices;
     (o) except as contemplated by this Agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization or business combination of the Bank;
     (p) issue any certificates of deposit except in the ordinary course of business and in accordance with prudent banking practices;
     (q) make any investments except in the ordinary course of business and in accordance with prudent banking practices;
     (r) modify any outstanding loan, make any new loan, or acquire any loan participation, unless such modification, new loan, or participation is made in the ordinary course of business and in accordance with prudent banking practices;
     (s)   sell or contract to sell any part of the Bank premises;
     (t)   change any fiscal year or the length thereof;
     (u) take or agree to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit D hereto; or
     (v) enter into any agreement, understanding or commitment, written or oral, with any other person which is in any manner materially inconsistent with the obligations of the Bank under this Agreement or any related written agreement.
Nothing contained in this Section 5.2 or in Section 5.1 is intended to influence the general management or overall operations of the Bank in a manner not permitted by applicable law and the provisions thereof shall automatically be reduced in compliance therewith.
     SECTION 5.3    Affirmative Covenants of Compass.  For so long as this
                    --------------------------------
Agreement is in effect, Compass shall, from the date of this Agreement to the Closing, and except as specifically contemplated by this Agreement:
     (a) in good faith and in a timely matter (i) cooperate with the Bank in satisfying the conditions in this Agreement, (ii) assist the Bank in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory, corporate or otherwise, as are necessary for Compass and Interim and the Bank (or any of them) to carry out and consummate the transactions contemplated by this Agreement, including all consents, approvals and authorizations required by any agreement or understanding existing at the Closing between the Bank and any governmental agency or any third party, (iii) furnish information concerning Compass or Interim required for inclusion in any filings or applications that may be necessary in that regard, if any, and (iv) subject to the terms and conditions of this Agreement, perform all acts and execute and deliver all documents reasonably necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date in accordance with this Agreement;
     (b) timely file with the SEC all reports required to be so filed pursuant to Section 13(a) of the Exchange Act and promptly thereafter deliver copies of such reports to the Bank;
     (c) comply in all material respects with all applicable laws and regulations, domestic and foreign, where the failure to do so would have a Material Adverse Effect on Compass; and
     (d) promptly give written notice to the Bank upon obtaining knowledge of any event or fact which would cause any of the representations or warranties of Compass contained in or referred to in this Agreement to be untrue or misleading in any material respect.
     SECTION 5.4    Negative Covenants of Compass.  Except with the prior
                    -----------------------------
written consent of the Bank or as otherwise specifically permitted by this Agreement, Compass will not from the date of this Agreement to the Closing enter into any agreement, understanding or commitment, written or oral, with any other person which is in any manner materially inconsistent with obligations of Compass under this Agreement or any related written agreement.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.1    Access To, and Information Concerning, Properties and
                    -------------------------------------  --------------
Records.  During the pendency of the transactions contemplated hereby, the Bank
- -------
shall, to the extent permitted by law, give Compass, its legal counsel, accountants and other representatives full access, during normal business hours, throughout the period prior to the Closing, to all of the Bank's properties, books, contracts, commitments and records, permit Compass to make such inspections (including without limitation with regard to such properties physical inspection of the surface and subsurface thereof and any structure thereon) as it may require and furnish to Compass during such period all such information concerning the Bank and its affairs as Compass may reasonably request. All information disclosed by the Bank to Compass which is confidential shall be held confidential by Compass and its representatives, except to the extent counsel to Compass has advised it such information is required to or should be disclosed in filings with regulatory agencies or governmental authorities or in proxy materials delivered to shareholders of the Bank. In the event this Agreement is terminated pursuant to the provisions of Article VIII, upon the written request of the Bank, Compass agrees to return to the Bank all copies of such confidential information, retain the confidentiality of information about the Bank reflected in such copies, and refrain from using any confidential information about the Bank to compete for customers of the Bank for a period of two years after such termination.
     SECTION 6.2    Filing of Regulatory Approvals.  As soon as reasonably
                    ------------------------------
practicable, Compass shall file (and shall cause Interim to file) all notices and applications to the FRB, the OCC, the Department and the FDIC which Compass deems necessary or appropriate to complete the transactions contemplated herein, including those relating to the incorporation and organization of Interim and the merger of the Surviving Bank and Compass Bank -Houston, a Texas state bank and indirect wholly-owned subsidiary of Compass ("Compass Bank"). Compass will deliver to the Bank, and the Bank will deliver to Compass, copies of all non-confidential portions of any such applications and correspondence to and from regulatory authorities relating to such applications.
     SECTION 6.3    Miscellaneous Agreements and Consents.  Subject to the terms
                    -------------------------------------
and conditions of this Agreement, Compass and the Bank agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement. Compass and the Bank shall use their respective best efforts to obtain or cause to be obtained consents of all third parties and governmental and regulatory authorities necessary or desirable for the consummation of the transactions contemplated herein.
     SECTION 6.4    Limited Survival of Certain Indemnities. Compass agrees
                    ---------------------------------------
that, for a period of four years after the Effective Time and, with respect to any particular claim for indemnification made in writing within four years after the Effective Time, thereafter until its final resolution, the Surviving Bank and any successor to the Surviving Bank shall remain obligated to indemnify the directors and officers of the Bank at the Effective Time to the extent provided in the Articles of Association and Bylaws of the

Bank and the Indemnity Agreements entered into between such directors and officers and the Bank, all of which Indemnity Agreements are identified on the Schedules to this Agreement; provided, however, that no indemnification shall be provided in respect of any matter relating to loans by the Bank to the Bank's directors or executive officers (including violations of lending limits) or in respect of any fines or penalties (civil or criminal) payable to governmental authorities, and related expenses of defending any such claims of governmental authorities if the indemnified director or officer is finally determined to be guilty or liable. In the event that any Bank director or officer is assessed civil money penalties, the Surviving Bank or other indemnifying party shall not settle such matter without the consent of the affected director or officer, but in the event such director or officer does not consent to the settlement, the indemnifying party shall have no further indemnification obligation to the director or officer and the officer or director shall assume responsibility for his defense at his own expense. Compass hereby agrees that after the Effective Time Compass shall be liable for such indemnification obligations to the same extent and for the same period of time as the Surviving Bank or its successor. The Bank agrees to cooperate with Compass in obtaining bids for directors and officers insurance to provide coverage for periods after the Effective Time for actions and omissions occurring prior to the Effective Time, and, subject to the consummation of the

Merger, shall purchase such insurance only on Compass' request and with Compass' approval.
     SECTION 6.5    Best Good Faith Efforts.  Each party hereto agrees to use
                    -----------------------
its best good faith efforts to secure all regulatory approvals necessary to consummate the Merger and other transactions provided herein and to satisfy the other conditions to Closing contained herein.
     SECTION 6.6    Exclusivity.  During the term of this Agreement the Bank
                    -----------
shall not solicit, entertain or negotiate with respect to any offer to acquire the Bank from any other person. During the term of this Agreement, the Bank shall not provide information to any other person in connection with a possible acquisition of the Bank. Immediately upon receipt of any such unsolicited offer, the Bank will communicate the terms of any proposal or request for information and the identity of parties involved.
     SECTION 6.7    Public Announcement.  Subject to written advice of counsel
                    -------------------
with respect to legal requirements relating to public disclosure of matters related to the subject matter of this Agreement, the timing and content of any announcements, press releases or other public statements concerning this Agreement or the Merger will occur upon, and be determined by, the mutual consent of the Bank and Compass.
     SECTION 6.8    Employee Benefit Plans.  Compass presently intends that,
                    ----------------------
after the Merger, Compass and the Bank will not make additional contributions to the Employee Benefit Plans. However, Compass agrees that the employees of the Bank will be entitled to participate as new employees in the employee welfare and pension benefit plans maintained for employees of Compass and its Affiliates, in accordance with their respective terms. Compass agrees that the employees of the Bank will be entitled to participate immediately in the health medical, accidental death and dismemberment and life insurance plans maintained for the employees of Compass and its Affiliates, and will be entitled to credit for prior service with the Bank for purposes of calculating vacation benefits. Employees of the Bank will not receive any credit for prior service with the Bank with respect to the employee stock ownership plan, 401(k) plan, retirement plan or any other defined contribution or defined benefit plan now or hereafter maintained by Compass for the benefit of any of the employees of Compass and its Affiliates.
     SECTION 6.9    Merger of Surviving Bank.  Compass presently intends to
                    ------------------------
cause the Surviving Bank to merge into Compass Bank immediately after the Merger, and the Bank agrees to execute documents and take actions (conditioned on the Merger being effective) and otherwise reasonably cooperate with Compass and Interim during the time the Merger transaction is pending in order to facilitate such merger of the Surviving Bank into Compass Bank immediately after the Closing.
     SECTION 6.10   Environmental Investigation; Right to Terminate Agreement.
                    ---------------------------------------------------------
(a) Compass and its consultants, agents and representatives shall have the right, but not the obligation or responsibility, to inspect the Property to the extent that the Bank has the right to permit Compass and its consultants, agents and representatives to inspect the Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigations, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any reasonable time and shall complete such inspections on or prior to the fifty-second day after the date hereof. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by Compass, Compass shall notify the Bank of the Properties on which it intends to conduct a secondary investigation on or prior to the fifty-ninth day after the date hereof. Compass shall notify the Bank of any Properties that are unacceptable and require remediation on or prior to the 116th day after the date hereof. With respect to any Property which is owned, operated or leased by the Bank including without limitation the Bank's premises and other real estate owned ("Controlled Property"), that Compass has notified the Bank is not acceptable and requires remediation, the Bank shall promptly prepare a remediation plan acceptable to Compass and obtain approval of such remediation plan by the Texas Natural Resource Conservation Commission or any other appropriate governmental authority ("Environmental Regulatory Authority") with any changes thereto required by an Environmental Regulatory Authority on or prior to the 240th day after the date hereof. Promptly following the preparation of any such remediation plan and its approval by the appropriate Environmental Regulatory Authority, the Bank shall perform the remediation contemplated by any such plan. In the event that the Bank is unable to obtain the approval of any such remediation plan within the time period described above, any such approved remediation plan is not acceptable to Compass, the Bank refuses or fails to conduct remediation in accordance with any such approved plan, or the applicable Environmental Regulatory Authority disapproves of the results of any such remediation conducted by the Bank, Compass shall have the right to terminate this Agreement pursuant to written notice to the Bank on or prior to the fifth business day after the date the Bank advises Compass in writing that, as applicable, the Bank has been unable to obtain timely approval of any remediation plan, that any such approved remediation plan has been obtained, that any such Controlled Property has been remediated by the Bank but the applicable Environmental Regulatory Authority does not approve the results of the remediation, or that the Bank does not intend to remediate or has not timely remediated any such Controlled Property.
     With respect to any Property other than a Controlled Property ("Collateral Property") that Compass has notified the Bank is not acceptable and requires remediation, the Bank agrees promptly to request the person ("Third Party Owner") who owns, operates, leases or otherwise exercises managerial control over any such Collateral Property to remediate such Collateral Property pursuant to a remediation plan approved by the appropriate Environmental

Regulatory Authority on or prior to the 240th day after the date hereof. If the Third Party Owner's approved remediation plan is not acceptable to Compass, Compass shall have the right to terminate this Agreement within five business days after receiving notice and a copy of the approved remediation plan. In the event that the Third Party Owner remediates the Collateral Property but the applicable Environmental Regulatory Authority does not approve the results of the remediation or obtains the approval by the appropriate Environmental Regulatory Authority of a remediation plan but is unable to complete the remediation within the time period described above, the Bank shall so advise Compass in writing of such Third Party Owner's attempted remediation or approved but unperformed remediation plan, and Compass shall have the right to terminate this Agreement within five business days after the date of receiving such written notice from the Bank. If a Third Party Owner refuses or fails to conduct any remediation or obtain any approved remediation plan with respect to any Collateral Property, the Bank agrees to obtain a written estimate ("Remediation Estimate") from an environmental professional acceptable to Compass of all costs of remediating any such Collateral Property (including the costs of preparing a remediation plan acceptable to Compass and approved by the appropriate Environmental Regulatory Authority). A remediation plan prepared by the Third Party Owner and acceptable to Compass may be the basis of the Remediation Estimate. Compass shall have the right to terminate this Agreement by written notice to the Bank within five business days after receipt from the Bank of any Remediation Estimate for a particular Collateral Property. Notwithstanding the foregoing, and without limiting any rights of Compass, the Bank shall not be obligated to incur aggregate expenditures in excess of $50,000 in connection with preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Controlled Properties and in connection with obtaining Remediation Estimates in connection with Collateral Properties.
     (b) All Environmental Inspections and secondary investigations shall be performed by environmental professionals selected by Compass and reasonably acceptable to the Bank. All such environmental professionals will be required to carry appropriate workers' compensation, general liability and professional liability insurance in amounts reasonably acceptable to Compass and the Bank. Prior to commencing any Environmental Inspection or secondary investigation Compass will submit to the Bank a listing of the Properties on which Compass proposes to conduct its Environmental Inspections or secondary investigations, as the case may be, and the Bank shall within seven days thereafter notify Compass of any objection to any Environmental Inspection or secondary investigation of a particular Property on the basis that the Bank has no right to permit Compass to conduct such Environmental Inspection or secondary investigation and of any limitations ("Inspection Limitations") imposed on Compass under the Bank's agreements relating to such Property or otherwise imposed by the owner (or any lessee or occupant) of such Property with respect to any Environmental Inspection or secondary investigation, all of which objections or limitations shall be in writing. If any of the Inspection Limitations imposed on an Environmental Inspection or secondary investigation prevent Compass from inspecting a Property to the extent it believes sufficient, Compass shall have the right to terminate this Agreement by written notice to the Bank on or before the 116th day after the date hereof. Compass agrees to conduct any Environmental Inspection or secondary investigation in accordance with any Inspection Limitations. In the event that the Bank does not have the right to permit Compass to conduct any Environmental Inspection or secondary investigation of any Property not owned, occupied or operated by the Bank, the Bank shall promptly and diligently pursue obtaining the consent of the owner (and any lessee or occupant) of such Property to the proposed Environmental Inspection or secondary investigation. In the event that the Bank notifies Compass in writing that after diligent efforts (which notice shall describe such efforts) the Bank is unable to obtain the consent of the owner (and any lessee or occupant) of such Property to such Environmental Inspection or secondary investigation, Compass shall have the right to terminate this Agreement by written notice to the Bank on or before the 116th day after the date hereof. Compass agrees promptly to cease its Environmental Inspection or secondary investigation of any Property should the owner or any lessee or occupant thereof (other than the Bank) make written demand or complaint to the Bank or Compass regarding such Environmental Inspection or secondary investigation.

The Bank will evaluate any such demand or complaint and will in good faith attempt to cause the owner (and any lessee or occupant) of the Property to withdraw his demand or complaint and notify Compass whether or not Compass may proceed with its Environmental Inspection or secondary investigation. If the Bank is unable to obtain the withdrawal of any such demand or complaint and Compass is unable to proceed with any such Environmental Inspection or secondary investigation, Compass shall have the right to terminate this Agreement by written notice to the Bank on or before the 116th day after the date hereof. In the event that the Bank does not have the right to permit an environmental professional acting as its agent to take necessary steps in order to prepare a Remediation Estimate for any Collateral Property, the Bank shall promptly and diligently pursue obtaining the consent of the owner (and any lessee or occupant) of such Property to the proposed actions. In the event that the Bank notifies Compass in writing that after diligent efforts (which notice shall describe such efforts) the Bank is unable to obtain the consent of the owner (and any lessee or occupant) of such Property to such actions, Compass shall have the right to terminate this Agreement by written notice to the Bank within five business days after receipt of such written notice. The Bank is not obligated to incur any material out-of-pocket cost or expense, file a lawsuit or take any other legal action in order to (i) obtain the consent of any owner (and any lessee or occupant) of a Property to a proposed Environmental Inspection or secondary investigation, (ii) obtain the withdrawal of any written demand or complaint regarding an Environmental Inspection or secondary investigation, or
(iii) obtain consent to take necessary actions to prepare a Remediation Estimate for any Collateral Property. Compass agrees that neither it nor its consultants, agents or representatives will communicate directly or indirectly with the owner or any lessee or occupant of any Property (other than the Bank) or their respective agents or employees except for purposes of (i) identifying themselves and their purpose upon entering the Property in question or (ii) conducting the Environmental Inspections or secondary investigations.
     (c) Each party hereto hereby agrees to indemnify and hold harmless the other party hereto and its affiliates for any claims for damage to property or injury or death to persons arising in connection with any Environmental Inspection or secondary investigation to the extent such damage, injury or death is directly or indirectly attributable to the negligent actions or negligent omissions of such indemnifying party. Neither Compass nor Interim shall have any liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, secondary investigation or other environmental survey.
     (d) If this Agreement is terminated, then except as otherwise required by law, Compass and Interim shall have no obligation to make any reports to any governmental authority of the results of any Environmental Inspection, secondary investigation or other environmental survey, but such reporting shall remain the responsibility of and within the discretion of the Bank, as the case may be. If the Environmental Inspection or secondary investigation identifies matters which Compass or Interim believes trigger a legal reporting obligation, Compass will notify the Bank of such reporting obligation, including a reference to the applicable legal requirement. The Bank will then promptly, and in any event within five business days, determine in good faith and after consultation with legal counsel whether or not it agrees with Compass that such reporting is required by law. If it agrees that such reporting is required by law, the Bank will so advise Compass in writing and the Bank will make the required reporting and will furnish Compass a copy of any such report. If the Bank does not agree that there is a legal reporting obligation, it will so advise Compass in writing. If Compass nevertheless makes any such report after receiving written notice of the Bank's disagreement, Compass shall be responsible for any and all consequences if such reporting is determined to have been wrongful and without legal basis. In the event that Compass does not make any such report after receiving written notice of the Bank's view that no such reporting is required, the Bank shall indemnify and hold Compass and its affiliates harmless from any and all consequences in the event it is determined that such reporting should have been made by Compass or any of its affiliates. Except for reporting to a governmental authority as provided above, and except for disclosure to Third Party Owners and environmental professionals consistent with the provisions of this Section 6.10 or as otherwise required pursuant to applicable legal requirements or valid legal process, Compass and the Bank will keep all information relating to the Environmental Inspections and the secondary investigations confidential.
     (e) Compass shall have the right to terminate this Agreement in the following circumstances: (i) the Bank's breach of any warranty or representation set forth in Section 3.23; (ii) the factual substance of any warranty or representation set forth in Section 3.23 is not true and accurate irrespective of the knowledge or lack of knowledge of the Bank; or (iii) the other circumstances permitting termination of this Agreement by Compass described in this Section 6.10. Termination of this Agreement shall be Compass' sole and exclusive remedy for the matters described above (excluding any breach of representation or warranty in Section 3.23 resulting from intentional misrepresentation) and as contemplated by this Section 6.10 in the absence of any intentional breach of this Section 6.10 by the Bank, including without limitation any breach resulting from the Bank's refusal to prepare and seek approval by the appropriate Environmental Regulatory Authority of any remediation plan with respect to Controlled Properties or to obtain Remediation Estimates in connection with Collateral Properties that would require aggregate estimated expenditures by the Bank not in excess of $50,000, which breach is not cured by the Bank to Compass' satisfaction within five business days after receiving written notice from Compass of such breach of this Section 6.10 (or in the case of a breach which cannot be cured within five business days, which breach the Bank does not commence to cure within five business days and diligently pursue the cure of such breach thereafter until such breach is cured to Compass' satisfaction).
     (f) The Bank agrees to make available to Compass and its consultants, agents and representatives all documents and other material relating to environmental conditions of the Property including, without limitation, the results of other environmental inspections and surveys. The Bank also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Compass and shall be entitled to certify the same in favor of Compass and its consultants, agents and representatives and make all other data available to Compass and its consultants, agents and representatives. Compass agrees to provide the Bank with a copy of all environmental reports prepared by its consultants as a result of the Environmental Inspections, secondary investigations or other environmental surveys.
     (g) Notwithstanding anything herein contained to the contrary, Compass may not exercise any right to terminate this Agreement under this Section 6.10 on account of any matter relating to a Collateral Property unless such matter causes a material adverse effect on the transaction contemplated hereunder after taking into consideration the financial impact of the lesser of (i) writing off the loan secured by such Collateral Property, or (ii) the Bank's expenditure of the amounts necessary to cure or remedy the matter, including the costs of any remediation of such Collateral Property.
     SECTION 6.11   Proxies.  The Bank acknowledges that the persons listed in
                    -------
Schedule 6.11 have agreed that they will vote at the Shareholders' Meeting the Shares owned by them or the Shares which they have the right to vote, as the case may be, in favor of the approval of the Merger and this Agreement, and that they will retain the right to vote such Shares during the term of this Agreement and have given Compass a proxy to vote such Shares in favor of the Merger if they should fail to do so, pursuant to a Voting Agreement and Irrevocable Proxy in substantially the form attached hereto as Exhibit E. The obligations of the persons listed in Schedule 6.11 to vote in favor of the approval of the Merger and this Agreement shall be subject to required regulatory approvals of the Merger and this Agreement, and the terms and conditions of this Agreement and of the Voting Agreements and Irrevocable Proxies executed by such persons.
     SECTION 6.12   Exchange Agreement.  Immediately prior to the Effective
                    ------------------
Time, the Bank and Compass agree to enter into the Exchange Agreement with the Exchange Agent, or if the Exchange Agent refuses to serve as exchange agent, such other exchange agent as shall mutually agreed to by the Bank and Compass.
     SECTION 6.13   Exercise or Termination of Options.  Within 14 business days
                    ----------------------------------
after the date hereof, the Bank shall execute and deliver, and cause each holder of Options to execute and deliver his agreement in substantially the form of Exhibit J attached hereto that the Options shall terminate and lapse at the Effective Time if not previously exercised.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 7.1    Conditions to Each Party's Obligation to Effect the Merger.
                    ----------------------------------------------------------
The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:
     (a) the receipt of regulatory approvals and the expiration of any applicable waiting period with respect thereto;
     (b) the Closing will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;
     (c) the approval of the Merger by each class of shareholders of the Bank entitled to vote at the Shareholders' Meeting;
     (d) a registration statement covering the Compass Common Stock to be issued in the Merger shall be effective under the Securities Act and any applicable state securities or "blue sky" acts and no stop order suspending the effectiveness of such registration statement shall be in effect and no proceedings for such purpose, or any proceedings under the SEC or applicable state securities authorities rules with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC or any applicable state securities or blue sky authorities; and
     (e) Compass and the Bank shall have received an opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., or other counsel acceptable to Compass and the Bank, that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.
     SECTION 7.2    Conditions to the Obligations of Compass and Interim to
                    -------------------------------------------------------
Effect the Merger.
- -----------------
     The obligations of Compass and Interim to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective
Time:
     (a) all representations and warranties of the Bank shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing; provided however, that any changes or supplements to the Bank's Schedules to reflect facts or circumstances coming into existence, occurrences happening or matters (to the extent that the applicable representation or warranty is based on the Bank's knowledge) being discovered after the date hereof and arising in the ordinary course of business and not resulting in a Material Adverse Effect with respect to the Bank will be deemed added to and shall be a part of the applicable Schedule for all purposes and will be considered in determining the truth and correctness of the representations and warranties of the Bank at and as of the Closing;
     (b) the Bank shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions, contained in this

Agreement to be performed or complied with by it prior to the Effective Time;
     (c) there shall not have occurred a Material Adverse Effect with respect to the Bank;
     (d) the directors of the Bank shall have delivered to Compass an instrument dated the Effective Time in substantially the form of Exhibit F attached hereto;
     (e) the executive officers of the Bank shall have delivered to Compass an instrument dated the Effective Time in substantially the form of Exhibit F attached hereto;
     (f) Compass shall have received the opinions of counsel to the Bank acceptable to it as to the matters set forth on Exhibit G attached hereto;
     (g) the holders of no more than 5% of the Shares shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders;
     (h) Compass shall have received a letter from KPMG Peat Marwick, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement;
     (i) Compass shall have received from the holders of Shares receiving at least 50% of the total Merger Consideration a representation that they have no present plan or intention to sell or otherwise dispose of shares of Compass Common Stock received pursuant to the Merger;

     (j) the Bank shall have delivered to Compass a schedule of all transactions in the capital stock (or instruments exercisable for or convertible into capital stock) of the Bank of which the Bank has knowledge from and including the date of this Agreement through the Effective Time;
     (k)  Compass shall have received certificates dated the Closing executed by the Chairman and by the Secretary or Cashier of the Bank, certifying in such reasonable detail as Compass may reasonably request, to the effect described in Sections 7.2(a), (b), (c), and (g); and
     (l) all of the Options shall have been exercised or terminated prior to the Effective Time.
     SECTION 7.3    Conditions to the Obligations of the Bank to Effect the
                    -------------------------------------------------------
Merger.  The obligations of the Bank to effect the Merger are subject to the
- ------
satisfaction or waiver of the following conditions prior to the Effective Time:
     (a) all representations and warranties of Compass contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing; provided however, that any changes or supplements to Compass' Schedules to reflect facts or circumstances coming into existence, occurrences happening or matters (to the extent that the applicable representation or warranty is based on Compass' knowledge) being discovered after the date hereof and arising in the ordinary course of business and not resulting in a Material Adverse Effect with respect to Compass will be deemed added to and shall be a part of the applicable Schedule for all purposes and will be considered in determining the truth and correctness of the representations and warranties of Compass at and as of the Closing;
     (b) Compass shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in this Agreement to be performed or complied with by it or Interim prior to the Effective Time;
     (c) the board of directors of the Bank shall have received the opinions of counsel to Compass acceptable to it as to the matters set forth on Exhibit H attached hereto;
     (d) the Bank shall have delivered to the directors and executive officers of the Bank an instrument dated the Effective Time in substantially the form of
Exhibit I attached hereto;
     (e) There shall not have occurred a Material Adverse Effect with respect to Compass; and
     (f) the Bank shall have received certificates dated the Closing, executed by appropriate officers of Compass, certifying, in such detail as the Bank may reasonably request, to the effect described in Sections 7.3(a), (b), and (e).

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

     SECTION 8.1    Termination.  This Agreement may be terminated and the
                    -----------
Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of the Bank and Interim, but prior to the Effective Time:
     (a) by mutual written consent duly authorized by the Boards of Directors of Compass and the Bank;
     (b) by Compass (i) if Compass learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of the Bank contained in Article III which constitutes a Material Adverse Effect as to the Bank, (ii) pursuant to Section 1.6(b) or 6.10, (iii) the factual substance of any warranty or representation set forth in the first sentence of Section 3.20 is not true and accurate irrespective of the knowledge or lack of knowledge of the Bank if such constitutes a Material Adverse Effect as to the Bank, (iv) Compass determines within 14 days after the date hereof that the Bank's consumer law compliance is not acceptable to Compass and in the reasonable opinion of Compass would have a material adverse effect on the transactions contemplated hereby; or
(v) if any of the conditions to Closing contained in Section 7.1 or 7.2 are not satisfied or waived in writing by Compass;
     (c) by the Bank (i) if the Bank learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of Compass contained in Article IV which constitutes a Material Adverse Effect as to Compass, (ii) pursuant to Section 1.6(b), or (iii) if the conditions to Closing contained in Section 7.1 or 7.3 are not satisfied or waived in writing by the Bank;

     (d) by Compass or the Bank if the Effective Time shall not have occurred on or before August 19, 1994 or such later date agreed to in writing by Compass and the Bank; or
     (e) by Compass or the Bank if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and nonappealable.
     SECTION 8.2    Effect of Termination.  In the event of the termination and
                    ---------------------
abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders except as otherwise expressly provided herein; provided, however, that except to the extent limited by Section 6.10, nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.
     SECTION 8.3    Amendment.  To the extent permitted by applicable law, this
                    ---------
Agreement may be amended by action taken by or on behalf of the Board of Directors of the Bank and Compass at any time before or after adoption of this Agreement by the shareholders of the Bank, but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made which reduces the Merger Consideration or which materially and adversely affects the rights of the Bank's shareholders hereunder without any required approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.
     SECTION 8.4    Extension; Waiver.  (a) At any time prior to the Effective
                    -----------------
Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
     (b) If pursuant to this Agreement either party advises the other party in writing of any breach or inaccuracy of any representation or warranty made by such notifying party in this Agreement or any breach of any covenant made by the notifying party in this Agreement which is not capable of being cured by such notifying party prior to the termination of this Agreement, then the other party to this Agreement shall within ten business days of receipt of such notice advise the notifying party in writing as to whether it elects (i) to terminate this Agreement or (ii) waive the breach identified by the notifying party. Notwithstanding any waiver of the notified party's right to terminate this Agreement because of any such breach, for purposes of determining the materiality of any other breach by the notifying party or determining whether any state of facts would constitute, when considered in connection with all such waived breaches, a Material Adverse Effect with respect to the notifying party, the notified party shall be entitled to take into consideration any such waived breach in determining what action to take in connection with any such other breach by the notifying party or any state of facts existing with respect to the notifying party.

                                   ARTICLE IX

                                    SURVIVAL

     SECTION 9.1    Termination of Representations and Warranties. The parties
                    ---------------------------------------------
hereto agree that all of their respective representations and warranties contained in this Agreement (including the Schedules hereto) shall terminate at the Effective Time.
     SECTION 9.2    Survival of Certain Agreements after Closing. The parties
                    --------------------------------------------
hereto agree that Compass' agreements contained in Sections 6.4 and 6.8 of this Agreement shall survive the Closing.

                                   ARTICLE X

                                 MISCELLANEOUS

     SECTION 10.1   Expenses.  All costs and expenses incurred in connection
                    --------
with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses; provided, however, that in the event this Agreement is terminated by the Bank pursuant to Section 1.6(b) because the Share Determination Market Value is less than $22.00 per share and such termination is not rejected by Compass pursuant to Section 1.6(b), then Compass agrees to reimburse the Bank for its reasonable out-of-pocket legal and accounting fees incurred in connection with the transactions contemplated by this Agreement in an amount equal to the lesser of (i) the Bank's total reasonable out-of-pocket legal and accounting fees related to the transactions contemplated by this Agreement, or (ii) $70,000.00.
     SECTION 10.2   Brokers and Finders.  All negotiations on behalf of Compass
                    -------------------
and the Bank relating to this Agreement and the transactions contemplated by this Agreement have been carried on by the parties hereto and their respective agents directly without the intervention of any other person in such manner as to give rise to any claim against Compass or the Bank for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby.
     SECTION 10.3   Entire Agreement; Assignment.  This Agreement (a)
                    ----------------------------
constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, except for that certain Confidentiality Agreement dated July 7, 1993, between Compass Bank-Houston and the Bank, which shall remain in effect until the Effective Time in accordance with its terms, and (b) shall not be assigned by operation of law or otherwise, provided that Compass may assign its rights and obligations or those of Interim to any direct or indirect, wholly-owned, subsidiary of Compass, but no such assignment shall relieve Compass of its obligations hereunder if such assignee does not perform such obligations.
     SECTION 10.4   Further Assurances.  (a) From time to time as and when
                    ------------------
requested by Compass or its successors or assigns, the Bank, and the officers and directors of the Bank, shall execute and deliver such further agreements, documents, deeds, certificates and other instruments and shall take or cause to be taken such other actions, including those as shall be necessary to vest or perfect in or to confirm of record or otherwise the Bank's title to and possession of, all of its property, interests, assets, rights, privileges, immunities, powers, franchises and authority, as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement in accordance with its terms.
     (b) From time to time as and when requested by the Bank, Compass shall execute and deliver such further agreements, documents, deeds, certificates and other instruments and shall take or cause to be taken such other actions, as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement in accordance with its terms.
     SECTION 10.5   Enforcement of the Agreement.  The parties hereto agree that
                    ----------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.
     SECTION 10.6   Severability.  The invalidity or unenforceability of any
                    ------------
provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.
     SECTION 10.7   Notices.  All notices, requests, claims, demands and other
                    -------
communications hereunder shall be in writing and shall be deemed to have been duly given when delivered, if delivered in person, by cable, telegram or telex, or by telecopy, or five business days after mailing, if delivered by registered or certified mail (postage prepaid, return receipt requested), to the respective parties as follows:
     if to Compass:

           D. Paul Jones, Jr.
           Chairman and Chief Executive Officer
           Compass Bancshares, Inc.
           15 South 20th Street
           Birmingham, Alabama 35233
           Telecopy No.:  (205) 933-3043

           Charles E. McMahen
           Chairman and Chief Executive Officer
           Compass Banks of Texas, Inc.
           24 Greenway Plaza
           Houston, Texas 72046
           Telecopy No.:  (713) 993-8500
     with copies to:

           Jerry W. Powell
           General Counsel
           Compass Bancshares, Inc.
           15 South 20th Street
           Birmingham, Alabama 35233
           Telecopy No.:  (205) 933-3043

           Gene G. Lewis
           Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
           3300 Texas Commerce Tower
           Houston, Texas 77002
           Telecopy No.:  (713) 223-3717

     if to the Company:

           Frank S. Goldberg
           Chairman of the Board
           Security Bank, N.A.
           1800 West Loop South, Suite 100
           Houston, Texas 77027
           Telecopy No.:  (713) 623-8923

     with a copy to:

           Irwin M. Barg, P.C.
           Schlanger, Mills, Mayer & Grossberg, L.L.P.
           5847 San Felipe, Suite 1700
           Houston, Texas 77057
           Telecopy No.:  (713) 785-2091

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).
     SECTION 10.8   Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that federal law governs aspects of the Merger.

     SECTION 10.9  Descriptive Headings.  The descriptive headings are inserted
                   --------------------
for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
     SECTION 10.10 Parties in Interest.  This Agreement shall be binding upon
                   -------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.
     SECTION 10.11 Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
     SECTION 10.12 Incorporation by References.  Any and all schedules,
                   ---------------------------
exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement. Any information set forth on one Schedule of a party shall be deemed to be set forth on all Schedules of such party.
     SECTION 10.13  Certain Definitions.
                    -------------------

     (a) "Subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

     (b) "Material Adverse Effect" shall mean any material adverse change in the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations of the Bank taken as a whole (or when the reference is to Compass, to Compass and its Subsidiaries, taken as a whole).
     (c) "Environmental Laws" shall mean laws, including, without limitation, federal, state or local laws, ordinances, rules, regulations, interpretations and orders of courts or administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1987, as amended ("SARA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), Hazardous and Solid Waste Amendments of 1984, as amended ("HSWA"), the Hazardous Materials Transportation Act, as amended ("HMTA"), the Toxic Substance Control Act ("TSCA"), National Emissions Standard for Hazardous Pollutants ("NESHAP"), Occupational Safety and Health Act ("OSHA"), Federal Water Pollution Control Act, Clean Air Act, and other laws relating to pollution or protection of the environment, or to the manufacture, processing, distribution, use, treatment, handling, storage, disposal or transportation of Polluting Substances.

     (d) "Polluting Substances" shall mean (a) asbestos, (b) oil and gasoline products or wastes, and (c) all pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or regulated materials defined in CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA, NESHAP and/or any other Environmental Laws, as amended, and in the regulations adopted and publications promulgated thereto; provided to the extent that the laws of the State of Texas establish a meaning for "hazardous substance," "hazardous waste," "hazardous materials," "solid waste," or "toxic substance," which is broader than that specified in any of CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA or other Environmental Laws such broader meaning shall apply.
     (e) "Knowledge" or "known" -- An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) an ordinary prudent individual acting under similar circumstances could reasonably be expected to be aware of such fact or other matter. A corporation or bank shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is currently serving as a director or senior vice president or higher ranking officer ("Senior Officer") of the corporation or bank who devoted substantive attention to matters of such nature during the ordinary course of his position or employment with such corporation or bank, has, or at any time had, knowledge of such fact or other matter. The Bank is understood to have made inquiry of its directors and Senior Officers in connection with the transactions contemplated hereby to determine the existence or absence of facts or other matters in the statements qualified as "known" by, or to the "knowledge" of, the Bank.
     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

     ATTEST:                 COMPASS BANCSHARES, INC.


     By JERRY W.POWELL       By GARRETT R. HEGEL
       ---------------------   -----------------------------------
      Secretary                Its Senior Vice President and Chief
                               Financial Officer

     ATTEST:                 SECURITY BANK, N.A.

     By LISA BOWDOIN         By FRANK S. GOLDBERG
       ---------------------   ----------------------------------
      Secretary                Its Chairman

                                 SCHEDULE 4.2


                                     None.

                                   EXHIBIT A
                                   ---------

                    POOLING TRANSFER RESTRICTIONS AGREEMENT
                    ---------------------------------------

     This Pooling Transfer Restrictions Agreement (this "Agreement") is executed and delivered this ______ day of ______________, 1993 by and between Compass Bancshares, Inc. ("Compass"), Security Bank, N.A. (the "Bank") and the undersigned shareholder of the Bank (the "Shareholder").

     WHEREAS, Compass and the Bank entered into an Agreement and Plan of Merger dated November ____, 1993 ("Merger Agreement") pursuant to which the Bank will be merged with and into a subsidiary of Compass to be formed (the "Merger"), and

     WHEREAS, Compass has required as a condition to entering into the Merger Agreement that the Bank and the Shareholder and each other affiliate of the Bank deliver to Compass an agreement in substantially the form hereof,

     NOW, THEREFORE, in consideration of Compass's agreement to enter into the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

     1. The Shareholder agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Bank's common stock, par value $5.00 per share, Class A Convertible Preferred Stock, par value $12.25 per share, or Class B Convertible Preferred Stock, par value $12.25 per share (collectively, "Bank Stock"), within 30 days prior to the Effective Time (as defined in the Merger Agreement). The Shareholder further agrees that until the publication of financial results covering at least 30 days of post-Merger combined operations of the Bank and Compass, he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass common stock, par value $2.00 per share ("Compass Common Stock"), to be acquired by him in the Merger, except for pledges by the Shareholder of all or part of such Shareholder's Compass Common Stock acquired in the Merger to secure loans, provided the lender agrees to be bound by the terms of this Agreement.

     2. Compass agrees to publish financial results covering at least 30 days of post-Merger combined operations of the Bank and Compass, and thereby cause the expiration of the transfer restrictions described in Section 1, not later than 20 days after the last day of the fiscal quarter ending at least 30 days after the Effective Time (as defined in the Merger Agreement).

     3. The Shareholder further acknowledges and agrees that he will be subject to Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act, and agrees not to transfer any Compass Common Stock received by him in the Merger except in compliance with the applicable provisions of the

Securities Act, the Exchange Act, and the respective rules and regulations thereunder.

     4. The Shareholder agrees that the shares of Compass Common Stock to be issued to him in the Merger will bear a restrictive transfer legend in substantially the following form:

     The shares represented by this certificate are subject to a Pooling Transfer Restrictions Agreement dated __________________, 1993 which restricts any sale or other transfer of such shares prior to [insert appropriate date]. The issuer will furnish to the record holder of this certificate, without charge, upon written request to the issuer at its principal place of business, a copy of the Pooling Transfer Restrictions Agreement.

Compass agrees to instruct its transfer agent to remove the restrictive legend from any certificates evidencing shares subject hereto promptly following the expiration of the transfer restrictions described in Section 1.

     5. The Bank agrees and the Shareholder acknowledges and agrees that the Bank will not permit the transfer of any shares of Bank Stock by the Shareholder or any other Bank affiliate within 30 days prior to the Effective Time.

     IN WITNESS WHEREOF, the undersigned set his hand effective as of the day first written above.

                              COMPASS BANCSHARES, INC.

                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________


                              SECURITY BANK, N.A.

                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________



                              _____________________________________
                              Signature of Shareholder



                              _____________________________________
                              Printed Name of Shareholder

                                   EXHIBIT B

                            EXCHANGE AGENT AGREEMENT

     This Exchange Agent Agreement, dated as of _______________, 1994, is made and entered into by and among Compass Bancshares, Inc., a Delaware corporation ("Compass"), Security Bank, N.A., a national banking association ("Bank"), ___________________, a Texas state bank ("Interim"), and River Oaks Trust Company, a Texas trust company ("Exchange Agent").

                                   PREAMBLE:

     Pursuant to the Agreement and Plan of Merger dated as of November ____, 1993 ("Merger Agreement") by and between Compass and the Bank, as amended, the Bank shall at the Effective Time be merged with and into Interim, with Interim continuing as the surviving bank (the "Surviving Bank") after such merger.

     After the Effective Time, the shares of the Common Stock, par value $5.00 per share ("Bank Common Stock"), Class A Convertible Preferred Stock, par value $12.25 per share (the "Class A Preferred Stock"), and the Class B Convertible Preferred Stock, par value $12.25 per share (the "Class B Preferred Stock") (the Class A Preferred Stock and the Class B Preferred Stock are together called the "Bank Preferred Stock" and Bank Common Stock and the Bank Preferred Stock are collectively called the "Stock") issued and outstanding immediately prior to the Effective Time (including for this purpose any shares of Stock which can be acquired upon the exercise of any warrant, option, right, convertible debt instrument or other security (other than the Bank Preferred Stock) pursuant to which shares of Stock may be obtained (collectively, "Derivative Securities")) of the Bank shall solely represent, in the aggregate, the right to payment by Compass of total Merger Consideration of __________ shares of Compass common stock, par value $2.00 per share ("Compass Common Stock") (or cash in lieu of fractional shares), subject to the rights of qualified dissenting shareholders of the Bank.

     The Bank has requested Compass to designate the Exchange Agent in connection with the exchange (the "Exchange") of shares of Stock for shares of Compass Common Stock, subject to the terms and conditions hereof and of the Merger Agreement. The Exchange Agent will receive Stock delivered for exchange pursuant to the terms of the Merger Agreement, and will process such certificates representing Stock ("Certificates") and related documents. Compass desires that the Exchange Agent act in such capacity.

     NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1.  Appointment of Exchange Agent. River Oaks Trust Company is hereby
         -----------------------------
appointed as the Exchange Agent for payment of the Merger Consideration to shareholders of the Bank. Such appointment shall be in accordance with the terms and conditions set forth herein.

     2.  Closing of Stock Transfer Books. At the Effective Time, the Bank's
          -------------------------------
stock transfer books will be closed and no transfers shall be permitted.

     3.  Duties of Exchange Agent. The Exchange Agent is authorized and
          ------------------------
directed to perform the following functions contemplated by the Merger Agreement and the Letter of Transmittal:

          (a)  Distribution of Letter of Transmittal. The Exchange Agent shall
               -------------------------------------
     mail to the holders of record of Stock, by first class United States mail, postage prepaid, copies of Letters of Transmittal, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 in substantially the forms attached hereto as Exhibits A, B and C ("Letters of
                                                -------------------
     Transmittal"), and return envelopes to the Exchange Agent, at the earliest practicable time following the Effective Time. A form of Stock Assignment, Power of Attorney and Lost Stock Certificate Affidavit will be provided to the Exchange Agent by Compass for use by shareholders, if necessary.

          (b)  Acceptance of Certificates.
                 --------------------------

          (i) The Exchange Agent will examine the Letters of Transmittal, Certificates and other documents and instruments delivered to the Exchange Agent by or on behalf of holders tendering Stock and shall determine whether (i) the Letters of Transmittal have been completed and executed properly, and are accompanied by proper evidence of authority, (ii) Certificates corresponding to the names of the registered holders, Certificate numbers and the number of shares represented thereby with the information set forth in the Bank's shareholder and other records and which appear to be in negotiable, good delivery form, properly endorsed or accompanied by stock powers with transfer tax stamps or evidence of payment or exemption from transfer taxes affixed (where required), and (iii) signatures are guaranteed (where required), all in accordance with the terms and conditions of the Merger Agreement and the Letters of Transmittal. The Exchange Agent shall accept Certificates which are surrendered in accordance with the provisions of the Merger Agreement and accompanied by the executed Letters of Transmittal. Such Certificates and Letters of Transmittal shall only be accepted by the Exchange Agent and eligible for payment hereunder if they have been properly executed and completed in accordance with the instructions contained in the Letters of Transmittal and if the person or persons surrendering such Certificates and Letters of Transmittal appears as a shareholder of record of the number of shares surrendered on the list of shareholders supplied and certified to the Exchange Agent by the Bank ("Shareholder List") attached as Exhibit B
                                                                     ---------
     hereto. In the event the Exchange Agent shall have any questions as to whether a Certificate and Letters of Transmittal have been properly executed and completed or whether the Certificates have been surrendered by the holder of record thereof, the Exchange Agent shall promptly refer such questions to Compass for resolution by Compass and the Exchange Agent shall be able to rely on the written instructions and decisions of any officer of Compass. Determination of all questions as to the proper completion or execution of the Letters of Transmittal or as to the proper form for transfer of the Certificates for Stock shall be made by Compass together with its attorneys, and such other persons as Compass shall designate, and such determinations shall be final and binding; provided, however, that the rejection by Compass of any Letters of Transmittal or Certificates deemed by Compass to be ineffective to transfer the Certificates shall not affect the right of any shareholder in or to his respective share of the Merger Consideration;

          (ii) If any defect or irregularity appears to exist in connection with a purported tender, the Exchange Agent will notify promptly the persons by whom the tender was made and will return all documents delivered in connection therewith or take such action as is necessary or advisable to cause such defect or irregularity to be cured;

          (iii) Tenders may be made only as set forth in the Letters of Transmittal;

          (iv) Letters of Transmittal, and facsimiles thereof submitted to the Exchange Agent, shall be marked by the Exchange Agent's designated officers to show the date and time of receipt and their review and acceptance thereof;

          (v) At the close of business each Friday, the Exchange Agent shall provide Compass and First National Bank of Boston, Compass's transfer agent and registrar ("Transfer Agent") with a list of shareholders who have properly tendered their Stock. In addition, the Exchange Agent shall inform Compass in writing of the number of shares of Stock which have been properly tendered and the number which have been improperly tendered to the Exchange Agent during the week then ended and on a cumulative basis through that day. The Exchange Agent shall provide Compass such other information concerning the Stock as it may reasonably request. Such communications should be sent to:

                       Compass Bancshares, Inc.
                       701 South 20th Street
                       Birmingham, Alabama 35233
                       Attn: Michael A. Bean
                       Telephone No. (205) 558-5740

     With a copy to:   First National Bank of Boston
                       Post Office Box 1865
                       Boston, Massachusetts 02105
                       Attn: Caroline Rees, Shareholder
                        Services Officer
                       Telephone No. (617) 575-2571

          (c)  Exchange Fund. In order to provide for payment of the Merger
               -------------
     Consideration in accordance with the terms of the Merger Agreement, from time to time prior to or after the Effective Time Compass shall deposit or cause to be deposited with the Exchange Agent cash in an amount sufficient to make payments in lieu of fractional shares (the "Exchange Fund"). This Exchange Fund shall not be used for any purpose except as provided by this Agreement.

          (d)  Compass Common Stock.  Immediately prior to the Effective Time
               --------------------
     Interim and the Bank shall jointly advise the Exchange Agent as to the number of shares of Compass Common Stock to be distributed to each shareholder, which shall be calculated by Interim and the Bank as follows:

          (i)   Bank Common Stock.  Each holder of Bank Common Stock shall
                -----------------
     receive Merger Consideration equal to ___________ shares of Compass Common Stock for each share of Bank Common Stock held immediately prior to the Effective Time.

          (ii)  Class A Preferred Stock.  Each holder of Class A Preferred Stock
                -----------------------
     shall receive Merger Consideration equal to ________ shares of Compass Common Stock for each share of Class A Preferred Stock held immediately prior to the Effective Time.

          (iii) Class B Preferred Stock.  Each holder of Class B Preferred
                -----------------------
     Stock shall receive Merger Consideration equal to ________ shares of Compass Common Stock for each share of Class B Preferred Stock held immediately prior to the Effective Time.

          (iv)  Fractional Shares.  For each fractional share of Compass Common
                -----------------
     Stock which would be delivered upon the surrender of Stock, each holder of Stock shall receive cash in an amount equal to the product of such fraction and $_____________.

                As soon as practicable after acceptance of properly executed Certificates and accompanying Letters of Transmittal in accordance with the terms of paragraph 3(b) hereof, the Exchange Agent shall instruct and Compass shall cause the Transfer Agent to issue and mail certificates representing shares of Compass Common Stock to the shareholder surrendering such certificates. The Exchange Agent shall promptly make the payments in lieu of fractional shares out of the Exchange Fund upon proper surrender of the Certificates.

          (e)   Other Duties of Exchange Agent.
                ------------------------------

          (i) The Exchange Agent shall have no obligation to make payment for surrendered Certificates unless Compass shall have issued sufficient Compass Common Stock or caused such stock to be issued and shall have deposited or caused to be deposited in the Exchange Fund sufficient cash with which to pay all amounts due and payable for such shares.

          (ii) The Exchange Agent shall be regarded as having made no representations or warranties as to the validity, sufficiency, value or genuineness of any Certificates or the shares of Stock represented thereby, and the Exchange Agent shall not be deemed to have made any representations as to the value of such shares.

          (iii) The Exchange Agent may rely on and shall be protected in acting upon the written instructions of any officer of Compass or the Surviving Bank with respect to any matter relating to its actions or duties hereunder; and the Exchange Agent shall be entitled to request further instructions from Compass or the Surviving Bank, as appropriate, and to act in accordance therewith.

          (iv) The Exchange Agent may consult attorneys satisfactory to the Exchange Agent (including, without limitation, attorneys for Compass or the Surviving Bank) and the written advice and opinion of such attorneys shall constitute full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

          (v) The Exchange Agent shall take all other actions which it or Compass deems necessary or appropriate under the terms of the Merger Agreement, the Letters of Transmittal and under the customs and practices normally applied to transactions of this type and appropriate to the proper transfer of the Stock and the proper maintenance of the Bank's and Compass's shareholder books and records. Following payment in accordance with the terms hereof, the Exchange Agent shall forward to Compass all documents received by it in connection with tenders of Certificates (including Letters of Transmittal, telegrams, facsimile transmissions or letters representing tenders made without concurrent deposit of certificates) and the tendered Certificates prominently marked "CANCELLED" on the front thereof, via nationally recognized overnight courier or other means acceptable to Compass.

     5.   Alteration of Instructions.  The Exchange Agent shall follow and act
          --------------------------
upon any written amendments, modifications or supplements to these instructions and upon any further instructions from Compass or the Surviving Bank in connection with the Merger Agreement or any of the transactions contemplated thereby.

     6.   Indemnification of Exchange Agent.  Compass and the Surviving Bank
          ---------------------------------
covenant and agree to indemnify the Exchange Agent and hold it harmless against any loss, liability or expense it may incur in the absence of negligence or bad faith on the part of the Exchange Agent arising out of or in connection with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liabilities in connection with this Agreement.

     7.   Compensation for Services.  Compass shall compensate the Exchange
          -------------------------
Agent for its services hereunder.

     8.   Payment of Amounts Due Dissenting Shareholders. In the event that
          ----------------------------------------------
qualified dissenting shareholders of the Bank exercise the rights afforded them under Title 12, United States Code, Section 214a(b), such shareholders may be entitled to payment of an amount other than the Merger Consideration. Any payment for shares other than the Merger Consideration will be paid only upon the written instructions of the Surviving Bank. The Exchange Agent may request and shall be provided additional funds from the Surviving Bank in order to make any required payment to dissenting shareholders, and the Exchange Agent shall return to Compass any Merger Consideration which would have otherwise been payable to such persons. The Exchange Agent shall rely on the instructions of the Surviving Bank as to all matters covered by this paragraph, including, without limitation, the time and amount of payment to dissenting shareholders.

     9.   Unclaimed Funds.  Any moneys or certificates deposited hereunder which
          ---------------
shall remain unclaimed by the holders of shares of Stock for a period of six (6) months following the Effective Time shall, upon written request of Compass or the Surviving Bank, be returned to Compass, plus interest earned on the cash portion thereof and the shareholders of Certificates not theretofore presented to and accepted by the Exchange Agent shall look to

Compass only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such Certificates.

     10.  Investment of Exchange Fund.  At the direction of the Surviving Bank,
          ---------------------------
the Exchange Agent shall invest portions of the Exchange Fund and remit earnings thereon monthly to the Surviving Bank, provided that all such investments shall be in The Starburst Government Money Market Fund (the "Fund"), managed by Compass Bank, an Alabama banking corporation and an affiliate of Compass, or if for any reason the Fund is not available to the Exchange Agent as an investment alternative, as otherwise directed by the Surviving Bank.

     11.  Amendment.  Except as otherwise expressly provided herein, neither
          ---------
this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated except in a writing signed by all of the parties hereto prior to the Effective Time or by Compass and the Exchange Agent after the Effective Time; provided, however, that no amendment shall be made if such modification shall reduce the amount of or eliminate the opportunity of any shareholder to receive his share of the Merger Consideration contemplated by the Merger Agreement.

     12.  Section Headings. The section headings used herein are for convenience
          ----------------
of reference only and shall not define or limit the provisions of this Agreement.

     13.  GOVERNING LAW.  THIS AGREEMENT AND THE APPOINTMENT OF THE EXCHANGE
          -------------
AGENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND SHALL INURE TO THE BENEFIT OF AND BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO.

     14.  Notices.  Notices under this Agreement shall be deemed given if made
          -------
in writing and sent via prepaid first-class United States mail, or by nationally recognized overnight courier, to:

     If to Compass:

          Compass Bancshares, Inc.
          701 South 20th Street
          Birmingham, Alabama 35233
          Attn:  Jerry W. Powell,
                 General Counsel

     If to the Exchange Agent:

          River Oaks Trust Company
          2001 Kirby Drive
          Houston, Texas 77219
          Attn:  Thomas J. Radigan, Jr.
                 Senior Vice President
                 and Secretary

     If to the Bank:

          Security Bank, N.A.
          1800 West Loop South, Suite 100
          Houston, Texas 77027
          Attn:  Mr. Frank S. Goldberg

     If to Interim or, following
     the Effective Time, the
     Surviving Bank:

          _______________________________
          c/o Compass Bank
          24 Greenway Plaza
          Houston, Texas 77046
          Attn:  Charles E. McMahen


     15.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16.  Conflict.  In the event the terms of this Agreement conflict with the
          --------
terms and provisions of the Merger Agreement, the terms and provisions of the Merger Agreement shall be controlling.

     17.  Defined Terms.  Capitalized terms not defined herein have the meanings
          -------------
ascribed to them in the Merger Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized appointed officers on the date first written above.

                                COMPASS BANCSHARES, INC.


                                By:_____________________________
                                Name:___________________________
                                Title:__________________________

                                SECURITY BANK, N.A.

                                By:_____________________________
                                Name:___________________________
                                Title:__________________________


                                ________________________________


                                By:_____________________________
                                Name:___________________________
                                Title:__________________________


                                RIVER OAKS TRUST COMPANY

                                By:_____________________________
                                Name:___________________________
                                Title:__________________________

                                  EXHIBIT "A"

                             LETTER OF TRANSMITTAL

                         For Shares of Common Stock of

                              SECURITY BANK, N.A.

             Delivered Pursuant to the Agreement and Plan of Merger
                        dated as of November ____, 1993

                     By Mail or Overnight Delivery Service:

                            River Oaks Trust Company
                            6990 Portwest, Suite 170
                              Houston, Texas 77024
                      Attention:  Mr. Stephen K. Brownlow

                              DO NOT HAND DELIVER

                       DESCRIPTION OF SHARES SURRENDERED
                       ---------------------------------

     Based on its stock transfer records, Security Bank, N.A. (the "Bank") has listed below your name, address and the certificate numbers representing your shares of Common Stock, par value $5.00 per share ("Shares"), of the Bank. If any of the listed information appears to be incorrect, please notify Mr. Stephen K. Brownlow at (713) 867-1101 at once.

==========================================================================
 Name, Address and Social Security
    Number of Registered Holders            Certificate(s) Surrendered
- --------------------------------------------------------------------------
                                                         Total Number of
                                       Certificate      Shares Represented
                                        Number(s)       by Certificate(s)

_______________________________       ____________      _________________
Name                                  ____________      _________________
                                      ____________      _________________

_______________________________
_______________________________

Address
_______________________________       Total Shares      _________________

Social Security Number

==========================================================================

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY


Gentlemen:

     I, as the registered holder of the above described Shares of the Bank, hereby tender to Compass Bancshares, Inc. ("Compass"), such Shares pursuant to the Agreement and Plan of Merger dated as of November _____, 1993, as amended ("the Merger Agreement"), by and between Compass and the Bank. I hereby acknowledge receipt of the Proxy Statement dated _________________, 199__, which described the merger ("Merger") provided by the Merger Agreement.

     I represent and warrant to Compass that I am the true and lawful owner of the Shares, and have full capacity, power and authority to exchange the Shares, free and clear of all liens, restrictions and encumbrances of any kind whatsoever, and the Shares will not be subject to any adverse claim. I understand that River Oaks Trust Company, as Exchange Agent for this exchange, may require additional documentation, and I agree, upon request, to execute and deliver any additional documents or instruments deemed by the Exchange Agent or Compass reasonably necessary to complete the exchange of the Shares.

     The authority conferred in this Letter of Transmittal shall not be affected by, and shall survive, my death or incapacity, and any obligation I may have hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and personal and legal representatives.
I acknowledge that the tender of my Shares is irrevocable.


                   INSTRUCTIONS REGARDING ISSUANCE OF SHARES

     If you wish to have the shares of Compass Common Stock to be issued pursuant to the Merger Agreement in the name and at the address set forth above, please sign and date this letter on page 3. If you wish to have the shares of Compass Common Stock to be issued pursuant to the Merger Agreement in a name or to an address other than the name and address specified above, please complete the following section. You will be required to pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to such other person.


                         NEW CERTIFICATES TO BE ISSUED
                 IN A DIFFERENT NAME OR TO A DIFFERENT ADDRESS

     If you are entitled to receive shares of Compass Common Stock and wish to have certificates representing Compass Common Stock issued in a name or to an address other than the name or address shown on your Bank stock certificates, please indicate the name and address of your assignee below:

                          Name and Address of Assignee
                          ----------------------------

Name:______________________________________  Taxpayer I.D. No. or
   (Type or print full name)                 Social Security No.:_______________


Address:________________________________________________________________________


City, State, Zip Code:__________________________________________________________

                    PLEASE SIGN AND DATE BELOW AS INDICATED
                    THEN PLEASE COMPLETE SUBSTITUTE FORM W-9


Signatures        _________________________________
                  _________________________________

Dated             _________________________, 1994

Name(s)           _____________________________________________________________
                             (Please Print)

Capacity          _________________________________
                             (Full Title)

Address           _________________________________
                  _________________________________
                         (Include Zip Code)

Area Code and Telephone Number                _____________________________

Tax Identification or Social Security Number  _____________________________

_______________________________________________________________________________

                            GUARANTEE OF SIGNATURES

(Must be signed by registered holder(s) as name(s) appear on the certificate(s) or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted. If signing is by an officer or a corporation, or by an attorney, executor, administrator, trustee, guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 1).
- -----------------

Authorized Signature  __________________________________

Name                  __________________________________
                                (Please Print)
Title                 __________________________________

Name of Firm          __________________________________

Address               __________________________________
                      __________________________________
                                   (Include Zip Code)

Area Code and Telephone Number      __________________

Dated                 ____________________________, 1994

_______________________________________________________________________________

                      PLEASE COMPLETE SUBSTITUTE FORM W-9
                      IT IS THE LAST FORM IN THIS PACKAGE
_______________________________________________________________________________

                          DO NOT WRITE IN SPACE BELOW

Date Received:________________  By:________________ Date:______________________

=============================================================================================
                                      Bank          Compass      No. of
    Shares      Share Accepted       Stock        Certificate  Fractional  Cash  Check
 Surrendered     for Exchange   Certificate Nos.  No. issued     Shares    Paid   No.
- ---------------------------------------------------------------------------------------------


=============================================================================================

Accepted by:_______________ Checked By:_______________ Date:______________, 1994

                             LETTER OF TRANSMITTAL
                                  INSTRUCTIONS


     1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES; SIGNATURE GUARANTEES. Please send all certificates for Shares to River Oaks Trust Company, as Exchange Agent (the "Exchange Agent"), with the Letter of Transmittal, or a facsimile thereof, fully completed and signed by you, the registered holder(s). Compass retains the right to require that a signature on the Letter of Transmittal and the Share certificates be guaranteed by an Eligible Institution. An Eligible Institution is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office, branch or agency located in the United States. If Compass wishes to have your signature guaranteed by an Eligible Institution, you will be notified by separate letter.

         If certificates are registered in the name of a person other than you, the certificate(s) must be duly endorsed or accompanied by stock powers signed by the registered holder and the Letter of Transmittal. If the Letter of Transmittal is executed by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or other person acting in a fiduciary or representative capacity, the Exchange Agent reserves the right to require that proper documentary evidence of the authority of the person executing the Letter of Transmittal. If the tendered certificates are owned of record by two or more joint owners, each of you must sign the Letter of Transmittal. Questions regarding such evidence of authority may be referred to Mr. Stephen K. Brownlow, a representative of the Exchange Agent, at (713) 867-1101.

     THE METHOD OF DELIVERY OF SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS STRONGLY RECOMMENDED.

     2. ISSUANCE OF COMPASS COMMON STOCK. You will receive the Compass Common Stock for your Shares only after receipt and acceptance by the Exchange Agent and Compass of all of the certificates representing your Shares, a properly completed and executed Letter of Transmittal, and any other required documents and upon processing of the documents by the Exchange Agent.

     3. PAYMENT FOR FRACTIONAL SHARES. As provided in Section 1.6(c) of the Merger Agreement, Compass will not issue any certificates of Compass Common Stock for fractional shares. In lieu of issuing fractional shares, Compass will pay to any Bank shareholder entitled to receive a fractional share of Compass Common Stock, a cash payment based on a price of $_______ per share.

     4. NO CONDITIONAL TENDERS; WAIVER OF NOTICE. No alternative, conditional, irregular or contingent deliveries of Shares will be accepted. By execution of the Letter of Transmittal or any manually signed facsimile thereof, you waive any rights to receive any notice of the acceptance of your Shares for exchange.

     5. SIGNATURES ON LETTER OF TRANSMITTAL. In order for the Letter of Transmittal to be properly signed by you, the signature must correspond exactly with the name(s) as written on the face of the certificate(s).

         If the Shares tendered hereby are owned of record by two or more joint owners, all of you must sign the Letter of Transmittal.

         If your Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

         If the certificate(s) representing the Shares transmitted hereby are registered in your name and the Letter of Transmittal is properly signed by you, no endorsements of certificates or separate stock powers are required. In all other cases, the certificate(s) representing the Shares transmitted hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the certificate(s), and if required, signature(s) on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.

         If the Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of corporation or other acting in a fiduciary or representative capacity, such person should so indicate when signing, and the Exchange Agent reserves the right to require proper evidence of their authority to so act.

     6. IRREGULARITIES. All questions as to the validity, form, eligibility, acceptance of and delivery of Shares and the issuance of Compass Common Stock and the payment of cash in lieu of fractional shares will be determined by Compass, which determination shall be final and binding. Compass reserves the absolute right to reject any or all tenders determined by Compass not to be in appropriate form or which would, in the opinion of Compass's counsel, be unlawful. Compass also reserves the absolute right in its sole discretion, to waive any of the conditions hereof, or any defect in any tender with respect to any particular Shares of any particular shareholder, and Compass's interpretations of the terms and conditions of the Merger Agreement and these instructions shall be final and binding. The Exchange Agent and Compass shall not be obligated to give notice of defects or irregularities in tenders, nor shall they incur any liability for failure to give any such notice. Tenders will be deemed not to have been made until all defects and irregularities have been cured or waived.

     7. 20% BACKUP WITHHOLDING. Under the Federal income tax law, you must provide Compass with a correct taxpayer identification number ("TIN") unless an exemption applies. If the correct TIN is not provided, a $50 penalty may be imposed upon you by the Internal Revenue Service and you will be subject to backup withholding of 20% of the payments to be received by you.

     8. REQUEST FOR ASSISTANCE OF ADDITIONAL COPIES. Questions and requests for assistance or additional copies of the Letter of Transmittal may be directed to the Exchange Agent at the addresses set forth at the top of page 1.

                           IMPORTANT TAX INFORMATION

     Under the Federal income tax law, you are to provide Compass (as payer) with a correct taxpayer identification number on Substitute Form W-9 below. If Compass is not provided with the correct taxpayer identification number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, all payments that are made to you with respect to Shares (including any cash payable to you under the Merger Agreement in lieu of fractional shares) may be subject to backup withholding.

     Exempt shareholders (including among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Nonetheless, exempt shareholders should complete the Substitute Form W-9 below and so indicate their exempt status by writing "exempt" across the face of the Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional information.

     If backup withholding applies, Compass is required to withhold 20% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

     To prevent backup withholding on payments that are made to you with respect to shares of Compass Common Stock acquired as a result of the Merger or with respect to cash payments, if any, receivable in lieu of fractional shares pursuant to the Merger Agreement, you are required to notify Compass of your correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that you are awaiting a taxpayer identification number).

What Number to Give

     As the record owner of the Shares, you are required to give Compass your Social Security Number or Employer Identification Number. If the Shares are in more than one name or are not in the name of the actual owners, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

                              SUBSTITUTE FORM W-9
                           Department of the Treasury
                            Internal Revenue Service

                         Taxpayer Identification Number

PART 1  - PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION  -                       -
          NUMBER IN THE BOX AT RIGHT AND CERTIFY BY    Social Security Number or
          SIGNING AND DATING BELOW                     Employer Identification
                                                       Number


PART 2 -  Check the following box if you are NOT subject to backup   -         -
          withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or
          (2)the Internal Revenue Service has notified you that you are no longer subject to backup withholding.

PART 3 -  Check the following box if you are awaiting a Taxpayer     -         -
          Identification Number.


             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

By checking the box in Part 3, I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 20% of all reportable payments made to me thereafter will be withheld until I provide a number.

CERTIFICATION:  UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION
                PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.


Signature:  _____________________________ Date: ________________________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 20% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

________________________________________________________________________________

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.---Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

- ---------------------------------------------------------------------    ----------------------------------------------------------

                                             GIVE THE SOCIAL                                                GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:                    SECURITY NUMBER                  FOR THIS TYPE OF               IDENTIFICATION
                                                 OF ----                      ACCOUNT:                       NUMBER OF ----
- ---------------------------------------------------------------------    ----------------------------------------------------------

1.  An individual's account                  The individual                   9.A valid trust,             The legal entity
                                                                              estate, or                   (Do not furnish the
2.  Two or more individuals (joint           The actual owner of the          pension trust                identifying number
    account)                                 account or, if combined                                       of the personal
                                             funds, any one of the                                         representative or
                                             individuals (1)                                               trustee unless the
                                                                                                           legal entity itself
3.  Husband and wife (joint                  The actual owner of the                                       is not designated
    account)                                 account or, if joint                                          in the account
                                             funds, either person(1)                                       title.) (5)

4.  Custodian account of a minor             The minor(2)                     10. Corporate                The corporation
  (Uniform Gift to Minors Act)                                                account

5.  Adult and minor (joint                   The adult or, if the             11.  Religious,              The organization
    account)                                 minor is the only                charitable, or
                                             contributor, the                 educational
                                             minor(1)                         organization
                                                                              account                      The partnership

                                                                              12.  Partnership
                                                                              account held in
                                                                              the name of the
                                                                              business

6.  Account in the name of                   The ward, minor, or              13.  Association,            The organization
    guardian or committee for a              incompetent person (3)           club, or other
    designated ward, minor, or                                                tax-exempt
    incompetent person                                                        organization

7.  a The usual revocable savings            The grantor-trustee(1)           14.  A broker or             The broker or
      trust account (grantor is                                               registered                   nominee
      also trustee)                                                           nominee

    b So-called trust account that           The actual owner(1)              15.  Account with            The public entity
      is not a legal or valid trust                                           the
      under State law                                                         Department of
                                                                              Agriculture
8.  Sole proprietorship account              The owner(4)                     in the name of a
                                                                              public
                                                                              entity (such as a
                                                                              State or
                                                                              local government,
                                                                              school
                                                                              district, or
                                                                              prison) that
                                                                              receives
                                                                              agricultural
                                                                              program payments

- ---------------------------------------------------------------------    ----------------------------------------------------------


(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2


OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

 . A corporation.

 . A financial institution.

 . An organization exempt from tax under section 501(a), or an individual retirement plan.

 . The United States or any agency or instrumentality thereof.

 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

 . An international organization or any agency, or instrumentality thereof.

 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

 . A real estate investment trust.

 . A common trust fund operated by a bank under section 584(a).

 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

 . An entity registered at all times under the Investment Company Act of 1940.

 . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441.

 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

 . Payments of patronage dividends where the amount received is not paid in money.

 . Payments made by certain foreign organizations.

 . Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).

 . Payments described in section 6049(b)(5) to nonresident aliens.

 . Payments on tax-free covenant bonds under section 1451.

 . Payments made by certain foreign organizations.

 . Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDINGS.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

                                  EXHIBIT "B"


                             LETTER OF TRANSMITTAL

               For Shares of Class A Convertible Preferred Stock,

                              SECURITY BANK, N.A.

             Delivered Pursuant to the Agreement and Plan of Merger
                        dated as of November ____, 1993

                     By Mail or Overnight Delivery Service:

                            River Oaks Trust Company
                            6990 Portwest, Suite 170
                              Houston, Texas 77024
                      Attention:  Mr. Stephen K. Brownlow

                              DO NOT HAND DELIVER

                       DESCRIPTION OF SHARES SURRENDERED
                       ---------------------------------

     Based on its stock transfer records, Security Bank, N.A. (the "Bank") has listed below your name, address and the certificate numbers representing your shares of Class A Convertible Preferred Stock, par value $12.25 per share ("Shares"), of the Bank. If any of the listed information appears to be incorrect, please notify Mr. Stephen K. Brownlow at (713) 867-1101 at once.

================================================================================
  Name, Address and Social Security
    Number of Registered Holders            Certificate(s) Surrendered
- --------------------------------------------------------------------------------
                                                          Total Number of
                                        Certificate      Shares Represented
                                        Number(s)         by Certificate(s)

  _______________________________       ____________     ___________________
  Name                                  ____________     ___________________
                                        ____________     ___________________

  _______________________________

  _______________________________
  Address


  _______________________________       Total Shares     ___________________
  Social Security Number

================================================================================

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY


Gentlemen:

     I, as the registered holder of the above described Shares of the Bank, hereby tender to Compass Bancshares, Inc. ("Compass"), such Shares pursuant to the Agreement and Plan of Merger dated as of November _____, 1993, as amended ("the Merger Agreement"), by and between Compass and the Bank. I hereby acknowledge receipt of the Proxy Statement dated _________________, 199__, which described the merger ("Merger") provided by the Merger Agreement.

     I represent and warrant to Compass that I am the true and lawful owner of the Shares, and have full capacity, power and authority to exchange the Shares, free and clear of all liens, restrictions and encumbrances of any kind whatsoever, and the Shares will not be subject to any adverse claim. I understand that River Oaks Trust Company, as Exchange Agent for this exchange, may require additional documentation, and I agree, upon request, to execute and deliver any additional documents or instruments deemed by the Exchange Agent or Compass reasonably necessary to complete the exchange of the Shares.

     The authority conferred in this Letter of Transmittal shall not be affected by, and shall survive, my death or incapacity, and any obligation I may have hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and personal and legal representatives.
I acknowledge that the tender of my Shares is irrevocable.


                   INSTRUCTIONS REGARDING ISSUANCE OF SHARES

     If you wish to have the shares of Compass Common Stock to be issued pursuant to the Merger Agreement in the name and at the address set forth above, please sign and date this letter on page 3. If you wish to have the shares of Compass Common Stock to be issued pursuant to the Merger Agreement in a name or to an address other than the name and address specified above, please complete the following section. You will be required to pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to such other person.


                         NEW CERTIFICATES TO BE ISSUED
                 IN A DIFFERENT NAME OR TO A DIFFERENT ADDRESS

     If you are entitled to receive shares of Compass Common Stock and wish to have certificates representing Compass Common Stock issued in a name or to an address other than the name or address shown on your Bank stock certificates, please indicate the name and address of your assignee below:

                          Name and Address of Assignee
                          ----------------------------

Name:______________________________________  Taxpayer I.D. No. or
   (Type or print full name)                 Social Security No.:_______________

Address:________________________________________________________________________

City, State, Zip Code:__________________________________________________________

                    PLEASE SIGN AND DATE BELOW AS INDICATED
                    THEN PLEASE COMPLETE SUBSTITUTE FORM W-9



Signatures  _________________________________
            _________________________________

Dated       _________________________, 1994

Name(s)     _____________________________________________________________
                                  (Please Print)

Capacity    _________________________________
                     (Full Title)

Address     _________________________________
            _________________________________
                    (Include Zip Code)

Area Code and Telephone Number                _____________________________

Tax Identification or Social Security Number  _____________________________

_______________________________________________________________________________

                            GUARANTEE OF SIGNATURES

(Must be signed by registered holder(s) as name(s) appear on the certificate(s) or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted. If signing is by an officer or a corporation, or by an attorney, executor, administrator, trustee, guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 1).
- -----------------

Authorized Signature  __________________________________

Name                  __________________________________
                                 (Please Print)

Title                 __________________________________

Name of Firm          __________________________________

Address               __________________________________
                      __________________________________
                              (Include Zip Code)

Area Code and
Telephone Number      __________________________________

Dated                 ____________________________, 1994

_______________________________________________________________________________

                      PLEASE COMPLETE SUBSTITUTE FORM W-9
                      IT IS THE LAST FORM IN THIS PACKAGE
_______________________________________________________________________________

                          DO NOT WRITE IN SPACE BELOW

Date Received:__________________  By:_________________ Date:___________________

                                      Bank          Compass      No. of
    Shares      Share Accepted       Stock        Certificate  Fractional  Cash  Check
 Surrendered     for Exchange   Certificate Nos.  No. issued     Shares    Paid   No.


======================================================================================

Accepted by:_____________  Checked By:______________ Date:________________, 1994

                             LETTER OF TRANSMITTAL
                                  INSTRUCTIONS


     1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES; SIGNATURE GUARANTEES. Please send all certificates for Shares to River Oaks Trust Company, as Exchange Agent (the "Exchange Agent"), with the Letter of Transmittal, or a facsimile thereof, fully completed and signed by you, the registered holder(s). Compass retains the right to require that a signature on the Letter of Transmittal and the Share certificates be guaranteed by an Eligible Institution. An Eligible Institution is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office, branch or agency located in the United States. If Compass wishes to have your signature guaranteed by an Eligible Institution, you will be notified by separate letter.

     If certificates are registered in the name of a person other than you, the certificate(s) must be duly endorsed or accompanied by stock powers signed by the registered holder and the Letter of Transmittal. If the Letter of Transmittal is executed by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or other person acting in a fiduciary or representative capacity, the Exchange Agent reserves the right to require that proper documentary evidence of the authority of the person executing the Letter of Transmittal. If the tendered certificates are owned of record by two or more joint owners, each of you must sign the Letter of Transmittal. Questions regarding such evidence of authority may be referred to Mr. Stephen K. Brownlow, a representative of the Exchange Agent, at (713) 867-1101.

     THE METHOD OF DELIVERY OF SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS STRONGLY RECOMMENDED.

     2. ISSUANCE OF COMPASS COMMON STOCK. You will receive the Compass Common Stock for your Shares only after receipt and acceptance by the Exchange Agent and Compass of all of the certificates representing your Shares, a properly completed and executed Letter of Transmittal, and any other required documents and upon processing of the documents by the Exchange Agent.

     3. PAYMENT FOR FRACTIONAL SHARES. As provided in Section 1.6(c) of the Merger Agreement, Compass will not issue any certificates of Compass Common Stock for fractional shares. In lieu of issuing fractional shares, Compass will pay to any Bank shareholder entitled to receive a fractional share of Compass Common Stock, a cash payment based on a price of $____________ per share.

     4. NO CONDITIONAL TENDERS; WAIVER OF NOTICE. No alternative, conditional, irregular or contingent deliveries of Shares will be accepted. By execution of the Letter of Transmittal or any manually signed facsimile thereof, you waive any rights to receive any notice of the acceptance of your Shares for exchange.

     5. SIGNATURES ON LETTER OF TRANSMITTAL. In order for the Letter of Transmittal to be properly signed by you, the signature must correspond exactly with the name(s) as written on the face of the certificate(s).

     If the Shares tendered hereby are owned of record by two or more joint owners, all of you must sign the Letter of Transmittal.

     If your Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

     If the certificate(s) representing the Shares transmitted hereby are registered in your name and the Letter of Transmittal is properly signed by you, no endorsements of certificates or separate stock powers are required. In all other cases, the certificate(s) representing the Shares transmitted hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the certificate(s), and if required, signature(s) on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of corporation or other acting in a fiduciary or representative capacity, such person should so indicate when signing, and the Exchange Agent reserves the right to require proper evidence of their authority to so act.

     6. IRREGULARITIES. All questions as to the validity, form, eligibility, acceptance of and delivery of Shares and the issuance of Compass Common Stock and the payment of cash in lieu of fractional shares will be determined by Compass, which determination shall be final and binding. Compass reserves the absolute right to reject any or all tenders determined by Compass not to be in appropriate form or which would, in the opinion of Compass's counsel, be unlawful. Compass also reserves the absolute right in its sole discretion, to waive any of the conditions hereof, or any defect in any tender with respect to any particular Shares of any particular shareholder, and Compass's interpretations of the terms and conditions of the Merger Agreement and these instructions shall be final and binding. The Exchange Agent and Compass shall not be obligated to give notice of defects or irregularities in tenders, nor shall they incur any liability for failure to give any such notice. Tenders will be deemed not to have been made until all defects and irregularities have been cured or waived.

     7. 20% BACKUP WITHHOLDING. Under the Federal income tax law, you must provide Compass with a correct taxpayer identification number ("TIN") unless an exemption applies. If the correct TIN is not provided, a $50 penalty may be imposed upon you by the Internal Revenue Service and you will be subject to backup withholding of 20% of the payments to be received by you.

     8. REQUEST FOR ASSISTANCE OF ADDITIONAL COPIES. Questions and requests for assistance or additional copies of the Letter of Transmittal may be directed to the Exchange Agent at the addresses set forth at the top of page 1.

                           IMPORTANT TAX INFORMATION

     Under the Federal income tax law, you are to provide Compass (as payer) with a correct taxpayer identification number on Substitute Form W-9 below. If Compass is not provided with the correct taxpayer identification number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, all payments that are made to you with respect to Shares (including any cash payable to you under the Merger Agreement in lieu of fractional shares) may be subject to backup withholding.

     Exempt shareholders (including among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Nonetheless, exempt shareholders should complete the Substitute Form W-9 below and so indicate their exempt status by writing "exempt" across the face of the Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional information.

     If backup withholding applies, Compass is required to withhold 20% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

     To prevent backup withholding on payments that are made to you with respect to shares of Compass Common Stock acquired as a result of the Merger or with respect to cash payments, if any, receivable in lieu of fractional shares pursuant to the Merger Agreement, you are required to notify Compass of your correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that you are awaiting a taxpayer identification number).

What Number to Give

     As the record owner of the Shares, you are required to give Compass your Social Security Number or Employer Identification Number. If the Shares are in more than one name or are not in the name of the actual owners, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

                              SUBSTITUTE FORM W-9
                           Department of the Treasury
                            Internal Revenue Service

                         Taxpayer Identification Number

PART 1  - PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION   /                    /
          NUMBER IN THE BOX AT RIGHT AND CERTIFY BY     Social Security Number
          SIGNING AND DATING BELOW                      or Employer Identifi-
                                                        cation Number


PART 2 -  Check the following box if you are NOT subject to backup    /      /
          withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or divi-dends or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding.

PART 3 -  Check the following box if you are awaiting a Taxpayer      /      /
          Identification Number.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

By checking the box in Part 3, I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 20% of all reportable payments made to me thereafter will be withheld until I provide a number.

CERTIFICATION: UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.


Signature:  _______________________________________ Date:______________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 20% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
________________________________________________________________________________

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.---Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

- -------------------------------------------------------------    -------------------------------------------------
                                     GIVE THE SOCIAL                                          GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:            SECURITY NUMBER             FOR THIS TYPE OF             IDENTIFICATION
                                     OF ----                     ACCOUNT:                     NUMBER OF ----
- -------------------------------------------------------------    -------------------------------------------------
1.  An individual's account          The individual              9. A valid trust, estate,    The legal entity
                                                                    pension trust             (Do not furnish the
2.  Two or more individuals (joint   The actual owner of the                                  identifying number
    account)                         account or, if combined                                  of the personal
                                     funds, any one of the                                    representative or
                                     individuals (1)                                          trustee unless the
                                                                                              legal entity itself
                                                                                              is not designated
                                                                                              in the account
                                                                                              title.) (5)

3.  Husband and wife (joint          The actual owner of the
    account)                         account or, if joint
                                     funds, either person(1)

4.  Custodian account of a minor     The minor(2)                10. Corporate account        The corporation
    (Uniform Gift to Minors Act)

5.  Adult and minor (joint           The adult or, if the        11. Religious, charitable,   The organization
    account)                         minor is the only               or educational
                                     contributor, the                organization account
                                     minor(1)

                                                                 12. Partnership account      The partnership
                                                                     held in the name of
                                                                     the business

6.  Account in the name of           The ward, minor, or         13. Association, club, or    The organization
    guardian or committee for a      incompetent person (3)          other tax-exempt
    designated ward, minor, or                                       organization
    incompetent person

7.  a  The usual revocable savings   The grantor-trustee(1)      14. A broker or              The broker or
       trust account (grantor is                                     registered nominee       nominee
       also trustee)

    b  So-called trust account that  The actual owner(1)         15. Account with the         The public entity
       is not a legal or valid trust                                 Department of Agri-
       under State law                                               culture in the name of
                                                                     a public entity (such
                                                                     as a State or local
8.  Sole proprietorship account      The owner(4)                    government, school
                                                                     district, or prison)
                                                                     that receives agri-
                                                                     cultural program pay-
                                                                     ments
- -------------------------------------------------------------    -------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)  Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

 . A corporation.

 . A financial institution.

 . An organization exempt from tax under section 501(a), or an individual retirement plan.

 . The United States or any agency or instrumentality thereof.

 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

 . An international organization or any agency, or instrumentality thereof.

 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

 . A real estate investment trust.

 . A common trust fund operated by a bank under section 584(a).

 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

 . An entity registered at all times under the Investment Company Act of 1940.

 . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441.

 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

 . Payments of patronage dividends where the amount received is not paid in money.

 . Payments made by certain foreign organizations.

 . Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).

 . Payments described in section 6049(b)(5) to nonresident aliens.

 . Payments on tax-free covenant bonds under section 1451.

 . Payments made by certain foreign organizations.

 . Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDINGS.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

                                  EXHIBIT "C"


                             LETTER OF TRANSMITTAL

               For Shares of Class B Convertible Preferred Stock

                              SECURITY BANK, N.A.

             Delivered Pursuant to the Agreement and Plan of Merger
                        dated as of November ____, 1993

                     By Mail or Overnight Delivery Service:

                            River Oaks Trust Company
                            6990 Portwest, Suite 170
                              Houston, Texas 77024
                      Attention:  Mr. Stephen K. Brownlow

                              DO NOT HAND DELIVER

                       DESCRIPTION OF SHARES SURRENDERED
                       ---------------------------------

     Based on its stock transfer records, Security Bank, N.A. (the "Bank") has listed below your name, address and the certificate numbers representing your shares of Class B Convertible Preferred Stock, par value $12.25 per share ("Shares"), of the Bank. If any of the listed information appears to be incorrect, please notify Mr. Stephen K. Brownlow at (713) 867-1101 at once.

==========================================================================
 Name, Address and Social Security
    Number of Registered Holders            Certificate(s) Surrendered
- --------------------------------------------------------------------------
                                                         Total Number of
                                       Certificate      Shares Represented
                                        Number(s)       by Certificate(s)

_______________________________       ____________      _________________
Name                                  ____________      _________________
                                      ____________      _________________

_______________________________
_______________________________
Address


_______________________________       Total Shares      _________________
Social Security Number

==========================================================================

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY


Gentlemen:

     I, as the registered holder of the above described Shares of the Bank, hereby tender to Compass Bancshares, Inc. ("Compass"), such Shares pursuant to the Agreement and Plan of Merger dated as of November _____, 1993, as amended ("the Merger Agreement"), by and between Compass and the Bank. I hereby acknowledge receipt of the Proxy Statement dated _________________, 199__, which described the merger ("Merger") provided by the Merger Agreement.

     I represent and warrant to Compass that I am the true and lawful owner of the Shares, and have full capacity, power and authority to exchange the Shares, free and clear of all liens, restrictions and encumbrances of any kind whatsoever, and the Shares will not be subject to any adverse claim. I understand that River Oaks Trust Company, as Exchange Agent for this exchange, may require additional documentation, and I agree, upon request, to execute and deliver any additional documents or instruments deemed by the Exchange Agent or Compass reasonably necessary to complete the exchange of the Shares.

     The authority conferred in this Letter of Transmittal shall not be affected by, and shall survive, my death or incapacity, and any obligation I may have hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and personal and legal representatives.
I acknowledge that the tender of my Shares is irrevocable.


                   INSTRUCTIONS REGARDING ISSUANCE OF SHARES

     If you wish to have the shares of Compass Common Stock to be issued pursuant to the Merger Agreement in the name and at the address set forth above, please sign and date this letter on page 3. If you wish to have the shares of Compass Common Stock to be issued pursuant to the Merger Agreement in a name or to an address other than the name and address specified above, please complete the following section. You will be required to pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to such other person.


                         NEW CERTIFICATES TO BE ISSUED
                 IN A DIFFERENT NAME OR TO A DIFFERENT ADDRESS

     If you are entitled to receive shares of Compass Common Stock and wish to have certificates representing Compass Common Stock issued in a name or to an address other than the name or address shown on your Bank stock certificates, please indicate the name and address of your assignee below:

                          Name and Address of Assignee
                          ----------------------------

Name:______________________________________  Taxpayer I.D. No. or
   (Type or print full name)                 Social Security No.:_______________

Address:________________________________________________________________________

City, State, Zip Code:__________________________________________________________

                    PLEASE SIGN AND DATE BELOW AS INDICATED
                    THEN PLEASE COMPLETE SUBSTITUTE FORM W-9



Signatures  _________________________________
            _________________________________

Dated       _________________________, 1994

Name(s)     _____________________________________________________________
                   (Please Print)

Capacity    _________________________________
                    (Full Title)

Address     _________________________________
            _________________________________
                        (Include Zip Code)

Area Code and Telephone Number                _____________________________

Tax Identification or Social Security Number  _____________________________

_______________________________________________________________________________

                            GUARANTEE OF SIGNATURES

(Must be signed by registered holder(s) as name(s) appear on the certificate(s) or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted. If signing is by an officer or a corporation, or by an attorney, executor, administrator, trustee, guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 1).
- -----------------

Authorized Signature  __________________________________

Name                  __________________________________
                            (Please Print)

Title                 __________________________________

Name of Firm          __________________________________

Address               __________________________________
                      __________________________________
                                  (Include Zip Code)

Area Code and Telephone Number     __________________

Dated                ____________________________, 1994

_______________________________________________________________________________

                      PLEASE COMPLETE SUBSTITUTE FORM W-9
                      IT IS THE LAST FORM IN THIS PACKAGE

_______________________________________________________________________________

                          DO NOT WRITE IN SPACE BELOW

Date Received:___________________  By:__________________ Date:__________________

======================================================================================
                                      Bank          Compass      No. of
    Shares      Share Accepted       Stock        Certificate  Fractional  Cash  Check
 Surrendered     for Exchange   Certificate Nos.  No. issued     Shares    Paid   No.


======================================================================================

Accepted by:_______________  Checked By:________________  Date:___________, 1994

                             LETTER OF TRANSMITTAL
                                  INSTRUCTIONS


     1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES; SIGNATURE GUARANTEES. Please send all certificates for Shares to River Oaks Trust Company, as Exchange Agent (the "Exchange Agent"), with the Letter of Transmittal, or a facsimile thereof, fully completed and signed by you, the registered holder(s). Compass retains the right to require that a signature on the Letter of Transmittal and the Share certificates be guaranteed by an Eligible Institution. An Eligible Institution is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office, branch or agency located in the United States. If Compass wishes to have your signature guaranteed by an Eligible Institution, you will be notified by separate letter.

         If certificates are registered in the name of a person other than you, the certificate(s) must be duly endorsed or accompanied by stock powers signed by the registered holder and the Letter of Transmittal. If the Letter of Transmittal is executed by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or other person acting in a fiduciary or representative capacity, the Exchange Agent reserves the right to require that proper documentary evidence of the authority of the person executing the Letter of Transmittal. If the tendered certificates are owned of record by two or more joint owners, each of you must sign the Letter of Transmittal. Questions regarding such evidence of authority may be referred to Mr. Stephen K. Brownlow, a representative of the Exchange Agent, at (713) 867-1101.

     THE METHOD OF DELIVERY OF SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS STRONGLY RECOMMENDED.

     2. ISSUANCE OF COMPASS COMMON STOCK. You will receive the Compass Common Stock for your Shares only after receipt and acceptance by the Exchange Agent and Compass of all of the certificates representing your Shares, a properly completed and executed Letter of Transmittal, and any other required documents and upon processing of the documents by the Exchange Agent.

     3. PAYMENT FOR FRACTIONAL SHARES. As provided in Section 1.6(c) of the Merger Agreement, Compass will not issue any certificates of Compass Common Stock for fractional shares. In lieu of issuing fractional shares, Compass will pay to any Bank shareholder entitled to receive a fractional share of Compass Common Stock, a cash payment based on a price of $___________ per share.

     4. NO CONDITIONAL TENDERS; WAIVER OF NOTICE. No alternative, conditional, irregular or contingent deliveries of Shares will be accepted. By execution of the Letter of Transmittal or any manually signed facsimile thereof, you waive any rights to receive any notice of the acceptance of your Shares for exchange.

     5. SIGNATURES ON LETTER OF TRANSMITTAL. In order for the Letter of Transmittal to be properly signed by you, the signature must correspond exactly with the name(s) as written on the face of the certificate(s).

         If the Shares tendered hereby are owned of record by two or more joint owners, all of you must sign the Letter of Transmittal.

         If your Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

         If the certificate(s) representing the Shares transmitted hereby are registered in your name and the Letter of Transmittal is properly signed by you, no endorsements of certificates or separate stock powers are required. In all other cases, the certificate(s) representing the Shares transmitted hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the certificate(s), and if required, signature(s) on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.

         If the Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of corporation or other acting in a fiduciary or representative capacity, such person should so indicate when signing, and the Exchange Agent reserves the right to require proper evidence of their authority to so act.

     6. IRREGULARITIES. All questions as to the validity, form, eligibility, acceptance of and delivery of Shares and the issuance of Compass Common Stock and the payment of cash in lieu of fractional shares will be determined by Compass, which determination shall be final and binding. Compass reserves the absolute right to reject any or all tenders determined by Compass not to be in appropriate form or which would, in the opinion of Compass's counsel, be unlawful. Compass also reserves the absolute right in its sole discretion, to waive any of the conditions hereof, or any defect in any tender with respect to any particular Shares of any particular shareholder, and Compass's interpretations of the terms and conditions of the Merger Agreement and these instructions shall be final and binding. The Exchange Agent and Compass shall not be obligated to give notice of defects or irregularities in tenders, nor shall they incur any liability for failure to give any such notice. Tenders will be deemed not to have been made until all defects and irregularities have been cured or waived.

     7. 20% BACKUP WITHHOLDING. Under the Federal income tax law, you must provide Compass with a correct taxpayer identification number ("TIN") unless an exemption applies. If the correct TIN is not provided, a $50 penalty may be imposed upon you by the Internal Revenue Service and you will be subject to backup withholding of 20% of the payments to be received by you.

     8. REQUEST FOR ASSISTANCE OF ADDITIONAL COPIES. Questions and requests for assistance or additional copies of the Letter of Transmittal may be directed to the Exchange Agent at the addresses set forth at the top of page 1.

                           IMPORTANT TAX INFORMATION

     Under the Federal income tax law, you are to provide Compass (as payer) with a correct taxpayer identification number on Substitute Form W-9 below. If Compass is not provided with the correct taxpayer identification number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, all payments that are made to you with respect to Shares (including any cash payable to you under the Merger Agreement in lieu of fractional shares) may be subject to backup withholding.

     Exempt shareholders (including among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Nonetheless, exempt shareholders should complete the Substitute Form W-9 below and so indicate their exempt status by writing "exempt" across the face of the Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional information.

     If backup withholding applies, Compass is required to withhold 20% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

     To prevent backup withholding on payments that are made to you with respect to shares of Compass Common Stock acquired as a result of the Merger or with respect to cash payments, if any, receivable in lieu of fractional shares pursuant to the Merger Agreement, you are required to notify Compass of your correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that you are awaiting a taxpayer identification number).

What Number to Give

     As the record owner of the Shares, you are required to give Compass your Social Security Number or Employer Identification Number. If the Shares are in more than one name or are not in the name of the actual owners, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

                              SUBSTITUTE FORM W-9
                           Department of the Treasury
                            Internal Revenue Service

                         Taxpayer Identification Number


PART 1 -  PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION  -                       -
          NUMBER IN THE BOX AT RIGHT AND CERTIFY BY    Social Security Number or
          SIGNING AND DATING BELOW                     Employer Identification
                                                       Number

PART 2 -  Check the following box if you are NOT subject to backup   -         -
          withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding.

PART 3 -  Check the following box if you are awaiting a Taxpayer     -         -
          Identification Number.


            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

By checking the box in Part 3, I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 20% of all reportable payments made to me thereafter will be withheld until I provide a number.

CERTIFICATION: UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.


Signature:  __________________________________ Date:____________________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 20% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
________________________________________________________________________________

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.---Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

- -------------------------------------------------------------------     ---------------------------------------
                                            GIVE THE SOCIAL                                 GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:                   SECURITY NUMBER             FOR THIS TYPE OF    IDENTIFICATION
                                            OF ----                     ACCOUNT:            NUMBER OF ----
- -------------------------------------------------------------------     ---------------------------------------
1.  An individual's account                 The individual              9. A valid trust,  The legal entity
                                                                        estate, or         (Do not furnish the
                                                                        pension trust      identifying number
2.  Two or more individuals (joint          The actual owner of the                        of the personal
    account)                                account or, if combined                        representative or
                                            funds, any one of the                          trustee unless the
                                            individuals (1)                                legal entity itself
                                                                                           is not designated
3.  Husband and wife (joint                 The actual owner of the                        in the account
    account)                                account or, if joint                           title.) (5)
                                            funds, either person(1)

4.  Custodian account of a minor            The minor(2)                10. Corporate      The corporation
  (Uniform Gift to Minors Act)                                          account

5.  Adult and minor (joint                  The adult or, if the        11.  Religious,    The organization
    account)                                minor is the only           charitable, or
                                            contributor, the            educational
                                            minor(1)                    organization
                                                                        account

                                                                        12.  Partnership   The partnership
                                                                        account held in
                                                                        the name of the
                                                                        business

6.  Account in the name of                  The ward, minor, or         13.  Association,  The organization
    guardian or committee for a             incompetent person (3)      club, or other
    designated ward, minor, or                                          tax-exempt
    incompetent person                                                  organization

7.  a  The usual revocable savings          The grantor-trustee(1)      14.  A broker or   The broker or
      trust account (grantor is                                         registered         nominee
      also trustee)                                                     nominee

    b  So-called trust account that         The actual owner(1)         15.  Account with  The public entity
      is not a legal or valid trust                                     the
      under State law                                                   Department of
                                                                        Agriculture
                                                                        in the name of a
8.  Sole proprietorship account             The owner(4)                public
                                                                        entity (such as a
                                                                        State or
                                                                        local government,
                                                                        school
                                                                        district, or
                                                                        prison) that
                                                                        receives
                                                                        agricultural
                                                                        program payments

- -------------------------------------------------------------------     ---------------------------------------

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or an individual retirement plan.
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times under the Investment Company Act of 1940.
 . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDINGS.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

                                   EXHIBIT C
                                   ---------

                            SECTION 368 CERTIFICATE
                            -----------------------


     The undersigned, being a holder of shares of capital stock of Security Bank, N.A., a national banking association (the "Bank"), does hereby certify to Compass Bancshares, Inc., a Delaware corporation ("Compass"), as of the date of this certificate, that the undersigned does not have any present plan or intention to sell or otherwise dispose of shares of Compass common stock, $2.00 per share par value, to be received by the undersigned pursuant to the terms of the Agreement and Plan of Merger dated November ______, 1993 between Compass and the Bank, as amended (the "Merger Agreement"), other than as set forth below. The undersigned further acknowledges that Compass and its counsel will rely on this certificate in determining whether the Merger described in the Merger Agreement will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and agrees to advise Compass in writing if the undersigned's plans or intentions change before the Merger becomes effective. Failure to provide such written advice of any changed intention shall constitute a reaffirmation, as of the Effective Time (as defined in the Merger Agreement), that there has been no change in the undersigned's plan or intention to dispose of said Compass common stock.



                                        ______________________________

                                        ______________________________
                                        [Printed Name]

                                        DATED:  _________________,1993

                                   EXHIBIT D
                                   ---------

                          POOLING OF INTEREST CRITERIA
                          ----------------------------


ATTRIBUTES OF COMBINING ENTERPRISES

(a) AUTONOMY CONDITION. Each of the combining enterprises is autonomous and has not been a subsidiary or division of another enterprise within two years before the plan of combination is initiated.

(b) INDEPENDENCE CONDITION. Each of the combining enterprises is independent of the other combining enterprises.

MANNER OF COMBINING INTERESTS

(c) ONE-YEAR RULE. The combination is effected in a single transaction or is completed in accordance with a specific plan within one year after the plan is initiated.

(d) COMMON-STOCK-FOR-COMMON-STOCK-CONDITION. An enterprise offers and issues only common stock with rights identical to those of the majority of its outstanding voting common stock in exchange for substantially all of the voting common stock interest of another enterprise at the date the plan of combination is consummated.

(e) CHANGE-IN-EQUITY-INTERESTS CONDITION. None of the combining enterprises changes the equity interest of the voting common stock in contemplation of effecting the combination either within two years before the plan of combination is initiated or between the dates the combination is initiated and consummated; changes in contemplation of effecting the combination may include distributions to stockholders and additional issuances, exchanges, and retirements of securities.

(f) TREASURY-STOCK CONDITION. Each of the combining enterprises reacquires shares of voting common stock only for purposes other than business combinations, and no enterprise reacquires more than a normal number of shares between the dates the plan of combination is initiated and consummated.

(g) PROPORTIONATE-INTEREST CONDITION. The ratio of the interest of an individual common stockholder to those of other common stockholders in a combining enterprise remains the same as a result of the exchange of stock to effect the combination.

(h) VOTING-RIGHTS CONDITION. The voting rights to which the common stock ownership interests in the resulting combined enterprise are entitled are exercisable by the stockholders; the stockholders are neither deprived of nor restricted in exercising those rights for a period.

(i) CONTINGENCY CONDITION. The combination is resolved at the date the plan is consummated and no provisions of the plan relating to the issue of securities or other consideration are pending.

ABSENCE OF PLANNED TRANSACTIONS

(j) The combined enterprise does not agree directly or indirectly to retire or reacquire all or part of the common stock issued to effect the combination.

(k) The combined enterprise does not enter into other financial arrangements for the benefit of the former stockholders of a combining enterprise, such as a guaranty of loans secured by stock issued in the combination, that in effect negates the exchange of equity securities.

(l) The combined enterprise does not intend or plan to dispose of a significant part of the assets of the combining enterprises within two years after the combination other than disposals in the ordinary course of business of the formerly separate enterprise and to eliminate duplicate facilities or excess capacity.

                                   EXHIBIT E
                                   ---------

                     VOTING AGREEMENT AND IRREVOCABLE PROXY

     This Voting Agreement and Irrevocable Proxy (this "Agreement") dated as of November 19, 1993 is executed by and among Security Bank, N.A., a national banking association (the "Bank"), Compass Bancshares, Inc., a Delaware corporation ("Compass"), and Frank Goldberg, Irving Pozmantier and Marvin Isgur (referred to herein individually as a "Voting Representative" and collectively as the "Voting Representatives").

     WHEREAS, the Bank and Compass have executed that certain Agreement and Plan of Merger dated November 19, 1993 (the "Merger Agreement") whereby the Bank will be merged into a wholly-owned bank subsidiary ("Interim") of Compass to be formed after the date hereof (the "Merger"); and

     WHEREAS, Section 6.11 of the Merger Agreement requires that the Bank deliver to Compass the voting agreements and irrevocable proxies of the Voting Representatives; and

     WHEREAS, Compass and the Bank are relying on, and Interim will rely on, the irrevocable proxies in incurring expense in reviewing the Bank's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger;

     NOW THEREFORE, the parties hereto agree as follows:

     1. The Voting Representatives represent and warrant to Compass and the Bank that they have been designated, and currently serve, as voting representatives under certain Voting and Stock Restriction Agreements (the "Voting Agreements") entered into by and among certain shareholders of the Bank and the Voting Representatives with respect to the outstanding capital stock of the Bank (the "Stock"). The Voting Representatives hereby represent and warrant to Compass and the Bank that they have the exclusive right to vote the shares of the Stock set forth below their names on the signature pages hereto. The Voting Representatives hereby agree to vote at the shareholders' meeting referred to in
Section 1.7 of the Merger Agreement (the "Meeting") the shares of Stock set forth below their names on the signature pages hereto and all other shares of Stock over which the Voting Representatives have the power and authority to direct the voting as of the date of the Meeting (collectively, the "Shares") in favor of approval of the Merger Agreement and the other agreements and transactions contemplated thereby. The Voting Representatives hereby represent and warrant that they have the full right, power and authority to vote the Shares identified on the signature pages hereto at the Meeting in favor of the approval of the Merger Agreement and the other agreements and transactions contemplated thereby. Each of the Voting Representatives hereby jointly and severally agrees that he will not voluntarily take any action or fail to take any action which could result in (i) the release of any shares of Stock from the voting agreement and irrevocable proxy contained in the Voting and Stock Restriction Agreements, or (ii) the termination or amendment of any Voting and Stock Restriction Agreement with respect to some or all of the Shares. This Agreement shall not be affected by any resignation or removal of one or more of the Voting Representatives after the date hereof, or by any amendment or termination of any Voting and Stock Restriction Agreement.

     2. In order better to effect the provisions of Section 1, the Voting Representatives hereby revoke any previously executed proxies and hereby constitute and appoint Compass (the "Proxy Holder"), with full power of substitution, their true and lawful proxy and attorney-in-fact to vote at the Meeting all of the Shares in favor of the authorization and approval of the Merger Agreement and the other agreements and transactions contemplated thereby, with such modifications to the Merger Agreement and the other agreements and transactions contemplated thereby as the parties thereto may make, solely in the event the Voting Representative do not vote all of the Shares in favor of the authorization and approval of the Merger Agreement and the other agreements and transactions contemplated thereby.

     3. This proxy shall be limited strictly to the power to vote the Shares in the manner set forth in Section 2 and shall not extend to any other matters.

     4. Each Voting Representative hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, such Voting Representative will not, in his capacity as a shareholder, director or officer of the Bank or otherwise, directly or indirectly, (i) oppose, solicit proxies against, encourage any Bank shareholder to vote against or abstain from voting on, or otherwise frustrate or hinder the approval and authorization of the Merger Agreement or any of the other agreements or transactions contemplated thereby, or (ii) encourage, or, except for general disclosure in any proxy statement delivered to the Bank's shareholders in connection with the Meeting, referring any Bank shareholder to such proxy statement, or advising any Bank shareholder to consult with such shareholder's own counsel, advise or assist any Bank shareholder in dissenting from the Merger. Nothing contained in this Section 5 is intended to prevent any officer or director of the Bank from exercising the Bank's rights or performing the Bank's obligations under the Merger Agreement, including the Bank's rights under Sections 1.6 and 8.1.

     5. The Voting Representatives acknowledge that Compass and the Bank are relying on this Agreement in incurring expense in reviewing the Bank's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger and that the proxy granted hereby is coupled with an interest and is irrevocable to the full extent permitted by applicable law. The Voting Representatives and the Bank acknowledge that the performance of this Agreement is intended to benefit Compass and Interim.

     6. The irrevocable proxy granted pursuant hereto shall continue in effect until the earlier to occur of (i) the termination of the Merger Agreement, as it may be amended or extended from time to time, or (ii) the consummation of the Merger. In no event shall this Agreement apply to shares of common stock, par value $2.00 per share, of Compass to be received by the Voting Representatives or other parties to the Voting Agreements upon consummation of the Merger.

     7. The vote of the Proxy Holder shall control in any conflict between its vote of the Shares and a vote by any Voting Representative of the Shares, and the Bank agrees to recognize the vote of the Proxy Holder instead of the vote of any of the Voting Representatives in the event any Voting Representative does not vote in favor of the approval of the Merger Agreement as set forth in
Section 1 hereof.

     8. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the Bank, Compass and the Voting Representatives.

     9. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     10. This Agreement, together with the Merger Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

     11. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth on below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

     12. This Agreement and the relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.


                                        SECURITY BANK, N.A.


                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________

                                        Address:

                                        1800 West Loop South, Suite 100
                                        Houston, Texas 77027
                                        Attention:  Frank S. Goldberg


                                        COMPASS BANCSHARES, INC.



                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________

                                        Address:

                                        15 South 20th Street
                                        Birmingham, Alabama 35233
                                        Attention:  Mr. Jerry W. Powell
                                                    General Counsel

                                        VOTING REPRESENTATIVES:


                                        ___________________________________
                                        Frank Goldberg


                                        ___________________________________
                                        Irving Pozmantier


                                        ___________________________________
                                        Marvin Isgur


                                        Address:   1800 West Loop South
                                                   Suite 100
                                                   Houston, Texas 77027
                                                   Attn:  Frank S. Goldberg


                                        _________  shares of Bank Common Stock

                                        _________  shares of Bank Class A
                                                   Convertible Preferred Stock

                                        _________  shares of Bank Class B
                                                   Convertible Preferred Stock

                                   EXHIBIT F
                                   ---------

                               RELEASE OF CLAIMS
                               -----------------

     THIS RELEASE OF CLAIMS ("Release") dated the _____ day of ____________, 1994, is executed and delivered by the person executing below to Security Bank, N.A., a national banking association (the "Bank").

     WHEREAS, Compass Bancshares, Inc. ("Compass") is to acquire the Bank pursuant to that certain Agreement and Plan of Merger dated as of November ____, 1993 by and between Compass and the Bank (the "Agreement"), whereby the Bank will be merged with and into __________________, a Texas banking association ("Interim"); and

     WHEREAS, Compass has required as a condition to such acquisition that the undersigned execute and deliver this Release to confirm the absence of any claims by the undersigned against the Bank;

     NOW, THEREFORE, in consideration of the premises contained herein and ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

     Section 1.  Release.  The undersigned hereby RELEASES and FOREVER
                 -------
DISCHARGES the Bank from all manners of action, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity which the undersigned ever had, now has, or hereafter can, shall or may have against the Bank, in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that the Bank shall not be released from any of its obligations or liabilities to the undersigned
(i) in respect of accrued compensation permitted by his agreement with the Bank;
(ii) subject to Section 2 hereof, pursuant to his Indemnity Agreement with the Bank or the provisions of the articles of association or bylaws of the Bank regarding the indemnification of directors and officers; and (iii) in connection with any indebtedness or contractual obligation or liability to the undersigned existing on the date hereof.

     Section 2.  Termination of Indemnity Rights.  The undersigned agrees that
                 -------------------------------
all rights to indemnification by the Bank or its successors or assigns, whether arising under the articles of association or bylaws of the Bank, pursuant to his Indemnity Agreement with the Bank or otherwise, and as modified by the Agreement, shall terminate four years after the date hereof, or in the case of a particular claim for indemnification made in writing within four years after the date hereof, until such claim is finally resolved, and all such rights to indemnification from the

Bank or its successors or assigns after such date are hereby waived and released.
     Section 3.  Successors.  This Release shall be binding upon the undersigned
                 ----------
and his or her heirs, devisees, administrators, executors, personal representatives, successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.
     Section 4.  Governing Law.  This Release shall be governed by and construed
                 -------------
in accordance with the laws of the State of Texas, without giving effect to Texas principles of conflicts of law.
     Section 5.  Counterparts.  This Release may be executed in several
                 ------------
counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.
     Section 6.  Modification.  This Release may be modified only by a written
                 ------------
instrument executed by the undersigned and the Bank.


     IN WITNESS WHEREOF, the undersigned has executed this Release effective as of the date first above written.


                                       -----------------------------------------
                                       Signature

                                       -----------------------------------------
                                       Printed Name


STATE OF TEXAS      (S)
                    (S)
COUNTY OF HARRIS    (S)

     This instrument was acknowledged before me on ____________________________, 1994 by ____________________.



                                       -----------------------------------------
                                       Notary Public in and for the
                                       State of Texas

                                       -----------------------------------------
                                       Notary's Name Typed or Printed


                                       My Commission Expires:___________________

                                   EXHIBIT G
                                   ---------

                   OPINIONS REQUIRED FROM COUNSEL TO THE BANK
                   ------------------------------------------


     (i) The Bank is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America. The Bank has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated. The Bank is in good standing in the State of Texas.

     (ii) The Bank has all requisite power and authority to execute and deliver the Agreement and the other agreements contemplated by the Agreement (collectively, the "Other Agreements") and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of the Bank to execute and deliver the Agreement and the Other Agreements and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement and the Other Agreements have been duly executed and delivered by, and constitute the valid and binding obligations of, the Bank enforceable against the Bank in accordance with their terms, subject to the effect of (a) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other law relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (iii) The authorized capital stock of the Bank consists solely of (a) 1,030,000 shares of common stock, par value $5.00 per share, of which _____________ shares are issued and outstanding and of which no shares are held in the treasury; (b) 95,000 shares of Class A Preferred Stock, of which _______ shares are issued and outstanding, and none of which are held in treasury; and
(c) 190,000 shares of Class B Preferred Stock, of which ______ shares are issued and outstanding, and none of which are held in treasury; all of the outstanding shares of the capital stock of the Bank are validly issued, fully paid and, except as provided in the National Bank Act, nonassessable; and to our current actual knowledge, none of such stock was issued in violation of the preemptive rights of any person;

     (iv)   To our current actual knowledge and except as set forth on Schedule
3.2 to the Agreement, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies, or other agreements or commitments obligating the Bank to issue any shares of, or solely to the extent the Bank is a party thereto, restricting the transfer of or otherwise relating to shares of its capital stock of any class.

     (v) The execution and delivery by the Bank of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under (a) the articles of association or bylaws of the Bank, (b) to our current actual knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment or decree, or any other restriction of any kind or character actually known to us to which the Bank is a party or by which the Bank or any of its assets or properties is bound, and (c) to our current actual knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body whether domestic or foreign applicable to the Bank or its assets or properties.

     (vi) Except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by the Bank of the Agreement.

     (vii) Except as set forth in Schedule 3.12 or 3.24 to the Agreement, to our current actual knowledge, the Bank is not a party to any Proceeding (as defined in the Agreement), nor to our current actual knowledge, is any Proceeding threatened against or affecting the Bank, which by the terms of the Agreement would be required to be set forth in Schedule 3.12 or 3.24.

     (viii) To our current actual knowledge and except as set forth on Schedule
3.18 to the Agreement, the Bank is not in default under any law or regulation, or under any order of any court, commission, board, bureau, agency or instrumentality wherever located, which default would have a Material Adverse Effect on the Bank.

                                   EXHIBIT H
                                   ---------

                   OPINIONS REQUIRED FROM COUNSEL TO Compass
                   -----------------------------------------


     (i) Compass is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and a bank holding company under the Bank Holding Company Act of 1956, as amended. Interim is a bank duly organized and validly existing and in good standing under the laws of the State of Texas.

     (ii) Compass and Interim each have all requisite power and authority to execute and deliver the Agreement and the other agreements contemplated by the Agreement (collectively, the "Other Agreements") and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of Compass and Interim (or either of them) to execute and deliver the Agreement and the Other Agreements and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement and the Other Agreements have been duly executed and delivered by, and constitute the valid and binding obligations of, each of Compass and Interim enforceable against Compass and Interim in accordance with their terms, subject to the effect of (a) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other law relating to or affecting creditors' rights generally and (b) general principles or equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (iii) The _________ shares of Compass Common Stock issued pursuant to the Agreement are validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any person. To our current actual knowledge, and except as contemplated by the Agreement, the shares of Compass Common Stock issued pursuant to the Agreement are not subject to any agreements or understandings to which Compass is a party with respect to the voting or transfer of such shares, and are not subject to any agreements or understandings among any other parties with respect to the voting or transfer of such shares.

     (iv) The execution and delivery by Compass and Interim of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under (a) the respective certificate or articles of incorporation or bylaws of Compass or Interim, (b) to our current actual knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment of decree, or any other restriction of any kind actually known to us to which Compass or Interim is a party or by which Compass or Interim or any of their assets or properties is bound, the breach or violation of which could have a material adverse effect on Compass and its

Subsidiaries taken as a whole, and (c) to our current actual knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body applicable to Compass or Compass or their respective assets or properties.

     (v) Except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by Compass and Interim of the Agreement.

     (vi) Neither Compass nor Interim is in violation of or default under the respective certificate or articles of association or bylaws of Compass or Interim or, to our current actual knowledge and except as disclosed in the Agreement, any agreement, document or instrument under which Compass or Interim is obligated or bound, or any law, order, judgment, or regulation applicable to Compass or any of its Subsidiaries, the violation of which could have a material adverse effect on Compass and its Subsidiaries taken as a whole.

     (vii) The __________ shares of Compass Common Stock to be issued pursuant to the Agreement have been registered under the Securities Act of 1933, as amended (the "Act"). The Registration Statement has become effective under the Act and, to our current actual knowledge, no stop order under the Act suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is threatened, pending or contemplated.

                                   EXHIBIT I
                                   ---------

                               RELEASE OF CLAIMS
                               -----------------


     THIS RELEASE OF CLAIMS ("Release") dated the _____ day of
_________________, 1994, is executed and delivered by Security Bank, N.A., a national banking association (the "Bank").

     WHEREAS, the persons listed on Exhibit A attached hereto and made a part
                                    ---------
hereof constitute the duly elected officers ("Officers") and directors ("Directors") of the Bank on the date hereof;

     WHEREAS, Compass Bancshares, Inc., a Delaware corporation ("Compass"), is to acquire the Bank pursuant to that certain Agreement and Plan of Merger dated as of November ____, 1993 by and between Compass and the Bank ("Agreement"), whereby the Bank will be merged with and into ______________, a Texas banking association ("Interim"); and

     WHEREAS, the Bank has required as a condition to such acquisition that the Officers and Directors be released of any claims by the Bank against the Officers and Directors;

     NOW, THEREFORE, in consideration of the premises contained herein and ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank hereby agrees as follows:

     Section 1.  Release.  The Bank hereby RELEASES and FOREVER DISCHARGES the
                 -------
Officers and Directors from all manners of action, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity which the Bank ever had, now has, or hereafter can, shall or may have against the Officers and Directors, in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that no Officer or Director shall be released from (i) any action arising from intentional fraud, deceit or wilful misconduct in connection with the transactions contemplated by the Agreement or otherwise, or (ii) his or her obligations or liabilities to the Bank in connection with any indebtedness or any contractual obligation or liability of such Officer or Director to the Bank existing on the date hereof.

     Section 2.  Successors.  This Release shall be binding upon the Bank and
                 ----------
its successors and assigns and shall inure to the benefit of the Officers and Directors and their respective heirs, devisees, administrators, executors, successors and assigns.

     Section 3.  Governing Law.  This Release shall be governed by and construed
                 -------------
in accordance with the laws of the State of Texas, without giving effect to Texas principles of conflicts of law.

     Section 4.  Counterparts.  This Release may be executed in several
                 ------------
counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

     Section 5.  Modification.  This Release may be modified as to any Officer
                 ------------
or Director only by a written instrument executed by the undersigned and such Officer or Director.

     IN WITNESS WHEREOF, the Bank has executed this Release effective as of the date first above written.


                                        SECURITY BANK, N.A.


                                        By: -----------------------------
                                        Name:----------------------------
                                        Title: --------------------------


STATE OF TEXAS      (S)
                    (S)
COUNTY OF HARRIS    (S)


     This instrument was acknowledged before me on _______________, 1994 by ____________________, the ____________________ of Security Bank, N.A., a
national banking association.



                                        -------------------------------------
                                        Notary Public in and for the
                                        State of Texas


                                        -------------------------------------
                                        Notary's Name Typed or Printed


                                        My Commission Expires: ______________

                                   EXHIBIT A
                                   ---------

                            Officers and Directors

                                   EXHIBIT J
                                   ---------
                          AGREEMENT TO TERMINATE OPTIONS
                         ------------------------------

     This Agreement to Terminate Options (this "Agreement") is entered into as of this ______ day of ________________, 1993 by and among Compass Bancshares, Inc. ("Compass"), Security Bank, N.A. (the "Bank") and the undersigned holder (the "Holder") of warrants, options or rights to purchase shares of the Bank common stock, par value $5.00 per share ("Common Stock").

     WHEREAS, Compass and the Bank entered into an Agreement and Plan of Merger dated ________________, 1993 ("Merger Agreement") pursuant to which the Bank will be merged with and into a Texas bank subsidiary of Compass to be formed ("Interim"), and

     WHEREAS, Compass has required as a condition to entering into the Merger Agreement that the undersigned and each other holder of warrants, options or rights to acquire Common Stock deliver to Compass and the Bank an agreement in substantially the form hereof,

     NOW, THEREFORE, in consideration of Compass's agreement to enter into the Merger Agreement and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. The Holder hereby agrees that all rights to purchase shares of Common Stock he may have under that certain Stock Option dated _____________ and any other agreement or instrument (collectively, the "Option") shall terminate at the Effective Time (as defined in the Merger Agreement). Notwithstanding anything to the contrary in the Option, after the Effective Time the Option shall be null and void and unenforceable against Compass, the Bank or Interim and shall be deemed to be lapsed, terminated and expired for all purposes. Upon the request of the Bank or Compass, the Holder agrees to surrender to Interim the Option and any certificate or other evidence of the Holder's rights to purchase Common Stock of the Bank.

     2. The Bank hereby agrees that the Option may be exercised prior to the Effective Time contingent upon the consummation of the merger of the Bank with and into Interim pursuant to the Merger Agreement, but such exercise shall in all other respects be in compliance with the requirements of the Option. In the event of a contingent exercise of the Option, the Bank agrees to hold in trust any exercise price tendered to the Bank as consideration for the shares to be purchased pursuant to such contingent exercise of the Option. At the Effective Time the Bank shall apply such exercise price held in trust to the payment of the exercise price for the shares of Common Stock purchased pursuant to the exercise of the Option. In the event that the Merger Agreement is terminated, the Bank shall promptly return to the Holder, without interest, the exercise price previously tendered to the Bank by the Holder.

     3. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. This Agreement may not be amended or modified except in a writing executed by all of the parties hereto.

     IN WITNESS WHEREOF, the undersigned set their hands effective as of the day first written above.


                                       COMPASS BANCSHARES, INC.

                                       By:----------------------------------
                                       Name:--------------------------------
                                       Title:-------------------------------


                                       SECURITY BANK, N.A.

                                       By:---------------------------------
                                       Name:-------------------------------
                                       Title:------------------------------


                                       ------------------------------------
                                       Signature of Holder


                                       ------------------------------------
                                       Printed Name of Holder

                                  APPENDIX II
                        DISSENTERS' RIGHTS OF APPRAISAL
                       =================================

                      PROVISIONS OF THE NATIONAL BANK ACT
                                  RELATING TO
                       RIGHTS OF DISSENTING STOCKHOLDERS



12 U.S.C (S)214a

(b)  Rights of dissenting stockholders

     A shareholder of a national banking association who votes against the conversion, merger, or consolidation, or who has given notice in writing to the bank at or prior to such meeting that he dissents from the plan, shall be entitled to receive in cash the value of the shares held by him, if and when the conversion, merger, or consolidation is consummated, upon written request made to the resulting State bank at any time before thirty days after the date of consummation of such conversion, merger, or consolidation, accompanied by the surrender of his stock certificates. The value of such shares shall be determined as of the date on which the shareholders' meeting was held authorizing the conversion, merger, or consolidation, by a committee of three persons, one to be selected by majority vote of the dissenting shareholders entitled to receive the value of their shares, one by the directors of the resulting State bank, and the third by the two so chosen. The valuation agreed upon by any two of three appraisers thus chosen shall govern; but, if the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment as provided herein, such shareholder may within five days after being notified of the appraised value of his shares appeal to the Comptroller of the Currency, who shall cause a reappraisal to be made, which shall be final and binding as to the value of the shares of the appellant. If, within ninety days from the date of consummation of the conversion, merger, or consolidation, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party, cause an appraisal to be made, which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal, or the appraisal as the case may be, shall be paid by the resulting State bank. The plan of conversion, merger, or consolidation shall provide the manner of disposing of the shares of the resulting State bank not taken by the dissenting shareholders of the national banking association.

                                  Appendix II

                              ==================
                                 APPENDIX III
                               FAIRNESS OPINION
                              ==================

             [ALEX SHESHUNOFF & CO. INVESTMENT BANKING LETTERHEAD]


                               November 18, 1993


Security Bank, N.A.
Houston, Texas

Gentlemen:

You have requested our opinion, as an independent financial analyst to Security Bank, N.A., Houston, Texas ("Bank"), as to the fairness, from a financial point of view to Bank's shareholders, of the terms of the transactions contemplated by an Agreement and Plan of Merger pursuant to which, among other things, Bank will merge into Compass Bancshares, Inc., Birmingham, Alabama ("Compass"). Pursuant to the terms of the Agreement and Plan of Merger, Compass will issue to the holders of the shares of 100% of Bank's outstanding common stock (after conversion of Convertible Preferred A Stock, Convertible Preferred B Stock and exercise of common and preferred stock options), an aggregate number of shares of its common stock, par value $2.00 per share, which is equal to $11,250,000 ("Target Price").

As part of its banking analysis business, Alex Sheshunoff & Co. is continually engaged in the valuation of bank and bank holding company securities in connection with mergers and acquisitions nationwide. Prior to being retained for this assignment, Alex Sheshunoff & Co. has provided professional services and products to Bank and Compass. The revenues derived from such services and products are insignificant when compared to the firm's total gross revenues.

In connection with this assignment, we (i) reviewed the Agreement and Plan of Merger between Compass and Bank, (ii) reviewed the September 30, 1993 Report of Condition and Income for each organization and the audited December 31, 1992 Balance Sheet and Income Statements for each organization; (iii) reviewed each organization's listing of marketable securities showing rate, maturity and market value as compared to book value; (iv) reviewed each organization's internal loan classification list; (v) reviewed a listing of other real estate owned for each organization; (vi) reviewed the budget and long range operating plan of each organization; and (vii) reviewed market conditions and current trading levels of outstanding equity securities of both organizations.

We have also had discussions with the management of Bank and Compass regarding their respective financial results and have analyzed the most current financial data available on Bank and Compass. We also considered such other information, financial studies, analyses and investigations, and economic and market criteria which we deemed relevant.

Board of Directors
Security Bank, N.A.
November 18, 1993
Page 2


We have considered certain financial data of Bank and Compass, and have compared that data with similar data for other banks and bank holding companies which have recently merged or been acquired; furthermore, we have considered the financial terms of these business combinations involving said banks and bank holding companies.

We have not independently verified any of the information reviewed by us and have relied on its being complete and accurate in all material respects. In addition, we have not made an independent evaluation of the assets of Bank or Compass.

In reaching our opinion we took into consideration the financial benefits of the proposed transaction to Bank's shareholders. Based on all factors that we deem relevant and assuming the accuracy and completeness of the information and data provided to us by Bank and Compass, it is our opinion that as of November 18, 1993, the transaction is fair and equitable to Bank's shareholders from a financial point of view.

We hereby consent to the reference to our firm in the proxy statement or prospectus related to the merger transaction and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the merger transaction.

                                      Respectfully submitted,

                                      ALEX SHESHUNOFF & CO.
                                        INVESTMENTS BANKING
                                        AUSTIN, TEXAS



                                      By:   THOMAS R. MECREDY
                                         -----------------------
                                            Thomas R. Mecredy
                                          Senior Vice President

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20:
- -------

        Section 17 of Article V of Compass' By-Laws provides in part as follows:

                Without limitation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of Delaware, upon such determination having been made as to his good faith and conduct as is required by said General Corporation Law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by the Board of Directors in accordance with the provisions of said General Corporation Law, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

Under Section 145 of the Delaware General Corporation Law (the "GCL"), directors, advisory directors and officers of a Delaware corporation are entitled to indemnification permitted by the statute as provided in such corporation's certificate of incorporation, by-laws, resolutions and other proper action.

        In addition, Article 8 of Compass' Restated Certificate of Incorporation, as amended, provides:

                No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty of such director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware
        General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

This provision is identical to, and is authorized by, 1986 amendments to the GCL, Section 102(b)(7).

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Compass pursuant to the foregoing provisions, or otherwise, Compass has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Compass of expenses incurred or paid by a director, officer or controlling person of Compass in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Compass will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 21:        Exhibits and Financial Statement Schedules.
- -------         -------------------------------------------

        An index to Exhibits appears at pages II-6 through II-7 hereof.

Item 22:        Undertakings.
- -------         ------------

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Registrant's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on January 14, 1994.

                                      COMPASS BANCSHARES, INC.


                                      By:   *
                                         ------------------------------------
                                              D. Paul Jones, Jr.
                                              Chairman, Chief Executive Officer
                                               and Treasurer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 SIGNATURE                                TITLE                      DATE
 ---------                                -----                      ----

 *                                Director, Chairman,         January 14, 1994
- ---------------------------         Chief Executive
D. Paul Jones, Jr.                Officer and Treasurer


 *                                  Chief Financial           January 14, 1994
- ---------------------------            Officer
Garrett R. Hegel


 *                                 Chief Accounting           January 14, 1994
- ---------------------------            Officer
Michael A. Bean

                                      Director                January __, 1994
- ---------------------------
Harry B. Brock, Jr.


 *                                    Director                January 14, 1994
- ---------------------------
Stanley M. Brock


 *                                    Director                January 14, 1994
- ---------------------------
Charles M. Daniel


 *                                    Director                January 14, 1994
- ---------------------------
William Eugene Davenport


 *                                    Director                January 14, 1994
- ---------------------------
Garry Neil Drummond, Sr.


 *                                    Director                January 14, 1994
- ---------------------------
Marshall Durbin, Jr.


                                      Director                January __, 1994
- ---------------------------
Tranum Fitspatrick


 *                                    Director                January 14, 1994
- ---------------------------
Thomas E. Jernigan


                                      Director                January __, 1994
- ---------------------------
G. W. "Red" Leach, Jr.


                                      Director                January __, 1994
- ---------------------------
Goodwin L. Myrick


 *                                    Director                January 14, 1994
- ---------------------------
John S. Stein

*By:    DANIEL B. GRAVES
    -----------------------
     Daniel B. Graves, Attorney-in-Fact

                               INDEX TO EXHIBITS


       EXHIBIT NUMBER          DESCRIPTION OF EXHIBIT
       --------------          ----------------------


             *2 Agreement and Plan of Merger by and between Compass Bancshares, Inc. and Security Bank, N.A., dated as of November 19, 1993 (included as Appendix I to the Proxy Statement/Prospectus in
                               Part I of this Registration Statement)

            *3(a) Restated Certificate of Incorporation of the Registrant dated May 17, 1982 (Filed with the December 31, 1982 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

            *3(b) Certificate of Amendment dated May 20, 1986 to Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4(b) to Registration Statement on Form S-8, Registration No. 33-39095, and incorporated herein by reference) (File No. 0-6032)

            *3(c) Certificate of Amendment dated May 15, 1987 to Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3.1.2 to Post-Effective Amendment No. 1 to Registration Statement on Form S-4, Registration No. 33-10797 and incorporated herein by reference) (File No. 0-6032)

             3(d) Certificate of Amendment dated November 3, 1993 to Restated Certificate of Incorporation of the Registrant

            *3(e) Bylaws of the Registrant (Amended and Restated as of March 15, 1982) (Filed with the December 31, 1982 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

             5 Opinion and consent of Jerry W. Powell, Esquire, as to the legality of the securities being registered

             8 Opinion and consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., regarding tax matters

            *10 Supplemental Retirement Agreement dated as of March 18, 1991, between the Registrant and Harry
                               B. Brock, Jr. (filed as Exhibit 10 to the
                               December 31, 1991 Form 10-K of the Registrant and incorporated herein by reference.) (File No. 0-6032)

            *13(a) The Registrant's Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (File No. 0-6032)

       EXHIBIT NUMBER          DESCRIPTION OF EXHIBIT
       --------------          ----------------------
            *13(b)             The Registrant's Quarterly Report on Form 10-Q
                               for the quarter ended March 31, 1993 (File No.
                               06032)

            *13(c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 (File No. 06032)

            *13(d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993 (File No. 06032)

             21                List of Subsidiaries of Compass Bancshares, Inc.

            23(a)              Consent of KPMG Peat Marwick,
                               Independent Certified Public Accountants--Compass Bancshares, Inc.

            23(b) Consent of KPMG Peat Marwick, Independent Certified Public Accountants--Security Bank, National Association

            23(c) Consent of Jerry W. Powell, Esquire (included in the opinion in Exhibit 5)

            23(d) Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included in the opinion in Exhibit 8)


            23(e)              Consent of Alex Sheshunoff & Co. Investment
                               Banking

            24(a)              Power of Attorney

            24(b)              Compass Board of Director Resolutions

            99(a)              Notice of Special Meeting of Shareholders of
                               Security

            99(b) Form of Proxy for Special Meeting of Shareholders of Security

            99(c)              President's letter to Security Shareholders


____________________________
*Incorporated by reference